As filed with the Securities and Exchange Commission on March 30, 2007

Registration No. 333-141448

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT No. 1 TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PUBLIC STORAGE

(Exact Name of Registrant as Specified in Its Charter)

Maryland	6798	95-3551121
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

701 Western Avenue

Glendale, California 91201-2349

(818) 244-8080

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

John S. Baumann, Esq.

Public Storage

701 Western Avenue

Glendale, California 91201-2349

(818) 244-8080

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Stephanie Heim, Esq. Public Storage 701 Western Avenue Glendale, California 91201-2349 (818) 244-8080	James E. Showen, Esq. Kevin L. Vold, Esq. Hogan & Hartson L.L.P. 555 Thirteenth Street, N.W. Washington, D.C. 20004 (202) 637-5600

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective and all other conditions to the proposed merger described herein have been satisfied or waived.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TO THE SHAREHOLDERS OF

PUBLIC STORAGE, INC.

Dear Shareholder:

On behalf of the Board of Directors, we would like to invite you to join us at our 2007 Annual Meeting of Shareholders. The formal business to be conducted at the meeting is described in the notice that follows this letter. In addition to the election of directors, ratification of the selection of our independent auditors and approval of the Public Storage 2007 Equity and Performance-Based Compensation Plan, we are asking you to consider and vote upon a proposal to reorganize the company into a Maryland real estate investment trust.

The proposed reorganization has been approved unanimously by our Board of Directors, which has considered the benefits of the reorganization as a Maryland REIT, which include being governed by Maryland REIT law as well as cost savings for the company. The enclosed proxy statement/prospectus describes in detail the proposed reorganization.

For the reasons set forth in the proxy statement/prospectus, the Board of Directors recommends a vote “For” each of the proposals. Your vote is important regardless of how many shares you own. To ensure that your vote is recorded, please return the enclosed proxy card, properly completed and signed, as soon as possible in the envelope provided for that purpose whether or not you plan to attend the annual meeting.

You may also vote your shares electronically through the Internet or by telephone. This will eliminate the need to return your proxy card. Instructions for Internet and telephone voting are on your proxy card. If you attend the meeting, you may withdraw your proxy at the meeting and vote your shares in person from the floor.

We appreciate your investment in Public Storage and look forward to seeing you at our 2007 Annual Meeting.

Sincerely,

Ronald L. Havner, Jr.
President and Chief
Executive Officer
Public Storage, Inc.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated March 30, 2007, and is first being mailed to Public Storage shareholders on or about April 6, 2007.

REFERENCES TO ADDITIONAL INFORMATION

Except where we indicate otherwise, as used in this proxy statement/prospectus, “Public Storage” refers to Public Storage, Inc. and its consolidated subsidiaries, and “PS Maryland” refers to Public Storage, a Maryland real estate investment trust which is proposed to become the successor to Public Storage as described under Proposal 4. This proxy statement/prospectus incorporates important business and financial information about Public Storage from documents that it has filed with the Securities and Exchange Commission, referred to as the SEC, but that have not been included in or delivered with this proxy statement/prospectus. This proxy statement/prospectus incorporates the annual report on Form 10-K, as amended, of Public Storage for the fiscal year ended December 31, 2006. For a list of documents incorporated by reference into this proxy statement/prospectus and how you may obtain them, see “Where You Can Find More Information.”

This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference into this proxy statement/prospectus by accessing the SEC’s website maintained at “www.sec.gov.”

In addition, Public Storage’s SEC filings are available to the public on Public Storage’s website, www.publicstorage.com. Information contained on Public Storage’s website or the website of any other person is not incorporated by reference into this proxy statement/prospectus, and you should not consider information contained on those websites as part of this proxy statement/prospectus.

Public Storage will provide you with copies of this information relating to Public Storage, without charge, if you request them in writing or by telephone from:

Public Storage, Inc.

701 Western Avenue

Glendale, CA 91201-2349

Attention: Investor Relations

Telephone: (818) 244-8080

If you would like to request documents, please do so by April 26, 2007, in order to receive them before the shareholders’ meetings.

Public Storage has supplied all information contained in or incorporated by reference in this proxy statement/prospectus relating to Public Storage.

PUBLIC STORAGE, INC.

701 Western Avenue

Glendale, California 91201-2349

NOTICE OF 2007 ANNUAL MEETING OF SHAREHOLDERS

Please take notice that the 2007 Annual Meeting of Stockholders of Public Storage, Inc., a California corporation, will be held at the time and place and for the purposes indicated below.

Time and Date:	1:00 p.m., local time, on May 3, 2007

Place:	The Hilton Glendale, 100 West Glenoaks Boulevard, Glendale, California

Items of Business:	1. To elect ten directors to serve until the 2008 Annual Meeting of Shareholders and until their successors are elected and qualified;

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007;

3. To approve the Public Storage 2007 Equity and Performance-Based Incentive Compensation Plan;

4. To approve a proposal to reorganize from a California corporation to a Maryland real estate investment trust;

5. To adjourn or postpone the meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the meeting to approve the above proposals; and

6. To consider and act upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

Record Date:	You are entitled to vote at the meeting if you were a stockholder of record at the close of business on March 23, 2007 of Public Storage (a) common stock, (b) depositary shares each representing 1/1,000 of a share of equity stock, series A, (c) equity stock, series AAA, (d) depositary shares each representing 1/1,000 of a share of each outstanding series of our preferred stock, other than our preferred stock, series Y, and (e) preferred stock, series Y.

Voting:	Your vote is very important. To ensure your representation at the meeting, please mark your vote on the enclosed proxy or voting instruction card, then date, sign and mail the proxy or voting instruction card in the stamped return envelope included with these materials as soon as possible. You may also vote by Internet or telephone. You may revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement. Completing a proxy now will not prevent you from being able to vote at the annual meeting by attending in person and casting a vote.

By Order of the Board of Directors

Stephanie G. Heim, Secretary

Glendale, California

March 30, 2007

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus, including information and other documents incorporated by reference into this proxy statement/prospectus, contains or may contain “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995 that relate to the businesses of Public Storage. These forward-looking statements are found at various places throughout this proxy statement/prospectus and the other documents incorporated by reference in this proxy statement/prospectus. These forward-looking statements include, without limitation, those relating to projected financial and operating results, earnings and cash flows, future actions, new projects, strategies, tax consequences of the merger, and the outcome of contingencies such as legal proceedings, in each case relating to Public Storage. Those forward looking statements, wherever they occur in this proxy statement/prospectus or the other documents incorporated by reference in this proxy statement/prospectus, are necessarily estimates or projections reflecting the judgment of the respective management of Public Storage and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by those forward-looking statements.

You should understand that the risks, uncertainties, factors and assumptions listed and discussed in this proxy statement/prospectus, including the risks discussed in Item 1A of Public Storage’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as amended, and the disclosures in Item 7A “Qualitative and Quantitative Disclosures about Market Risk” of the 10-K, all of which could affect the future results of Public Storage and could cause actual results to differ materially from those expressed in any forward-looking statements.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of the proxy statement/prospectus or, in the case of documents incorporated by reference, as of the date of those documents. Public Storage does not undertake any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events, except as required by law.

PUBLIC STORAGE, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

March 30, 2007

GENERAL INFORMATION

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Public Storage, Inc. of proxies to be voted at our 2007 Annual Meeting, and at any adjournment or postponement of the meeting. The proxies will be used at our annual meeting to be held on May 3, 2007 beginning at 1:00 p.m. at the Hilton Glendale, 100 West Glenoaks Boulevard, Glendale, California.

This proxy statement contains important information regarding our annual meeting. Specifically, it identifies the proposals on which you are being asked to vote, provides information that you may find useful in determining how to vote, and describes voting procedures. We are first mailing this proxy statement and accompanying form of proxy and voting instructions on or about April 6, 2007 to holders of our common stock at the close of business on March 23, 2007, the record date for our annual meeting.

We use several abbreviations in this proxy statement. We refer to Public Storage, Inc. as “Public Storage”, “we”, “us,” “our” or “the Company,” unless the context indicates otherwise. We call our Board of Directors the “Board.”

Purposes of the Meeting:

•	To elect ten directors of the Company;

•	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007;

•	To consider and vote upon the Public Storage 2007 Equity and Performance-Based Incentive Compensation Plan;

•	To consider and vote upon a proposal to reorganize from a California corporation to a Maryland real estate investment trust; and

•	To consider any other appropriate matters properly brought before the meeting or any adjournment or postponement of the meeting.

Who May Attend the Meeting and Vote:

Only shareholders of record of Public Storage (a) common stock, (b) depositary shares each representing 1/1,000 of a share of equity stock, series A, (c) equity stock, series AAA, (d) depositary shares each representing 1/1,000 of a share of preferred stock, other than our preferred stock, series Y, and (e) preferred stock, series Y, outstanding at the close of business on the record date of March 23, 2007 will be entitled to receive notice of and to vote at the meeting, or at any adjournment or postponement of the meeting. Each depositary share of equity stock, series A represents 1/1,000 of one share of equity stock, series A. The equity stock, series A and preferred stock have been deposited with Computershare Trust Company, N.A. (formerly known as EquiServe Trust Company, N. A.) as Depositary (the “Depositary”), except with respect to preferred stock, series Y. On the record date, Public Storage had issued and outstanding, approximately 170,449,788 shares of common stock; 8,740,766 depositary shares representing 8,740.766 shares of equity stock, series A; 4,289,544 shares of equity stock, series AAA; 132,600,000 depositary shares representing 1/1,000 of one share of preferred stock, other than our preferred stock, series Y; and 1,600,000 shares of preferred stock, series Y.

If your shares are held in the name of a bank, broker or other nominee and you plan to attend our annual meeting, you will need to bring proof of ownership, such as a recent bank or brokerage account statement.

A complete list of our shareholders entitled to vote at the annual meeting will be available for inspection at our executive offices during regular business hours for a period of no less than ten days before the annual meeting.

Voting Your Proxy

Your vote is important. Whether or not you plan to attend the annual meeting, we urge you to vote your proxy promptly. You may also vote your shares by telephone or through the Internet by following the instructions provided with your proxy card.

If you are a stockholder of record (that is, you hold shares of Public Storage stock in your own name), you may vote your shares by proxy by completing, signing, dating and returning the enclosed proxy card in the postage-prepaid envelope provided.

If your shares of Public Storage stock or Depositary Shares are held by a broker, bank or other nominee in “street name”, you will receive voting instructions (including instructions, if any, on how to vote by telephone or through the Internet) from the record holder that you must follow in order to have your shares voted at the meeting.

If you hold your shares as a participant in the PS 401(k)/Profit Sharing Plan, your proxy will serve as a voting instruction for the trustee of the plan with respect to the amount of shares of Common Stock credited to your account as of the record date. If you provide voting instructions via your proxy/instruction card with respect to your shares held in the plan, trustee will vote those shares of common stock in the manner specified. The trustee will vote any shares for which it does not receive instructions in the same proportion as the shares for which voting instructions have been received, unless the trustee is required by law to exercise its discretion in voting such shares. To allow sufficient time for the trustee to vote your shares, the trustee must receive your voting instructions by May 1, 2007.

If a proxy/instruction card in the accompanying form is properly executed and is received before the voting and not revoked, the persons designated as proxies will vote the shares of common stock, equity stock, series AAA and preferred stock, series Y, represented thereby, if any, in the manner specified, and the Depositary will vote the equity stock, series A or preferred stock underlying the depositary shares represented thereby, if any, in the manner specified. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed proxy/instruction card will be voted “For” the election of the Board’s nominees for director, “For” the remaining proposals and in the discretion of the proxy holders on any other matter that may properly come before the meeting. The persons designated as proxies and the Depositary reserve full discretion to cast votes for other persons if any of the nominees for director become unavailable to serve and to cumulate votes selectively among the nominees as to which authority to vote has not been withheld.

Revoking Your Proxy

You may revoke your proxy/instruction card at any time before it is voted at the annual meeting. To revoke your proxy/instruction card, you may send a written notice of revocation to the Corporate Secretary at Public Storage, Inc., 701 Western Ave., Glendale, CA 91201 or to the Depositary before the annual meeting. You may also revoke your proxy by submitting another signed proxy with a later date, or by voting in person at the annual meeting, or if you voted electronically through the Internet or by telephone, by entering a new vote.

Recommendations of the Board of Directors

If you sign and submit the proxy card but do not indicate your voting instructions, the persons named as proxies on your proxy card will vote in accordance with the recommendations of the Board. The Board recommends that you vote:

•	FOR the election of the nominees for director identified in Proposal 1;

•	FOR ratification of the appointment of Ernst & Young LLP as the Company’s registered public accountants for fiscal year 2007;

•	FOR approval of the Public Storage, Inc. 2007 Equity and Performance-Based Incentive Compensation Plan; and

•	FOR approval of the proposal to reorganize from a California corporation to a Maryland real estate investment trust.

Quorum

The presence at the meeting in person or by proxy of the holders of a majority of the voting power represented by the outstanding shares of Common Stock and Equity Stock, counted together as a single class, will constitute a quorum for the transaction of business. Abstentions and broker non-votes are counted for purposes of whether a quorum exists.

A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. If the shareholders present or represented by proxy at the meeting constitute holders of less than a majority of the shares entitled to vote, our meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Voting Rights

Holders of common stock and holders of equity stock, series A vote together as one class, except with respect to the approval of the proposal to reorganize as a Maryland real estate investment trust, on which common shareholders vote as one class, holders of our equity stock, series A and equity stock, series AAA vote together as another class, and holders of our outstanding preferred stock vote as a separate class. Holders of Depositary Shares are entitled to cast such number of votes as the shares of equity stock, series A, or preferred stock (other than preferred stock, series Y) represented by their Depositary Shares would be entitled to cast. With respect to the election of directors, (i) each holder of common stock on the record date is entitled to cast as many votes as there are directors to be elected multiplied by the number of shares registered in the holder’s name on the record date, and (ii) each holder of equity stock, series A is entitled to cast as many votes as there are directors to be elected multiplied by 100 times the number of shares of equity stock, series A registered in its name (equivalent to 1/10 the number of depositary shares registered in the holder’s name). The holder may cumulate its votes for directors by casting all of its votes for one candidate or by distributing its votes among as many candidates as it chooses. However, no shareholder shall be entitled to cumulate votes unless the candidate’s name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the Annual Meeting prior to the voting of the intention to cumulate the shareholder’s votes. With respect to all other matters, shareholders can cast one vote for each share of common stock and 100 votes for each share of equity stock, series A (equivalent to 1/10 of a vote for each depositary share) registered in their name. Holders of equity stock, series AAA and holders of preferred stock (equivalent to 1/1000 of a vote for each depositary share representing interests in preferred stock) are entitled to one vote for each share that they own but are only entitled to vote with regard to the approval of the proposal to reorganize as a Maryland real estate investment trust.

Entities controlled by Public Storage have the right to cast a majority of the votes of the equity stock with respect to the merger and intend to vote those shares in favor of the approval of the proposal to reorganize as a Maryland real estate investment trust.

Required Vote

Election of Directors: The ten candidates who receive the most votes will be elected directors of Public Storage. Shares of common stock or equity stock, series A not voted (whether by abstention or otherwise) will not affect the vote.

Ratification of Independent Auditors: This proposal requires the affirmative vote of at least a majority of the votes cast by the holders of Public Storage common stock and equity stock, series A voting together as one class. Any Public Storage shares not voted (whether by abstention or otherwise) will not affect the vote.

Approval of the Public Storage, Inc. 2007 Equity and Performance-Based Incentive Compensation Plan. This proposal requires the affirmative vote of at least a majority of the votes cast by the holders of Public Storage common stock and equity stock, series A, voting together as one class. The rules of the New York Stock Exchange require that for the approval of incentive compensation plans, at least 50% of the shares entitled to vote must cast votes. For purposes of the NYSE rule, abstentions are counted as votes cast, but broker non-votes are not. Therefore, abstentions will not affect the vote, and broker non-votes will not affect the vote so long as at least 50% of the votes entitled to be cast are cast with respect to this proposal.

Approval of the proposal to reorganize as a Maryland real estate investment trust. This proposal requires the affirmative vote of at least a majority of each of (a) the holders of a majority of the outstanding shares of common stock, (b) the holders of at least a majority of outstanding equity stock, and (c) the holders of at least a majority of outstanding preferred stock to approve the proposal to reorganize as a Maryland real estate investment trust.

Because the affirmative vote required to approve the proposal to reorganize as a Maryland real estate investment trust is based on the total number of outstanding shares of common stock, equity stock, and preferred stock, the failure to submit a proxy or voting instruction card or to vote at the annual meeting will have the same effect as a vote against the proposal to reorganize as a Maryland real estate investment trust. Brokers holding shares of our stock will not have discretionary authority to vote those shares in the absence of instructions from the beneficial owners of those shares, so the failure to provide voting instructions to your broker will also have the same effect as a vote against the proposal.

Proxy Solicitation Costs

We will pay the cost of soliciting proxies. In addition to solicitation by mail, certain directors, officers and regular employees of the Company and its affiliates may solicit the return of proxies by telephone, personal interview or otherwise. We may also reimburse brokerage firms and other persons representing the beneficial owners of our stock for their reasonable expenses in forwarding proxy solicitation materials to such beneficial owners. The Altman Group, New York, New York may be retained to assist us in the solicitation of proxies, for which they would receive an estimated fee of $7,500 together with normal and customary expenses.

CORPORATE GOVERNANCE

Board and Board Committee Meetings

During 2006, the Board of Directors held ten meetings, the Audit Committee held eight meetings, the Nominating/Corporate Governance Committee held five meetings, and the Compensation Committee held two meetings. During 2006, each of the directors attended at least 75% of the meetings held by the Board of Directors or, if a member of a committee of the Board of Directors, 75% of the meetings held by both the Board of Directors and all committees of the Board of Directors on which the director served. Directors are encouraged to attend the annual meeting of shareholders. Ten directors attended the last annual meeting of shareholders.

Committees of the Board of Directors

Our Board has three standing committees: (1) the Audit Committee; (2) the Nominating/Corporate Governance Committee; and (3) the Compensation Committee. In addition, the Board may appoint special committees to consider various matters. Each of the standing committees operates pursuant to a written charter. The charters for the Audit, Nominating/Corporate Governance and Compensation Committees can be viewed at our website at www.publicstorage.com/Corporateinformation/CorpGovernance.aspx and will be provided in print to any shareholder who requests a copy by writing to the Corporate Secretary. All members of the committees are independent directors under the rules of the New York Stock Exchange. In addition, all members of our Audit Committee are independent directors under the SEC rules for Audit Committees.

Our three standing committees are described below and the committee members are identified in the following table:

Director	Audit Committee	Nominating/Corporate Governance Committee	Compensation Committee
Dann V. Angeloff		X (Chairman)	X
William C. Baker		X
John T. Evans	X (Chairman)	X
Uri P. Harkham			X
Gary E. Pruitt	X		X
Daniel C. Staton	X		X (Chairman)
Number of meetings in 2006	8	5	2

Audit Committee

The primary functions of the Audit Committee are set forth in its charter and are to assist the Board in fulfilling its responsibilities for oversight of (1) the integrity of the Company’s financial statements, (2) compliance with legal and regulatory requirements, (3) the qualifications, independence and performance of the independent registered public accounting firm, and (4) the scope and results of internal audits, the Company’s internal controls over financial reporting and the performance of the Company’s internal audit function. Among other things, the Audit Committee appoints, evaluates and determines the compensation of the independent registered public accounting firm; reviews and approves the scope of the annual audit, the audit fee and the financial statements; prepares the Audit Committee report for inclusion in the annual proxy statement; and annually reviews its charter and performance. The Audit Committee is comprised of three directors, John T. Evans (Chairman), Gary E. Pruitt and Daniel C. Staton. The Board of Directors has determined that each member of the Audit Committee meets the financial literacy and independence standards of the New York Stock Exchange rules. The Board has also determined that Gary E. Pruitt and Daniel C. Staton each qualifies as an audit committee financial expert within the meaning of the rules of the Securities and Exchange Commission and the New York Stock Exchange.

Compensation Committee

The primary functions of the Compensation Committee, as set forth in its charter, are to (1) determine, either as a committee or together with other independent directors, the compensation of the Company’s chief executive officer, (2) determine the compensation of other executive officers, (3) administer the Company’s stock option and incentive plans, (4) review and discuss with management the Compensation Discussion and Analysis (CD&A) to be included in the proxy and to recommend to the Board inclusion of the CD&A in the company’s Form 10-K and proxy statement, (5) provide a description of the processes and procedures for the consideration and determination of executive compensation for inclusion in the company’s annual proxy statement, (6) produce the Compensation Committee Report for inclusion in the annual proxy statement, and (7) evaluate its performance annually.

As required by the charter, during 2006, the Compensation Committee made all compensation decisions for our executive officers, including the Named Executive Officers set forth in the Summary Compensation Table below. The Compensation Committee is comprised of four directors, Daniel C. Staton (Chairman), Dann V. Angeloff, Uri P. Harkham and Gary E. Pruitt. The Board of Directors has determined that each member of the Compensation Committee is independent under the rules of the New York Stock Exchange. The Compensation Committee has the authority to retain outside compensation consultants for advice, but historically has not done so, relying instead on surveys of publicly available information with respect to senior executive compensation at similar companies.

Our chief executive officer may be invited to attend all or a portion of a meeting of the Compensation Committee, depending on the nature of the agenda items. The chief executive officer does not vote on items before the Compensation Committee. However, the Compensation Committee and the Board solicit the view of the chief executive officer on compensation matters, particularly as they relate to the compensation of executive officers reporting to the chief executive officer, including the other Named Executive Officers. In addition, the Compensation Committee solicits the views of the Chairman of the Board and other Board members, particularly with respect to compensation of the chief executive officer.

Nominating/Corporate Governance Committee

The primary functions of the Nominating/Corporate Governance Committee as set forth in its charter are (1) to identify, evaluate and make recommendations to the Board for director nominees for each annual shareholder meeting or to fill any vacancy on the Board, (2) to develop and review and assess the adequacy of the Board’s Guidelines on Corporate Governance on an ongoing basis and recommend any changes to those guidelines to the Board, and (3) to oversee the annual Board assessment of Board performance. Other duties and responsibilities include periodically reviewing the structure, size, composition and operation of the Board and each Board committee, recommending assignments of directors to Board committees, conducting a preliminary review of director independence, periodically evaluating director compensation and recommending any changes in director compensation to the Board, overseeing director orientation and annually evaluating its charter and performance.

The Nominating/Corporate Governance Committee is comprised of three directors, Dann V. Angeloff (Chairman), John T. Evans and William C. Baker. The Board of Directors has determined that each member of the Nominating/Corporate Governance Committee is independent under the rules of the New York Stock Exchange.

Director Independence

The Board of Directors determined that (1) each member of the Board of Directors, other than B. Wayne Hughes, Ronald L. Havner, Jr., Harvey Lenkin, and B. Wayne Hughes, Jr., and (2) each member of the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee has no material relationship with the Company and qualifies as independent under the rules adopted by the New York Stock

Exchange. In arriving at this conclusion, the Board determined that none of the independent directors has a material relationship with the Company that would compromise the director’s independence. As part of its review, the Board considered Dann V. Angeloff’s relationships with the Company. Mr. Angeloff is the general partner of a limited partnership formed in 1973 that owns a mini-warehouse operated by the Company. Based on the size of Mr. Angeloff’s interest in the partnership (20%) and the amount of property management fees paid by the limited partnership to the Company (approximately $68,000 in 2006), the Board determined that Mr. Angeloff’s relationships with the Company are not material.

Compensation of Directors

General Compensation Arrangements:

Each director who is not an officer or employee of Public Storage or an affiliate is considered an Outside Director (currently, all directors other than B. Wayne Hughes and Ronald L. Havner, Jr.) and receives the following compensation:

•	An annual retainer of $30,000, paid quarterly;

•

Each member of the Audit, Compensation and Nominating/Corporate Governance Committees of the Board receives an additional annual fee of $5,000, paid quarterly, with the Chairman of each Committee receiving an additional $2,500 per year; and

•

Immediately following the annual meeting of shareholders, each director who has attended at least 75% of the Board and applicable Board committee meetings during the preceding year is automatically granted a non-qualified stock option to acquire 2,500 shares that vests in equal installments over three years based on continued service.

In addition, under the 2001 Stock Option and Incentive Plan, each new Outside Director is, upon the date of his or her initial election by the Board or the shareholders to serve as an Outside Director, automatically granted a non-qualified option to purchase 15,000 shares of common stock that vests in equal installments over three years based on continued service. The Company’s policy is also to reimburse directors for reasonable expenses related to their service as a director, such as travel expenses.

Consulting Arrangements:

B. Wayne Hughes. Pursuant to a consulting arrangement approved by the Compensation Committee and by the disinterested directors in March 2004, B. Wayne Hughes, Chairman of the Board and former Chief Executive Officer, (1) agreed to be available for up to 50 partial days a year for consulting services, (2) receives compensation of $60,000 per year and the use of a company car, and (3) is provided with the services of an executive assistant and office at the Company’s headquarters. The consulting arrangement expires on December 31, 2013.

Harvey Lenkin. Effective July 2, 2005, upon his retirement as President and Chief Operating Officer of the Company, Mr. Lenkin entered into a consulting agreement with the Company that provided for compensation of $12,500 per month. The agreement was approved by the Compensation Committee and by the Board of Directors (with Mr. Lenkin not participating). The agreement terminated on June 30, 2006.

The following table presents the compensation provided by the Company to our Outside Directors for the fiscal year ended December 31, 2006.

Director Compensation Table

Name (a)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (e)	All Other Compensation ($)		Total ($)
Robert J. Abernethy (c)	$41,875	—	$36,930	—		$78,805
Dann V. Angeloff	$42,500	—	$11,214	—		$53,714
William C. Baker	$35,000	—	$11,214	—		$46,214
John T. Evans	$40,625	—	$17,757	—		$58,382
Uri P. Harkham	$35,000	—	$11,214	—		$46,214
B. Wayne Hughes	NA	—	NA	$86,790	(b)	$86,790
B. Wayne Hughes, Jr.	$30,000	—	$4,809	—		$34,809
Harvey Lenkin	$30,000	—	$2,711	$75,000	(b)	$107,711
Gary E. Pruitt (d)	$12,000	—	$16,267	—		$28,267
Daniel C. Staton	$42,500	—	$11,214	—		$53,714

(a)	Ronald L. Havner, Jr. is also a director; however, he receives no compensation for his service as a director. Mr. Havner’s compensation as Chief Executive Officer and President of Public Storage is described under “Executive Compensation” beginning on page 62.
(b)	B. Wayne Hughes and Harvey Lenkin received compensation in 2006 pursuant to the consulting agreements with Public Storage described above. Mr. Lenkin’s agreement (and related compensation opportunities) terminated June 30, 2006. Mr. Hughes’ compensation includes $60,000 for consulting services and $26,790 for a leased car. The amount for the leased car represents monthly lease payments paid by Public Storage pursuant to the consulting agreement. We do not pay for a driver, gas or any other related expenses.
(c)	Mr. Abernethy retired from the Board on January 1, 2007. In November 2006, in anticipation of Mr. Abernethy’s retirement, the Compensation Committee approved acceleration of vesting of all his outstanding options effective January 1, 2007, and extended his time to exercise vested options to January 1, 2009. Additional compensation was recognized in accordance with FAS 123(R) with respect to this modification to the terms of his stock option grants.
(d)	Mr. Pruitt was appointed as a director on August 22, 2006 and his annual retainer was pro-rated for periods of service in 2006 beginning on such date.
(e)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with FAS 123(R), disregarding estimates relating to forfeitures due to service based vesting conditions, which includes amounts from awards granted in and before 2006. As of December 31, 2006, each director as of such date had the following number of options outstanding: Robert J. Abernethy: 7,500, Dann V. Angeloff: 7,500; William C. Baker: 22,500; John T. Evans: 22,500; Uri P. Harkham: 7,500; Ronald L. Havner, Jr.: 482,000; B. Wayne Hughes, Jr.: 2,500; Harvey Lenkin: 2,500; Gary E. Pruitt: 15,000; Daniel C. Staton: 11,667. In addition, following the 2006 Annual Meeting of Shareholders, each director noted above (other than Mr. Pruitt) received a stock option grant for 2,500 shares with a fair value in accordance with FAS 123(R) as of the grant date of $22,662. Mr. Pruitt joined the Board as of the date of the 2006 Annual Meeting and received an initial stock option grant for 15,000 shares. The FAS 123(R) value of Mr. Pruitt’s grant as of such date was $135,972. Assumptions used in the calculation of these amounts are included in note 14 to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2007.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is comprised of Daniel C. Staton (Chairman), Dann V. Angeloff, Uri P. Harkham and Gary E. Pruitt, none of whom has ever been an employee of the Company. No member of the committee had any relationship with us requiring disclosure under Item 404 of SEC Regulation S-K. No executive officer of Public Storage served on the compensation committee or board of directors of any other entity which has an executive officer who also served on the Compensation Committee or Board of Directors of Public Storage at any time during 2006.

Messrs. Hughes, Havner, Lenkin and Hughes, Jr. are present or former officers of Public Storage and are members of the Board of Directors.

Consideration of Candidates for Director

Shareholder recommendations. The policy of the Nominating/Corporate Governance Committee is to consider properly submitted shareholder recommendations of candidates for membership on the Board of Directors as described below under “Identifying and Evaluating Nominees for Directors.” Under this policy, shareholder recommendations may only be submitted by shareholders who would be entitled to submit shareholder proposals under the SEC rules. In evaluating recommendations, the Nominating/Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under “Director Qualifications.” Any shareholder recommendations proposed for consideration by the Nominating/Corporate Governance Committee should include the candidate’s name and qualifications for Board membership, including the information required under Regulation 14A under the Securities and Exchange Act of 1934, and should be addressed to: Stephanie Heim, Corporate Secretary, Public Storage, Inc., 701 Western Avenue, Glendale, California 91201. Recommendations should be submitted in the time frame described under “Deadlines for Receipt of Shareholder Proposals for Consideration at 2008 Annual Meeting” on page 75.

Director Qualifications. Members of the Board should have high professional and personal ethics and values. They should have broad experience at the policy-making level in business or other relevant experience. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all shareholders.

Identifying and Evaluating Nominees for Directors. The Nominating/Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating/Corporate Governance Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating/Corporate Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating/Corporate Governance Committee through current Board members, professional search firms, shareholders or other persons. These candidates are evaluated at meetings of the Nominating/Corporate Governance Committee, and may be considered at any point during the year. As described above, the Nominating/Corporate Governance Committee considers properly submitted shareholder recommendations of candidates for the Board. Following verification of the shareholder status of persons proposing candidates, recommendations will be aggregated and considered by the Nominating/Corporate Governance Committee prior to the issuance of the proxy statement for the annual meeting. If any materials are provided by a shareholder in connection with the recommendation of a director candidate, such materials are forwarded to the Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee also reviews materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a shareholder. In evaluating such nominations, the Nominating/Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

Communications with the Board

The Company provides a process by which shareholders and interested parties may communicate with the Board. Communications to the Board should be addressed to: Stephanie Heim, Corporate Secretary, Public Storage, 701 Western Avenue, Glendale, California 91201. Communications that are intended for a specified individual Board member or group of Board members should be addressed c/o Corporate Secretary at the above address and will be forwarded to the Board member(s).

Business Conduct Standards and Code of Ethics

The Board of Directors has adopted a Directors’ Code of Ethics for members of the Board and Business Conduct Standards applicable to officers and employees. The Board has also adopted a Code of Ethics for its senior financial officers, including the Company’s principal executive officer, principal financial officer and principal accounting officer, that has additional requirements for those individuals. The Code of Ethics for senior financial officers covers those persons serving as the Company’s principal executive officer, principal financial officer and principal accounting officer, currently Ronald L. Havner, Jr. and John Reyes, respectively. The Directors’ Code of Ethics, the Business Conduct Standards, and the Code of Ethics for senior financial officers may be found on the Public Storage website at www.publicstorage.com/Corporateinformation/CorpGovernance.aspx and in print to any shareholder who requests a copy by writing to the Corporate Secretary. Any amendments or waivers to the code of ethics for directors or executive officers will be disclosed on our website or other appropriate means in accordance with applicable SEC and New York Stock Exchange requirements.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to set forth its guidelines for overall governance practices. These Guidelines can be found on the Public Storage website at www.publicstorage.com/Corporateinformation/CorpGovernance.aspx. Shareholders can request a copy of the Guidelines by writing to the Corporate Secretary.

Executive Sessions and Presiding Director

The Company’s independent directors meet without the presence of management. These meetings are held on a regular basis and at the request of any independent director. The position of presiding director of these sessions rotates among the chairs of the standing committees of the Board.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees for Director

Pursuant to its authority under the Public Storage by-laws, the Board has set the number of directors at ten. Nine of the ten members of the Board of Directors elected at the 2006 annual meeting are standing for re-election for a term expiring at the 2008 annual meeting of shareholders or until their successors have been duly elected and qualified, or their earlier death, removal, retirement or resignation. The tenth nominee for election at the 2007 Annual Meeting is Gary E. Pruitt, who was elected to the Board on August 22, 2006 following the Shurgard merger. Robert J. Abernethy retired from the Board December 31, 2006 after serving as a director of Public Storage, Inc. since 1980.

Each of the individuals nominated for election at the Annual Meeting has been recommended by the Nominating/Corporate Governance Committee of the Board of Directors and approved by a majority of the independent directors of Public Storage. We believe that each nominee for election as a director will be able to serve if elected. If any nominee is not able to serve, proxies may be voted in favor of the remainder of those nominated and may be voted for substitute nominees, if designated by the Board.

Set forth below is information concerning each of the nominees for director:

B. Wayne Hughes, age 73, has been a director of the Company since its organization in 1980. Mr. Hughes was President and Co-Chief Executive Officer from 1980 until November 1991 when he became Chairman of the Board and sole Chief Executive Officer. Mr. Hughes retired as Chief Executive Officer in November 2002 and remains Chairman of the Board. Mr. Hughes is currently engaged in the acquisition and operation of commercial properties in California. Mr. Hughes has been active in the real estate investment field for over 30 years. He is the father of B. Wayne Hughes, Jr., a member of the Company’s Board.

Ronald L. Havner, Jr., age 49, has been the Vice-Chairman, Chief Executive Officer and a director of the Company since November 2002 and President since July 1, 2005. Mr. Havner joined the Company in 1986 and held a variety of senior management positions until his appointment as Vice-Chairman and Chief Executive Officer in 2002. Mr. Havner has been Chairman of the Company’s affiliate, PS Business Parks, Inc. (PSB), since March 1998 and was Chief Executive Officer of PSB from March 1998 until August 2003. He is also a member of the Board of Governors and the Executive Committee of the National Association of Real Estate Investment Trusts, Inc. (NAREIT) and a director of Union BanCal Corporation and Pac Van, Inc.

Dann V. Angeloff, age 71, Chairman of the Nominating/Corporate Governance Committee and a member of the Compensation Committee, has been a director of the Company since its organization in 1980. Mr. Angeloff has been President of the Angeloff Company, a corporate financial advisory firm, since 1976. Mr. Angeloff is currently the general partner and owner of a 20% interest in a limited partnership that in 1974 purchased a self-storage facility operated by the Company. He is a director of Bjurman, Barry Fund, Inc., Electronic Recyclers International, Nicholas/Applegate Fund, ReadyPac Foods, Retirement Capital Group and SoftBrands, Inc.

William C. Baker, age 73, a member of the Nominating/Corporate Governance Committee, became a director of the Company in November 1991. Mr. Baker was Chairman and Chief Executive Officer of Callaway Golf Company from August 2004 until August 2005. From August 1998 through April 2000, he was President and Treasurer of Meditrust Operating Company, a real estate investment trust. From April 1996 to December 1998, Mr. Baker was Chief Executive Officer of Santa Anita Companies, which then operated the Santa Anita Racetrack. From April 1993 through May 1995, he was President of Red Robin International, Inc., an operator and franchisor of casual dining restaurants in the United States and Canada. From January 1992 through December 1995, Mr. Baker was Chairman and Chief Executive Officer of Carolina Restaurant Enterprises, Inc., a franchisee of Red Robin International, Inc. From 1991 to 1999, he was Chairman of the Board of Coast Newport Properties, a real estate brokerage company. From 1976 to 1988, Mr. Baker was a principal shareholder and Chairman and Chief Executive Officer of Del Taco, Inc., an operator and franchisor of fast food restaurants in California. He is a director of California Pizza Kitchen and Javo Beverage Company.

John T. Evans, age 68, Chairman of the Audit Committee and member of the Nominating/Corporate Governance Committee, became a director of the Company in August 2003. Mr. Evans has been a partner in the law firm of Osler, Hoskin & Harcourt LLP, Toronto, Canada from April 1993 to the present and in the law firm of Blake, Cassels & Graydon LLP, Toronto, Canada from April 1966 to April 1993. Mr. Evans specializes in business law matters, securities, restructurings, mergers and acquisitions and advising on corporate governance. Mr. Evans is a director of Cara Operations Inc., Kubota Metal Corporation, and Vice-Chairman of Toronto East General Hospital. Until August 2003, Mr. Evans was a director of Canadian Mini-Warehouse Properties Ltd., a Canadian corporation owned by B. Wayne Hughes and members of his family.

Uri P. Harkham, age 58, a member of the Compensation Committee, became a director of the Company in March 1993. Mr. Harkham has been the President and Chief Executive Officer of Harkham Industries, which specializes in designing, manufacturing and marketing women’s clothing under its four labels, Harkham, Hype, Jonathan Martin and Johnny Martin, since its organization in 1976. Since 1978, Mr. Harkham has been the Chief Executive Officer of Harkham Family Enterprises, a real estate firm specializing in buying and rebuilding retail and mixed use real estate throughout Southern California.

B. Wayne Hughes, Jr., age 47, became a director of the Company in January 1998. He was employed by the Company from 1989 to 2002, serving as Vice President - Acquisitions of the Company from 1992 to 2002. Mr. Hughes, Jr. is currently Vice President of American Commercial Equities, LLC and its affiliates, companies engaged in the acquisition and operation of commercial properties in California. He is the son of B. Wayne Hughes.

Harvey Lenkin, age 70, became a director of the Company in 1991. Mr. Lenkin retired as President and Chief Operating Officer of the Company in 2005, and was a consultant for Public Storage until July 1, 2006. Mr. Lenkin was employed by the Company or its predecessor for 27 years. He has been a director of the Company’s affiliate, PS Business Parks, Inc., since March 1998. He is also a director of Paladin Realty Income Properties I, Inc. and a director of Huntington Memorial Hospital, Pasadena, California and a former member of the Executive Committee of the Board of Governors of NAREIT.

Gary E. Pruitt, age 57, a member of the Audit Committee and of the Compensation Committee, became a director of the Company in August 2006 in connection with the merger of Shurgard Storage Centers, Inc. with the Company. Mr. Pruitt was previously a director of Shurgard. He is the Chief Executive Officer of Univar N.V., a chemical distribution company based in Bellevue, Washington with distribution centers in the United States, Canada and Europe. Mr. Pruitt joined Univar in 1978 and held a variety of senior management positions until his appointment as Chairman and Chief Executive Officer in 2002.

Daniel C. Staton, age 54, Chairman of the Compensation Committee and a member of the Audit Committee, became a director of the Company in March 1999 in connection with the merger of Storage Trust Realty, with the Company. Mr. Staton was Chairman of the Board of Trustees of Storage Trust Realty from February 1998 until March 1999 and a Trustee of Storage Trust Realty from November 1994 until March 1999. He is Chairman of Staton Capital, an investment and venture capital company and the Co-Chief Executive Officer of PMGI (formerly Media General, Inc.), a print and electronic media company. Mr. Staton was the Chief Operating Officer and Executive Vice President of Duke Realty Investments, Inc. from 1993 to 1997 and a director of Duke Realty Investments, Inc. from 1993 until August 1999.

Vote Required and Board Recommendation. The ten nominees receiving the greatest number of votes duly cast for their election as directors will be elected.

Your Board of Directors recommends that you vote “FOR” the election of each nominee named above.

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP, as the independent registered public accounting firm for Public Storage for the fiscal year ending December 31, 2007.

Although the Public Storage bylaws do not require that shareholders ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm, Public Storage is asking its shareholders to ratify this appointment because it believes that shareholder ratification of the appointment is a matter of good corporate practice. If the shareholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP as the independent registered public accounting firm for Public Storage, but may determine to do so. Even if the appointment of Ernst & Young LLP is ratified by the shareholders, the Audit Committee may change the appointment at any time during the year if it determines that a change would be in the best interest of Public Storage and its shareholders.

Representatives of Ernst & Young LLP, the independent registered public accounting firm for Public Storage since its organization in 1980, will be in attendance at the Annual Meeting of Shareholders and will have the opportunity to make a statement if they desire to do so and to respond to any appropriate shareholder inquiries.

Fees Billed to the Company by Ernst & Young LLP for 2006 and 2005

The following table shows the fees billed or expected to be billed to Public Storage by Ernst & Young for audit and other services provided for fiscal 2006 and 2005:

	2006	2005
Audit Fees (a)	$1,827,000	$549,000
Audit-Related Fees (b)	$36,000	$—
Tax Fees (c)	$1,170,000	$689,000
All Other Fees	$—	$—

Total	$3,033,000	$1,238,000

(a)	Audit Fees represent fees for professional services provided in connection with the audits of the Company’s annual financial statements and internal control over financial reporting, review of the quarterly financial statements included in the Company’s quarterly reports on Form 10-Q and services in connection with the Company’s registration statements and securities offerings. The significant increase represents additional stand-alone and statutory audit requirements relative to the European operations acquired in the merger with Shurgard in August 2006.
(b)	Audit-related fees represent professional services for auditing the Company’s 401-K plan financial statements.
(c)	During 2006, tax fees included $328,000 for preparation of federal and state income tax returns for the Company and its consolidated entities, and $842,000 for tax planning and consulting, principally representing due diligence work in connection with the Company’s merger with Shurgard. During 2005, tax fees included $644,800 for preparation of federal and state income tax returns for the Company and its consolidated entities and $43,800 for tax planning.

The Audit Committee has adopted a pre-approval policy relating to any services provided by the Company’s independent registered public accounting firm. Under this policy the Audit Committee of the Company pre-approved all services performed by Ernst & Young LLP during 2006. At this time, the Audit Committee has not delegated pre-approval authority to any member or members of the Audit Committee.

Required Vote

Ratification of the appointment of Ernst & Young LLP requires approval by a majority of the votes represented at the meeting and entitled to vote. For these purposes, an abstention or broker non-vote will not be treated as a vote cast.

Your Board of Directors recommends that you vote “FOR” the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm.

Audit Committee Report

The Audit Committee consists of three directors, each of whom has been determined by the Board to meet the New York Stock Exchange standards for independence and the Securities and Exchange Commission’s requirements for audit committee member independence. The Audit Committee operates under a charter adopted by the Board of Directors.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and necessarily relies on the work and assurances of the Company’s management and of the Company’s independent registered public accounting firm.

In this context, the Audit Committee has met with management and Ernst & Young LLP, the Company’s independent registered public accounting firm, and has reviewed and discussed with them the audited consolidated financial statements. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as modified or supplemented.

The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence. In addition, the Audit Committee has considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the firm’s independence.

During 2006, management documented, tested and evaluated the Company’s system of internal controls over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and SEC regulations adopted thereunder. The Audit Committee met with representatives of management, the internal auditors, legal counsel and the independent registered public accountants on a regular basis throughout the year to discuss the progress of the process. At the conclusion of this process, the Audit Committee received from management its assessment and report on the effectiveness of the Company’s internal controls over financial reporting. In addition, the Audit Committee received from Ernst & Young LLP its attestation report on management’s assessment and report on the Company’s internal controls over financial reporting. The Audit Committee reviewed and discussed the results of management’s assessment and Ernst & Young’s attestation.

Based on the foregoing and the Audit Committee’s discussions with management and the independent registered public accounting firm, and review of the representations of management and the report of the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

John T. Evans (Chairman)

Gary E. Pruitt

Daniel C. Staton

PROPOSAL 3

APPROVE 2007 EQUITY AND PERFORMANCE-BASED INCENTIVE COMPENSATION PLAN

At the Annual Meeting, the shareholders of the Company will be asked to approve the adoption of the Company’s 2007 Equity and Performance-Based Incentive Compensation Plan (the “2007 Plan”). The 2007 Plan was adopted by the Board on February 26, 2007, subject to approval of the 2007 Plan by the shareholders of the Company. If approved, the 2007 Plan will continue in effect until terminated by the Board, provided that no awards may be granted under the 2007 Plan after the ten-year anniversary of Board approval. Any awards outstanding after Plan termination, however, will remain subject to the terms of the 2007 Plan. The Board believes the 2007 Plan will enhance the Company’s ability to attract and retain highly qualified officers and directors, key employees and other persons providing services to us and our subsidiaries; to provide incentive compensation opportunities that are competitive with other corporations and real estate investment trusts; to motivate participants to achieve our corporate goals; and further link executive compensation to the enhancement of long-term shareholder returns. Upon approval of the 2007 Plan, no further awards will be made under the Company’s 2001 Stock Option and Incentive Plan and the 2001 Non-Executive/Non-Director Stock Option and Incentive Plan (the “Prior Plans”).

SUMMARY OF THE 2007 EQUITY AND PERFORMANCE-BASED

INCENTIVE COMPENSATION PLAN

A copy of the 2007 Plan is attached to this Proxy Statement as Appendix A. The following description of the 2007 Plan is a summary and is qualified by reference to the complete text of the 2007 Plan.

General

The purpose of the 2007 Plan is to enhance the long-term shareholder value of the Company by offering opportunities to eligible individuals to participate in the growth in value of the equity of the Company and provide appropriate cash and equity incentives to motivate and reward performance. Awards that may be granted under the 2007 Plan include stock options, stock appreciation rights, restricted stock, unrestricted stock, stock units, dividend equivalent rights, and cash awards (each, an “award”). Options granted under the 2007 Plan may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or non-statutory stock options.

Administration. The Compensation Committee of the Board will administer the 2007 Plan. The Board may also delegate to a committee of at least two directors, who may also be employees of the Company, the authority to grant awards to employees and other service providers who are not officers or directors of the Company. References below to the Compensation Committee include this committee where applicable.

Shares Reserved. The shares with respect to which equity awards may be made under the 2007 Plan are currently authorized but unissued shares of common stock. The closing sale price of a share of our common stock on the New York Stock Exchange on March 22, 2007, the last date before the record date, was $97.28 per share. The maximum number of shares of common stock that may be delivered under the 2007 Plan is 5,000,000 shares. Any shares covered by an award under the 2007 Plan that expires or is forfeited or terminated without issuance of shares (including shares that are attributable to awards that are settled in cash or used to satisfy the applicable tax withholding obligation) will again be available for awards under the 2007 Plan.

Eligibility. Non-statutory stock options and other awards may be granted under the 2007 Plan to employees, directors and consultants of the Company, its affiliates and subsidiaries. Incentive stock options may be granted only to employees of the Company or its subsidiaries. The Compensation Committee, in its discretion, approves awards to be granted under the 2007 Plan. The Company intends the 2007 Plan to be a broad-based employee plan. As of the Record Date, the Company had approximately 5,000 employees and eight non-employee directors who would be eligible to participate in the 2007 Plan.

Transferability of Awards. Unless otherwise determined by the Compensation Committee, most awards granted under the 2007 Plan are not transferable other than by will, domestic relations order, or the laws of descent and distribution or certain limited not-for-value transfers to family members.

Limitation on Awards. Under the 2007 Plan, employees of the Company may not be granted (i) stock options in excess of 1,000,000 shares during any single fiscal year, and (ii) any other awards available under the 2007 Plan with a fair market value at the time of grant greater than $10,000,000 in the aggregate in any single fiscal year. For this purpose, fair market value shall be determined in accordance with the valuation used in the Company’s financial statements under Financial Accounting Statement 123(R).

Stock Options

Exercise Price. The Compensation Committee determines the exercise price of options at the time the options are granted. No stock option, including an incentive stock option, may have an exercise price less than the fair market value of a share of common stock on the date of grant. The exercise price of an incentive stock option granted to a ten percent shareholder may not be less than 110% of the fair market value of a share of common stock on the date of grant of such option. The fair market value of a share of common stock is generally determined to be the closing sales price as quoted on the New York Stock Exchange for the date the value is being determined.

Exercise of Option; Form of Consideration. The Compensation Committee determines when options become exercisable. The means of payment for shares issued on exercise of an option are cash, check or wire transfer, and such other payment methods as may be specified by the Compensation Committee, including tender of Company shares previously owned by the Grantee or broker-assisted same-day sale.

Term of Option. The term of an option may be no more than ten years from the date of grant. The term of an incentive stock option granted to a ten percent holder may be no more than five years from the date of grant. No option may be exercised after the expiration of its term.

Vesting. Each option granted under the 2007 Plan will become vested and exercisable at times set forth in the applicable award agreement provided that no options, other than options granted to persons who are not entitled to overtime under applicable state or federal laws, will vest or be exercisable within the six-month period starting on the date of grant.

Termination of Service. Generally, if a Grantee’s service to the Company as an employee, consultant or director terminates other than for death, disability or for cause, vested options will remain exercisable for a period of thirty days following the Grantee’s termination and unvested options will immediately terminate and be forfeited. Unless otherwise provided for by the Compensation Committee in the award agreement:

•

if a Grantee terminates employment because of his death, all unvested options granted to such Grantee will fully vest and will be exercisable by the Grantee’s estate at any time within one year after the date of the Grantee’s death;

•

if a Grantee terminates employment because of his total and permanent disability, all options granted to the Grantee will continue to vest in accordance with the terms of the Grantee’s award agreement and shall be exercisable to the extent they are vested, for a period of one year after the Grantee’s termination;

•	if a Grantee’s employment is terminated for cause, all options granted to him, whether or not vested, will immediately be forfeited.

Repricing. Options may not be repriced, replaced or regranted through cancellation or modification without shareholder approval.

Restricted Stock Awards and Stock Unit Awards

The Committee may grant awards of restricted stock or stock units in its discretion.

Restrictions. At the time a grant of restricted stock or stock units is made, the Compensation Committee may establish a restricted period applicable to the restricted stock or stock units. The restricted period may expire upon the passage of time or the attainment of performance objectives as the Compensation Committee, in its sole discretion, determines.

Right of Holders of Restricted Stock and Stock Units. Unless the Compensation Committee provides otherwise in an award agreement, holders of restricted stock will have the right to vote the stock and the right to receive any dividends declared or paid on the stock and holders of stock units will have no right to vote the stock underlying their units but will have the right to receive any dividends declared or paid on the stock.

Purchase of Restricted Stock and Stock Delivered Pursuant to an Award of Stock Units. To the extent required by applicable law, the Grantee will be required to purchase any restricted stock granted to the Grantee or any stock delivered to the Grantee upon vesting of the Grantee’s Stock Units at a purchase price at least equal to the par value of the shares of common stock issuable under the restricted stock award or award of stock units.

Termination of Service. Generally, if a Grantee’s service to the Company as an employee, consultant or director terminates other than for death or disability, any restricted stock or stock units that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, will immediately be forfeited. Unless otherwise provided for by the Compensation Committee in the award agreement:

•

if a Grantee terminates employment because of his death, all unvested restricted stock and stock units granted to such Grantee will fully vest and the shares of common stock underlying the award will be delivered to the Grantee’s estate; and

•

if a Grantee terminates employment because of his total and permanent disability, all unvested restricted stock and stock units granted to the Grantee will continue to vest in accordance with the terms of the Grantee’s award agreement for a period of one year after the Grantee’s termination of employment.

Repurchase Right. If a restricted stock award consists of shares of common stock sold to the employee subject to a right of repurchase, the Company will have the right, during the seven months after the termination of the Grantee’s service, to repurchase any or all of the award shares that were unvested as of the date of that termination at a purchase price determined by the Compensation Committee.

Unrestricted Stock Awards

The 2007 Plan permits the grant of fully vested shares of common stock in such instances as the Compensation Committee believes are appropriate. Thus for example, if the uncompensated value of past services equals or exceeds the fair market value of the stock award at grant, the Compensation Committee could award fully vested awards if it determines such award is appropriate in the circumstances. Likewise, the Compensation Committee could award fully vested shares of common stock as a retirement benefit if it determines such award is appropriate under the circumstances.

Cash Awards

The Compensation Committee may grant cash awards, which entitle the Grantee to a cash payment on satisfaction of goals described in an award agreement. The Compensation Committee determines the terms, conditions and restrictions related to cash awards.

Stock Appreciation Rights

The Compensation Committee may also grant stock appreciation rights, which are a right to receive, upon exercise, an amount equal to the increase in the fair market value of the shares of common stock underlying the stock appreciation rights during a stated period specified by the Compensation Committee. The term of a stock appreciation right may be no more than ten years from the date of grant.

Dividend Equivalent Rights

The Compensation Committee may also grant dividend equivalent rights, which are rights entitling the Grantee to receive credits for dividends that would have been paid if the recipient had held a specified number of shares of common stock.

Performance-Based Compensation

Pursuant to section 162(m) of the Internal Revenue Code (also discussed below in “Federal Income Tax Consequences of Options and Stock Awards under the 2007 Plan”), we are generally not entitled to a U.S. income tax deduction for annual compensation in excess of $1 million paid to our chief executive officer and the four next most highly compensated officers. However, amounts that constitute “performance-based” compensation under a plan approved by shareholders are not counted toward the $1 million limit. Qualified performance-based compensation by the Company must be paid solely on account of the attainment of one or more objective performance measures established in writing by the Compensation Committee while the attainment of such measures is substantially uncertain as provided by applicable regulatory or other guidance. The Compensation Committee may designate whether any so-called full value awards, such as restricted stock, stock units and stock awards, or cash incentive awards being granted to any participant are intended to be “performance-based compensation” as that term is used in section 162(m). The performance measures that may be used for such awards will be based on any one or more of the following performance criteria as selected by the Committee: (i) funds from operation (FFO); (ii) funds available for distribution (FAD); (iii) revenue, revenue growth or rate of revenue growth; (iv) earnings, including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (v) pre-tax income or after-tax income; (vi) earnings per share (basic or diluted); (vii) the intrinsic business value of the enterprise; (viii) operating profit or margin; (ix) stock price or total shareholder return ; (x) cash flow (before or after dividends, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, cash flow in excess of cost of capital or cash flow per share (before or after dividends); (xi) implementation or completion or critical or strategic projects, acquisitions or processes; (xii) economic value created; (xiii) return on equity; (xiv) return on invested capital; (xv) operational efficiency measures; (xvi) rental income; (xvii) move-in activity; (xviii) occupancy level of store properties; (xix) ratio of earnings to fixed charges; (xx) acquisition and development activity; (xxi) cost targets, reductions and savings, productivity and efficiencies; (xxii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals related to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xxiii) personal professional objectives, including any of the foregoing performance targets, the implementation of policies and plans, the negotiation of transactions, the development of long-term business goals, formation of joint ventures and the completion of other corporate transactions; or (xxiv) any combination of any of the foregoing. These business criteria may apply to an individual, a business unit or the Company as a whole, and need not be based on an increase or positive result under the business criteria selected.

The performance targets may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur) and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Performance targets will be subject to certification by the Compensation Committee.

Adjustments on Changes in Capitalization, Merger or Change in Control

Changes in Capitalization. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination or reclassification of stock, spin-off, extraordinary cash or other property dividend or similar change to the Company’s capital structure, appropriate equitable adjustments will be made to:

•	the number and type of awards that may be granted under the 2007 Plan;

•	the number and type of options and other awards that may be granted to any individual under the 2007 Plan;

•	the purchase price and number and class of securities issuable under each outstanding award; and

•	the repurchase price of any securities substituted for award shares that are subject to repurchase rights.

Merger or Change in Control. Generally, outstanding awards under the 2007 Plan may be assumed, converted, replaced, substituted or cashed out if any of the following corporate transactions occur (each, a “Fundamental Transaction”):

•	the dissolution or liquidation of the Company or the merger or consolidation in which the Company is not the surviving corporation;

•

a merger in which the Company is the surviving corporation but after which the Company’s shareholders immediately prior to such merger cease to own their shares or other equity interest in the Company;

•	the sale of substantially all of the Company’s assets; or

•	the acquisition, sale, or transfer of more than 50% of the Company’s outstanding shares by tender offer or similar transaction.

In the event the successor corporation (if any) does not assume or substitute outstanding awards in connection with a Fundamental Transaction, the vesting with respect to such awards will accelerate so that the awards may be exercised before the closing of the Fundamental Transaction but then terminate. The Compensation Committee may also, in its sole discretion, elect to accelerate the vesting of any or all outstanding awards prior to the closing of any Fundamental Transaction or to cash out any or all outstanding awards at the transaction price less the exercise price of the award, if applicable, even if the successor corporation will assume such awards or provide for substitute awards.

In addition, the Board may also specify that certain other transactions or events constitute a “change in control” or “divestiture” (as such terms are defined in the 2007 Plan) and, in these cases, may take any one or more of the actions described above for a Fundamental Transaction and may also extend the exercise date of any award (but not beyond the original expiration date). The Board need not adopt the same rules for each award under the 2007 Plan or for each holder of an outstanding award.

The Compensation Committee may provide in an award agreement that any awards that are assumed or replaced in a Fundamental Transaction or change in control and do not otherwise accelerate at that time shall automatically accelerate in full in the event of an involuntary termination of the Grantee for any reason other than death, disability or cause within 18 months following the Fundamental Transaction or change in control, and such accelerated awards shall be exercisable for one year following termination, but in no event after the expiration of its term.

Amendment and Termination of the 2007 Plan

The Board may amend, alter, suspend or terminate the 2007 Plan, or any part thereof, at any time and for any reason. However, the Company must obtain shareholder approval for any amendment to the 2007 Plan to the extent necessary and desirable to comply with applicable laws. Generally, no such action by the Board or shareholders may alter or impair any award previously granted under the 2007 Plan without the written consent of the Grantee. The 2007 Plan will terminate on February 26, 2017, unless terminated earlier by the Board.

Federal Income Tax Consequences of Options and Stock Awards Under the 2007 Plan

THE FOLLOWING IS A SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES OF GRANTS OF OPTIONS OR OTHER AWARDS UNDER THE 2007 PLAN. IT DOES NOT DESCRIBE STATE, LOCAL OR FOREIGN TAX CONSIDERATIONS. THE APPLICABLE RULES ARE COMPLEX AND MAY VARY WITH A GRANTEE’S INDIVIDUAL CIRCUMSTANCES. THE DESCRIPTION IS THUS NECESSARILY GENERAL AND DOES NOT ADDRESS ALL OF THE POTENTIAL FEDERAL AND OTHER INCOME TAX CONSEQUENCES TO EVERY GRANTEE.

Non-Statutory Stock Options

A Grantee will not recognize taxable income upon the grant of a non-statutory option. Upon exercise of the option, a Grantee will recognize taxable ordinary income equal to the difference between the fair market value of a share of common stock on the date of exercise and the option exercise price. The Company will generally be entitled to a tax deduction equal in amount to the income that a Grantee recognizes upon the exercise of a non-statutory option. When a Grantee sells the shares, the Grantee will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the Grantee received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the option exercise price.

Incentive Stock Options

A Grantee will not recognize taxable income upon the grant of an incentive stock option. If a Grantee exercises an incentive stock option during employment or within three months after his or her employment ends (12 months in the case of disability), the Grantee will not recognize taxable income at the time of exercise, although the Grantee generally will have taxable income for alternative minimum tax purposes at that time as if the option were a non-statutory stock option.

If a Grantee sells or exchanges the shares after the later of (a) one year from the date the Grantee exercised the option and (b) two years from the grant date of the option, the Grantee will recognize long-term capital gain or loss equal to the difference between the amount the Grantee received in the sale or exchange and the option exercise price. If a Grantee disposes of the shares before these holding period requirements are satisfied, the disposition will constitute a disqualifying disposition, and the Grantee generally will recognize taxable ordinary income in the year of disposition equal to the excess, as of the date of exercise of the option, of the fair market value of the shares received over the option exercise price (or, if less, the excess of the amount realized on the disposition of the shares over the option exercise price). Additionally, the Grantee will have long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount the Grantee received upon disposition of the shares and the option exercise price increased by the amount of ordinary income, if any, the Grantee recognized.

The Company will generally be entitled to a deduction with respect to an incentive stock option only if the Grantee makes a disqualifying disposition. In that situation, the Company will generally be entitled to a deduction in an amount equal to the ordinary income that the Grantee recognizes as a result of the disqualifying disposition.

With respect to both non-statutory stock options and incentive stock options, special rules apply if a Grantee uses shares already held by the Grantee to pay the exercise price or if the shares received upon exercise of the option are subject to a substantial risk of forfeiture by the Grantee.

Restricted Stock Awards

A Grantee of a restricted stock award generally will recognize taxable ordinary income when the restrictions on the shares lapse. The amount of income recognized will equal the excess of the fair market value of the shares at such time over the amount, if any, the Grantee paid to the Company for the shares. However, no later than 30 days after a Grantee receives the restricted stock award, the Grantee may elect under Section 83(b) of the Internal Revenue Code to recognize taxable ordinary income in an amount equal to the excess of the fair market value of the shares at the time of receipt over the amount the Grantee paid to the Company for the shares. Provided that the election is made in a timely manner, when the restrictions on the shares lapse, the Grantee will not recognize any additional income. The taxable income to the Grantee constitutes wages subject to income and employment tax withholding, and the Company receives a corresponding income tax deduction.

When a Grantee sells the shares, the Grantee will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the amount, if any, that the Grantee paid to the Company for the shares plus the amount of taxable ordinary income the Grantee recognized either at the time the restrictions lapsed or at the time of a Section 83(b) election, if an election was made by the Grantee. If the Grantee forfeits the shares to the Company (e.g., upon the Grantee’s termination prior to expiration of the restriction period), the Grantee may not claim a deduction with respect to the income recognized as a result of the election. Any dividends paid with respect to shares of restricted stock generally will be taxable as ordinary income to the Grantee at the time the dividends are received.

Stock Units

There are no immediate tax consequences of receiving an award of stock units under the 2007 Plan. A Grantee who is awarded stock units will be required to recognize ordinary income in an amount equal to the cash or fair market value of the shares of common stock issued to him when the restrictions on the stock units lapse.

Stock Appreciation Rights

There are no immediate consequences of receiving an award of stock appreciation rights under the 2007 Plan. Upon exercising a stock appreciation right, a Grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of a share of common stock on the date of exercise.

Dividend Equivalent Rights and Cash Awards

Grantees who receive dividend equivalent rights or cash awards under the 2007 Plan will be required to recognize ordinary income on any amounts distributed to the Grantee pursuant to such awards.

Limitation on Deduction of Certain Compensation. A publicly held corporation may not deduct compensation of over a certain amount that is paid in any year to any of its executive officers unless the compensation constitutes “qualified performance-based” compensation under Section 162(m) of the Internal Revenue Code. The Company will generally attempt to ensure that any award under the 2007 Plan will qualify for deduction, but may not do so in every instance.

Plan Benefits

In March 2007, the Compensation Committee set the corporate performance targets for 2007 incentive compensation for our Named Executive Officers under the 2007 Plan, subject to shareholder approval of the 2007 Plan at the Annual Meeting. The Committee determined that these executives would be eligible for a bonus of up to ten times his or her respective base salary in 2007 based on achieving positive growth in FFO, revenues, and the Company’s FAD. In addition, the Committee determined that these executives would be eligible for a separate bonus of up to ten times his or her base salary upon the successful completion of a capital plan for the Company’s European operations to position it for long-term, sustainable growth. In each case above, the Compensation Committee may exercise negative discretion pursuant to Section 162(m) of the Internal Revenue Code to reduce the amount of the award. The actual annual incentive compensation awards paid to these executives pursuant to the 2007 Plan, if approved by the shareholders, may be paid in cash, restricted stock units or any combination thereof.

Required Vote

Approval of the Performance-Based Plan requires approval by a majority of the votes cast by the holders of Public Storage common stock and equity stock, series A, voting together as one class. The rules of the New York Stock Exchange require that for the approval of incentive compensation plans, at least 50% of the shares entitled to vote must cast votes. For purposes of the NYSE rule, abstentions are counted as votes cast, but broker non-votes are not. Therefore, abstentions will not affect the vote, and broker non-votes will not affect the vote so long as at least 50% of the votes entitled to be cast are cast with respect to this proposal.

The Board of Directors recommends you vote FOR approval of the 2007 Equity and Performance-Based Incentive Compensation Plan.

PROPOSAL 4

PROPOSAL TO REORGANIZE FROM A CALIFORNIA CORPORATION TO A MARYLAND REAL ESTATE INVESTMENT TRUST

Our Board of Directors has unanimously approved a proposal to reorganize Public Storage from a California corporation into a Maryland real estate investment trust. For the reasons discussed below, our Board of Directors believes that the reorganization is in the best interests of the company and its shareholders. The resulting effect of the reorganization would be that the Maryland statute governing real estate investment trusts formed under the laws of that state, which we refer to as the Maryland REIT law, would govern our affairs and California law would no longer apply to us. Following the reorganization:

•	Our name will change from Public Storage, Inc. to Public Storage.

•	Our headquarters will continue to be located in Glendale, California. We will not establish any offices or operations in Maryland as a result of the reorganization.

•

Our business and management will not change and will continue as they were immediately before the reorganization, and the Public Storage directors elected at the 2007 annual meeting will serve as trustees of the Maryland entity until the 2008 annual meeting.

•	Our fiscal year, assets, liabilities and dividend policies will be the same as immediately before the reorganization.

•

Each outstanding share of Public Storage, Inc. capital stock will convert automatically into one share of beneficial interest of the capital of PS Maryland, without any action of shareholders required.

Why Have We Chosen to Reorganize under Maryland Law?

Public Storage, Inc. was organized as a California corporation in 1980 under the name of Storage Equities, Inc. In 1980, the Company was a third-party administered real estate investment company with a $30 million market capitalization and substantially all of its properties were located in California. At the time, the decision to organize in California reflected the Company’s substantial connections to the state. Today Public Storage is a self-administered REIT with more than 2,000 properties in 38 states and seven foreign countries. As of March 14, 2007, the market value of our outstanding common stock was more than $16 billion based on the closing price of our common stock on the New York Stock Exchange.

As we plan for the future, our Board and management believe that it is essential to be able to draw upon well established and comprehensive laws governing real estate investment trusts, or REITs. Our Board believes that because of Maryland’s more comprehensive laws governing REITs and the number of REITs domiciled in that state, Maryland courts have developed an expertise in dealing with REITs and REIT issues and a greater body of relevant case law. Our Board believes that the comprehensive Maryland statutes, Maryland’s policies with respect to REITs and the established body of relevant case law are highly conducive to the operations of a REIT and provide the directors and management of a REIT with greater certainty and predictability in managing the affairs of the company. That this belief is commonly held is evidenced by, among other things, the fact that nearly 200 publicly owned REITs are currently organized under Maryland law (including approximately 65% of REITs that are members of the National Association of Real Estate Investment Trusts, or “NAREIT”) and as of December 31, 2006, seven of the ten other REITs in the S&P 500 were organized under Maryland law.

The number of REITs organized under Maryland law may be attributable to the fact that for many years Maryland has encouraged REITs to establish their legal domicile in that state. In furtherance of that policy, Maryland has adopted comprehensive, modern and flexible laws that are periodically updated and revised to meet changing business needs, including a separate statute governing REITs that are organized as trusts, and many believe the separate statute helps provide greater certainty with respect to the treatment of a REIT under state law. The Maryland REIT Law and other provisions of Maryland law are favorable to REITs, including:

•	provisions permitting charter restrictions on the transferability of stock, which are necessary to satisfy REIT tax requirements;

•	provisions permitting the issuance of shares to holders for the specific purpose of satisfying REIT tax requirements on share ownership; and

•	no franchise taxes are imposed by the State of Maryland on real estate investment trusts.

As a result of the above, our Board believes that being organized in Maryland and being governed by Maryland law, like the majority of REITs in our peer group, would be in the best interest of the company and that our shareholders will benefit from the responsiveness of Maryland law to their needs and to those of the company that they own.

What are the Benefits of the Reorganization?

Our Board believes that Public Storage will benefit in several ways by reorganizing into a Maryland REIT:

•	We will be governed by the Maryland REIT law, which contains provisions conducive to the operations of a REIT.

•

As a Maryland “trust REIT” (as opposed to a “corporate REIT”) we will have access to the benefits specifically afforded to trusts by the Maryland REIT law, including greater flexibility to address in our declaration of trust or bylaws a range of governance and other issues that the Maryland General Corporation Law otherwise prescribes or limits with respect to corporations.

•	Maryland offers additional protections for trustee and officer indemnification, which should facilitate our efforts to attract and retain qualified trustees and officers.

•	Maryland law offers additional protections in the event of an unsolicited takeover attempt that we believe should better protect shareholder interests.

•

The fact that many of our peer group companies are currently organized under the laws of Maryland (as discussed above) has resulted in the development of a comprehensive body of law and practice relating to Maryland REITs.

•	Being governed by Maryland law will bring the company’s governance more in line with that of other REITs.

•	We expect to realize cost savings by reorganizing into a trust.

Will the Company’s Business Change after the Reorganization?

No, the reorganization will not result in any change in our business, board members, management team, fiscal year, assets, liabilities, or dividend policies.

Will the Reorganization Affect My Investment in Public Storage Shares?

Generally, no, although after the reorganization your investment will be in shares of a Maryland REIT instead of a California corporation. Our intention, however, is that the shares of beneficial interest of PS Maryland will mirror in all material respects the voting rights (except as provided under Maryland law as discussed below), dividend rights and liquidation rights attributable to the various classes and series of Public Storage stock prior to the effective time of the reorganization. Our common stock and depositary shares representing interests in our equity stock and preferred stock are currently listed on the New York Stock Exchange under the symbols “PSA,” “PSAA,” “PSAPRW,” “PSAPRF,” “PSAPRE,” “PSAPRV,” “PSAPRD,” “PSAPRL,” “PSAPRG,” “PSAPRM,” “PSAPRH,” “PSAPRK,” “PSAPRI,” “PSAPRX,” “PSAPRZ,” “PSAPRA,” “PSAPRB,” and “PSAPRC.” Following the reorganization, the common shares and depositary shares representing interests in the equity shares and preferred shares of PS Maryland will continue to be listed on the NYSE under the same symbols, and all certificates representing shares of our stock immediately before the merger will continue to represent a like number and kind of shares of beneficial interest in the surviving trust. The NYSE has advised us that it will consider delivery of existing certificates representing our common stock and depositary shares representing interests in our equity and preferred stock as constituting “good delivery” of the surviving trust’s shares of beneficial interest in transactions subsequent to the reorganization.

If the reorganization is approved, we will take necessary action to provide that all rights of participants in our equity incentive plans prior to the merger will be substantially identical to their rights following the reorganization. Accordingly, the participants’ new rights will be on substantially identical terms and conditions contained in our existing plans. A vote to approve the reorganization will also be deemed a vote to approve the necessary amendments to the existing stock option and stock purchase plans.

Will the Reorganization Change My Voting Rights?

Generally, the voting rights of holders of common stock will not change after the reorganization. The voting rights of holders of equity stock and preferred stock will be reduced to the extent that California law provides for separate class votes for holders of equity stock and preferred stock for certain extraordinary transactions, such as mergers and reorganizations, while Maryland law has no comparable provisions. Holders of depositary shares representing interests in PS Maryland preferred shares will continue to have the voting rights described under “—Description of PS Maryland Shares of Beneficial Interest—Preferred Shares of Beneficial Interest” and holders of depositary shares representing interests in PS Maryland equity shares, series A will continue to vote as a single class with our common shares on all matters submitted for shareholder approval.

How Will the Reorganization be Accomplished?

The reorganization will be accomplished according to an Agreement and Plan of Merger (the “Agreement”) that we have entered into with PS Maryland, a copy of which is attached to this proxy statement/prospectus as Appendix B. The reorganization and the Agreement have been approved unanimously by our board of directors. Following approval by our shareholders, the reorganization will become effective when articles of merger are filed with and accepted for record by the State Department of Assessments and Taxation of the State of Maryland and when the certificate of merger is accepted for record by the Secretary of State of the State of California. We anticipate that this filing will be made shortly after the annual meeting. Under the Agreement, at the effective time:

•	Public Storage will be merged with and into PS Maryland, which will be the survivor of the merger, and the name of the surviving entity will be Public Storage.

•	Public Storage will cease to exist as a California corporation. As a Maryland REIT, the surviving entity will be governed by Maryland law instead of California law.

•

Following the merger, the company will be governed by the PS Maryland declaration of trust and PS Maryland bylaws, in substantially the form attached to this proxy statement/prospectus as Appendices C and D, respectively.

•	The directors and officers of Public Storage will become the trustees and officers of the surviving trust.

•	All issued outstanding shares of our common stock will be converted into an equal number of common shares of the surviving trust.

•

All issued outstanding shares of our equity stock will be converted into an equal number of equity shares of the surviving trust, and the depositary shares representing 1/1000 of a share of equity stock, series A, will thereafter represent 1/1000 of an equity share, series A, of the surviving trust.

•

All issued outstanding shares of our preferred stock will be converted into an equal number of preferred shares of the surviving trust, and the depositary shares representing 1/1000 of a share of preferred stock will thereafter represent 1/1000 of a preferred share of the surviving trust.

•

All options, rights or warrants to purchase shares of our stock immediately prior to the merger will thereafter entitle the holder to purchase a like number of shares of beneficial interest in the surviving trust on the same terms without any action on the part of the holder.

Following the effective time of the merger, all share certificates representing shares of our capital stock immediately before to the merger will continue to represent a like number and kind of shares of beneficial interest in the surviving trust without any action on the part of the holder. It will not be necessary for shareholders to exchange their existing stock certificates for certificates representing shares of beneficial interest of the surviving trust. However, if they so choose, shareholders will have the ability to exchange their old share certificates for new share certificates issued in the name of the surviving trust by delivering their old stock certificates to Computershare Trust Company, N.A., our exchange agent, together with the required paperwork.

Are There Any Conditions to Completion of the Reorganization?

The reorganization is subject to a number of customary closing conditions, including receipt of all necessary governmental and other consents and approvals as well as the approval of the holders of at least a majority of each of (a) the outstanding shares of our common stock, (b) the outstanding shares of our equity stock, and (c) the outstanding shares of our preferred stock. Notwithstanding shareholder approval of the reorganization, we may terminate the Agreement and abandon the reorganization if circumstances arise or facts are revealed that make it inadvisable, in the judgment of our Board, to proceed with the reorganization. In addition, it is a condition to completion of the reorganization (which may be waived by the Board) that dissenters’ rights with respect to the reorganization are exercised, if at all, only by holders of fewer than (a) 5% of the outstanding shares or depositary shares of Public Storage’s NYSE-listed common, preferred and equity stock, and (b) 1% of the outstanding shares of Public Storage’s equity stock, series AAA, and preferred stock, series Y. Approval of the reorganization proposal will also constitute approval of the Agreement, which is attached to this proxy statement/prospectus as Appendix B, as well as the corresponding changes required to our existing stock option and other employee benefit plans and arrangements.

Do Stockholders Have Dissenters’ Rights in the Reorganization?

Since Public Storage’s common stock and depositary shares representing interests in the equity stock, series A and in the preferred stock are listed on the New York Stock Exchange, dissenting shareholders’ rights will not generally be available in connection with the reorganization unless shareholders owning five percent or more of the total outstanding common stock, equity stock or preferred stock file proper demands for payment pursuant to Chapter 13 of the California General Corporation Law following shareholder approval of the reorganization.

The following discussion is a summary of Sections 1300 through 1313 of the California General Corporation Law, sometimes referred to as the CGCL in this proxy statement/prospectus, which sets forth the procedures for Public Storage shareholders to dissent from the proposed reorganization and to demand statutory dissenters’ rights of appraisal of their shares under the CGCL. The following discussion is not a complete statement of the provisions of the CGCL relating to the rights of Public Storage shareholders to payment of the fair market value of their shares and is qualified in its entirety by reference to the full text of Sections 1300 to and including 1313 of the CGCL, which is provided in its entirety as Appendix E to this proxy statement/prospectus. All references in Sections 1300 through 1313 of the CGCL and in this summary to a “shareholder” are to the holder of record of the shares of Public Storage stock as to which dissenters’ rights are asserted. A person having a beneficial interest in the shares of Public Storage stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the holder of record to follow the steps summarized below properly and in a timely manner to perfect such person’s dissenters’ rights.

Chapter 13 of the CGCL provides Public Storage shareholders who do not approve the proposed reorganization with the right, subject to compliance with the requirements summarized below, to dissent and demand the payment of, and be paid in cash, the fair market value of their Public Storage shares owned by such shareholders as of March 23, 2007, the record date for Public Storage’s annual shareholders meeting. In accordance with Chapter 13 of the CGCL, the fair market value of Public Storage shares will be their fair market value determined as of March 19, 2007, the last business day before the first announcement of the terms of the proposed reorganization made in the filing of our preliminary proxy statement/prospectus with the SEC, exclusive of any appreciation or depreciation in the value of the shares in consequence of the proposed reorganization. Because Public Storage’s common stock and depositary shares representing interests in its equity stock, series A and preferred stock are listed on the New York Stock Exchange, shareholders will be entitled to dissent and seek payment of the fair market value for their shares only if holders of 5% or more of the outstanding shares or depositary shares, as applicable of Public Storage common stock, equity stock or preferred stock properly dissent from the proposed reorganization and demand payment of fair market value. Holders of the equity stock, AAA and the preferred stock, series Y will have dissenters’ rights of appraisal irrespective of the percentage of holders of those classes that dissent from the reorganization.

Even though a shareholder who wishes to exercise dissenters’ rights may be required to take certain actions before Public Storage’s annual shareholders meeting, if the merger agreement relating to the proposed reorganization is later terminated and the proposed reorganization is abandoned, no Public Storage shareholder will have the right to any payment from Public Storage, other than necessary expenses incurred in proceedings initiated in good faith and reasonable attorneys’ fees, by reason of having taken that action. The following discussion is subject to those qualifications.

Vote Against the Reorganization. Any Public Storage shareholder (other than holders of equity stock, AAA or preferred stock, series Y) who desires to exercise dissenters’ rights must vote his, her or its shares against the proposed reorganization. If a Public Storage shareholder does not return a proxy that is voted against the proposed reorganization, then he, she or it will not be entitled to exercise dissenters’ rights.

Written Demand for Payment. Written demand must be made by the record holder of the shares. Such demand must be mailed or otherwise directed to Public Storage, Inc., 701 Western Avenue, Glendale, California 91201-2349, Attn: Corporate Secretary, Telephone: (818) 244-8080; be received not later than the date of the annual meeting; specify the shareholder’s name and mailing address and the number and class of shares of Public Storage stock held of record which the shareholder demands Public Storage purchase; state that the shareholder is demanding purchase of the shares and payment of their fair market value; and state the price which the shareholder claims to be the relevant fair market value of the shares. The fair market value of the shares is determined as of the day before the first announcement of the terms of the proposed reorganization. The statement of fair market value constitutes an offer by the shareholder to sell the shares to Public Storage at such price.

In addition, within 30 days after notice of the approval of the proposed reorganization by the holders of the requisite percentages of Public Storage shares entitled to vote thereon is mailed to shareholders, the shareholder must also submit to Public Storage or a transfer agent of Public Storage, for endorsement as dissenting shares, the stock certificates representing the Public Storage shares as to which the shareholder is exercising dissenters’ rights.

Simply failing to vote for, or voting against, the proposed reorganization will not be sufficient to constitute the demand described above.

Shares of Public Storage stock held by shareholders who have perfected their dissenters’ rights in accordance with Chapter 13 of the CGCL and have not withdrawn their demands or otherwise lost their rights are referred to in this summary as “dissenting shares.”

Notice by Public Storage. Within 10 days after approval of the proposed reorganization by Public Storage’s shareholders, Public Storage must mail notice of the approval, accompanied by a copy of Sections 1300, 1301, 1302, 1303, and 1304 of the CGCL, to each Public Storage shareholder who voted against the proposed reorganization and who properly made a written demand to Public Storage in the manner described above and otherwise in accordance with the applicable provisions of Chapter 13 of the CGCL. This notice must state the price determined by Public Storage to represent the fair market value of the dissenting shares. As stated above, the fair market value of the shares is determined as of the day before the first announcement of the terms of the proposed reorganization. The notice must also include a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder’s right under such sections. The statement of price determined by Public Storage to represent the fair market value of dissenting shares, as set forth in the notice of approval of the reorganization, will constitute an offer by Public Storage to purchase the dissenting shares at the stated amount if the proposed reorganization closes and the dissenting shares do not otherwise lose their status as such.

Irrespective of the percentage of Public Storage’s shares with respect to which dissent demands have been properly filed, Public Storage must mail the notice referred to above to any shareholder who has filed a demand with respect to Public Storage’s shares that are subject to transfer restrictions imposed by Public Storage or by any law or regulations.

Payment of agreed upon price. If Public Storage and a dissenting shareholder agree that the shares are dissenting shares and agree on the price of the shares, the dissenting shareholder is entitled to receive the agreed price with interest at the legal rate on judgments from the date of that agreement. Payment for the dissenting shares must be made within 30 days after the later of the date of that agreement or the date on which all statutory and contractual conditions to the proposed reorganization are satisfied. Payments are also conditioned on the surrender of the certificates representing the dissenting shares.

Determination of dissenting shares or fair market value. If Public Storage denies that shares are dissenting shares or the shareholder fails to agree with Public Storage as to the fair market value of the shares, then, within the time period provided by Section 1304(a) of the CGCL, any shareholder demanding purchase of such shares as dissenting shares or any interested corporation may file a complaint in the superior court in the proper California county praying the court to determine whether the shares are dissenting shares or as to the fair market value of the holder’s shares, or both, or may intervene in any action pending on such complaint.

On the trial of the action, the court determines the issues. If the status of the shares as dissenting shares is in issue, the court first determines that issue. If the fair market value of the dissenting shares is in issue, the court determines, or appoints one or more impartial appraisers to determine, the fair market value of the shares.

If the court appoints an appraiser or appraisers, they shall proceed to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of the appraisers, shall make and file a report in the office of the clerk of the court. Thereafter, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

If a majority of the appraisers fail to make and file a report within 10 days after the date of their appointment or within such further time as the court allows, or if the court does not confirm the report, the court determines the fair market value of the dissenting shares. Subject to Section 1306 of the CGCL, judgment is rendered against Public Storage for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares that any dissenting shareholder who is a party, or who has intervened, is entitled to require Public Storage to purchase, with interest at the legal rate from the date on which the judgment is entered. Any party may appeal from the judgment.

The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, is assessed or apportioned as the court considers equitable. However, if the appraisal determined by the court is more than the price offered by Public Storage, Public Storage pays the costs (including, in the discretion of the court, attorneys’ fees, fees of expert witnesses and interest at the legal rate on judgments from the date the shareholder made the demand and submitted shares for endorsement if the value awarded by the court for the shares is more than 125 percent of the price offered by Public Storage).

Maintenance of dissenting share status. Except as expressly limited by Chapter 13 of the CGCL, holders of dissenting shares continue to have all the rights and privileges incident to their shares until the fair market value of their shares is agreed upon or determined. A holder of dissenting shares may not withdraw a demand for payment unless Public Storage consents to the withdrawal.

Dissenting shares lose their status as dissenting shares, and dissenting shareholders cease to be entitled to require Public Storage to purchase their shares upon the happening of any of the following:

•	the proposed reorganization is abandoned;

•	the shares are transferred before their submission to Public Storage for the required endorsement;

•

the dissenting shareholder and Public Storage do not agree on the status of the shares as dissenting shares or do not agree on the purchase price, but neither Public Storage nor the shareholder files a complaint or intervenes in a pending action within six months after Public Storage mails a notice that its shareholders have approved the proposed reorganization; or

•	with Public Storage’s consent, the dissenting shareholder withdraws the shareholder’s demand for purchase of the dissenting shares.

To the extent that the provisions of Chapter 5 of the CGCL (which places conditions on the power of a California corporation to make distributions to its shareholders) prevent the payment to any holders of dissenting shares of the fair market value of the dissenting shares, the dissenting shareholders will become creditors of Public Storage for the amount that they otherwise would have received in the repurchase of their dissenting shares, plus interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors of Public Storage in any liquidation proceeding, with the debt to be payable when permissible under the provisions of Chapter 5 of the CGCL.

Any Public Storage shareholder wishing to exercise dissenters’ rights is urged to consult legal counsel before attempting to exercise dissenters’ rights. Failure to comply strictly with all of the procedures set forth in Sections 1300-1313 of the CGCL may result in the loss of a shareholder’s statutory dissenters’ rights. In such case, such shareholder will be entitled to receive only the applicable class or series of PS Maryland shares for their shares of Public Storage, Inc. stock as provided in the merger agreement.

What are the Material Federal Income Tax Consequences of the Reorganization?

Consummation of the reorganization merger is subject to our receipt of an opinion from our special tax counsel, Hogan & Hartson LLP, that, on the basis of facts, representations and assumptions set forth in the opinion, the transaction will be treated for federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code (the “Code”). Based on the intended qualification of the reorganization as a “reorganization” under the Code, no gain or loss will be recognized by Public Storage as a result of the reorganization, and no gain or loss will be recognized by any shareholder of Public Storage who receives shares of beneficial interest in the new Maryland real estate investment trust in exchange for our shares of our stock, except to the extent a shareholder receives cash in connection with an exercise of dissenters’ rights. State, local or foreign income tax consequences to shareholders may vary from the federal tax consequences described above, and shareholders should consult their own tax advisors as to the effect of the reorganization under applicable tax laws.

Description of PS Maryland Shares of Beneficial Interest

The following is a summary of the material terms of the shares of beneficial interest of PS Maryland. The discussion that follows is based in part on the terms of PS Maryland’s declaration of trust and bylaws as both will be in effect upon completion of the proposed reorganization. All references to the declaration of trust and bylaws are to these amended versions, copies of which are attached as Appendices C and D to this proxy statement/prospectus.

Common Shares of Beneficial Interest

PS Maryland is authorized to issue up to 650,000,000 common shares of beneficial interest, par value $0.10 per share. At March 23, 2007, Public Storage had outstanding 170,449,788 shares of its common stock (excluding shares issuable upon conversion of convertible securities and shares subject to options). Upon completion of the reorganization, each of these outstanding shares will be converted into one common share of PS Maryland.

Holders of PS Maryland common shares will be entitled to receive dividends when, as and if declared by our board of trustees, out of funds legally available for distribution. If PS Maryland fails to pay dividends on its outstanding preferred shares of beneficial interest, generally PS Maryland may not pay dividends on or repurchase its common shares. If PS Maryland were to liquidate, dissolve or wind up its affairs, holders of common shares will be entitled to share equally and ratably in any assets available for distribution to them, after payment or provision for payment of PS Maryland’s debts and other liabilities and the preferential amounts owing with respect to any of its outstanding preferred shares. Holders of common shares will have no preemptive rights, which means they have no right to acquire any additional common shares that PS Maryland may issue at a later date.

The holders of PS Maryland common shares will be entitled to cast one vote for each share on all matters presented to our holders for a vote. The PS Maryland common shares will be, when issued, fully paid and nonassessable.

The rights, preferences and privileges of holders of PS Maryland common shares are subject to, and may be adversely affected by, the rights of the holders of shares of any series of PS Maryland preferred shares or equity shares which will be outstanding upon completion of the reorganization or which we may designate and issue in the future. The preferred shares and equity shares are described below.

Preferred Shares of Beneficial Interest

PS Maryland is authorized to issue up to 100,000,000 preferred shares of beneficial interest, par value $0.01 per share (“Preferred Shares”). Our declaration of trust will provide that Preferred Shares may be issued from time to time in one or more series and give our board of trustees broad authority to fix the dividend and distribution rights, conversion and voting rights, if any, redemption provisions and liquidation preferences of each series of Preferred Shares. Holders of Preferred Shares will have no preemptive rights. The Preferred Shares will be, when issued, fully paid and nonassessable.

At March 23, 2007, we had outstanding 17 series of preferred stock and had reserved for issuance, upon conversion of preferred units in one of our operating partnerships, two additional series. Each series (1) has a stated value of $25.00 per share or depositary share as applicable, (2) provides for cumulative quarterly distributions calculated as a percentage of the stated value (ranging from 6.125% to 7.500% per year) in preference to the holders of shares of Public Storage common stock and any other capital stock ranking junior to such preferred stock as to payment of dividends, and (3) is subject to redemption after a specified date, in whole or in part, at our option at a cash redemption price of $25.00 per share or depositary share as applicable, plus accrued and unpaid distributions.

Upon completion of the reorganization, the outstanding shares of each series of Public Storage preferred stock will be converted into Preferred Shares of a corresponding series, having terms substantially similar to those of the Public Storage preferred stock, and the depositary shares representing such Public Storage preferred stock will thereafter represent such Preferred Shares . The following table shows the series of Preferred Shares that PS Maryland will issue upon completion of the reorganization, including the distribution rate and date upon which such shares first will be subject to redemption at the option of PS Maryland:

	Distribution Rate	Date First Redeemable
Depositary Shares Representing 1/1,000 of a 7.500% Cumulative Preferred Share, Series V $.01 par value	7.500%	September 30, 2007
Depositary Shares Representing 1/1,000 of a 6.500% Cumulative Preferred Share, Series W $.01 par value	6.500%	October 6, 2008
Depositary Shares Representing 1/1,000 of a 6.450% Cumulative Preferred Share, Series X $.01 par value	6.450%	November 13, 2008
6.850% Cumulative Preferred Shares, Series Y $0.01 par value	6.850%	January 2, 2009
Depositary Shares Representing 1/1,000 of a 6.250% Cumulative Preferred Share, Series Z $.01 par value	6.250%	March 5, 2009
Depositary Shares Representing 1/1,000 of a 6.125% Cumulative Preferred Share, Series A $.01 par value	6.125%	March 31, 2009
Depositary Shares Representing 1/1,000 of a 7.125% Cumulative Preferred Share, Series B $.01 par value	7.125%	June 30, 2009
Depositary Shares Representing 1/1,000 of a 6.600% Cumulative Preferred Share, Series C $.01 par value	6.600%	September 13, 2009
Depositary Shares Representing 1/1,000 of a 6.180% Cumulative Preferred Share, Series D $.01 par value	6.180%	February 28, 2010
Depositary Shares Representing 1/1,000 of a 6.750% Cumulative Preferred Share, Series E $.01 par value	6.750%	April 27, 2010
Depositary Shares Representing 1/1,000 of a 6.450% Cumulative Preferred Share, Series F $.01 par value	6.450%	August 23, 2010
Depositary Shares Representing 1/1,000 of a 7.000% Cumulative Preferred Share, Series G $.01 par value	7.000%	December 12, 2010
Depositary Shares Representing 1/1,000 of a 6.950% Cumulative Preferred Share, Series H $.01 par value	6.950%	January 19, 2011
Depositary Shares Representing 1/1,000 of a 7.250% Cumulative Preferred Share, Series I $.01 par value	7.250%	May 3, 2011
Depositary Shares Representing 1/1,000 of a 7.250% Cumulative Preferred Share, Series K $.01 par value	7.250%	August 8, 2011
Depositary Shares Representing 1/1,000 of a 6.750% Cumulative Preferred Share, Series L $.01 par value	6.750%	October 20, 2011
Depositary Shares Representing 1/1,000 of a 6.625% Cumulative Preferred Share, Series M $.01 par value	6.625%	January 9, 2012

Ranking. The Preferred Shares of each series to be issued upon completion of the reorganization will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of our affairs, rank:

(1) senior to the common shares, any additional class of common shares, existing and future equity shares and any future series of preferred shares ranking junior to the Preferred Shares; and

(2) on a parity with all other Preferred Shares issued or reserved for issuance upon completion of the reorganization.

Distributions. Holders of Preferred Shares of a particular series will be entitled to receive, when, as and if declared by our board of trustees, out of our assets legally available for payment, cash distributions at the respective rates and on the respective dates as set forth in the articles supplementary relating to such series. Each distribution will be payable to holders of record as they appear on our share transfer books on the record dates fixed by our board of trustees.

Distributions on the Preferred Shares issued or reserved for issuance as of the completion of the reorganization will be cumulative from and after the date of issuance or most recent payment date of dividends on the analogous series of Public Storage preferred stock. No distributions (other than in common shares or other shares of beneficial interest ranking junior to the Preferred Shares as to distributions and upon liquidation) will be declared or paid or set aside for payment (nor will any other distribution be declared or made upon our common shares, or any of our other shares of beneficial interest ranking junior to or on a parity with the Preferred Shares of the series as to distributions or upon liquidation), nor will any common shares or any other of our shares of beneficial interest ranking junior to or on a parity with the Preferred Shares of the series as to distributions or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by us (except by conversion into or exchange for our other shares of beneficial interest ranking junior to the Preferred Shares of the series as to distributions and upon liquidation) unless full cumulative distributions on the Preferred Shares of the series have been or contemporaneously are declared and paid or declared and a sum set apart for payment for all past distribution periods and the then current distribution period.

Any distribution made on shares of a series of cumulative Preferred Shares being offered will first be credited against the earliest accrued but unpaid distribution due with respect to shares of the series which remains payable.

Redemption. The Preferred Shares will be subject to redemption at our option, in whole or in part, beginning on the respective dates shown on the table above. The Preferred Shares also will be subject to redemption at our option, in whole or in part, if the Board of Trustees determines in good faith that such redemption, is necessary to maintain the company’s status as a REIT for tax purposes. The redemption price may be payable in cash, securities or other property, as specified in the articles supplementary relating to each outstanding series of Preferred Shares.

Notwithstanding the foregoing, no Preferred Shares of any series will be redeemed and we will not purchase or otherwise acquire directly or indirectly any Preferred Shares of that series (except by conversion into or exchange for our shares of beneficial interest ranking junior to the Preferred Shares of that series as to distributions and upon liquidation) unless all outstanding Preferred Shares of the series in question are simultaneously redeemed and, in each case full cumulative distributions on the Preferred Shares of that series will have been or contemporaneously are declared and paid or declared and a sum sufficient for payment for all past distribution periods and the then current distribution period is set apart.

If fewer than all of the outstanding Preferred Shares of any series being offered are to be redeemed, the number of shares to be redeemed will be determined by us and these shares must be redeemed pro rata from the holders of record of these shares in proportion to the number of these shares held by such holders (with adjustments to avoid redemption of fractional shares) or any other equitable method determined by us.

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of Preferred Shares of any series to be redeemed at the address shown on our stock transfer books. Each notice will state:

(1) the redemption date;

(2) the number of shares and series of the Preferred Shares to be redeemed;

(3) the redemption price;

(4) the place or places where certificates for such Preferred Shares are to be surrendered for payment of the redemption price; and

(5) that distributions on the Preferred Shares to be redeemed will cease to accrue on the redemption date.

If fewer than all the Preferred Shares of any series are to be redeemed, the notice mailed to each holder will also specify the number of Preferred Shares to be redeemed from the holder and, upon redemption, a new certificate will be issued representing the unredeemed shares without cost to the holder. To facilitate the redemption of Preferred Shares, our board of trustees may fix a record date for the determination of Preferred Shares to be redeemed. The record date may not be less than 30 or more than 60 days before the date fixed for redemption.

If notice has been given as provided above, unless we default in providing funds for the payment of the redemption price on that date, then from and after the redemption date all distributions on the Preferred Shares called for redemption will cease. From and after the redemption date, unless we default, all rights of the holders of our Preferred Shares of such series, except the right to receive the redemption price (but without interest), will cease.

Subject to applicable law and the limitation on purchases when distributions on Preferred Shares are in arrears, we may, at any time and from time to time, purchase any Preferred Shares in the open market, by tender or by private agreement.

Liquidation Preference. If we voluntarily or involuntarily liquidate, dissolve or wind-up our affairs, then, before we make any distribution or payment to the holders of any common shares or any other class or series of our shares of beneficial interest ranking junior to the Preferred Shares in the distribution of assets upon our liquidation, dissolution or winding up, the holders of each series of Preferred Shares will be entitled to receive out of our assets legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable articles supplementary relating to such series), plus an amount equal to all accrued and unpaid distributions. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Preferred Shares will have no right or claim to any of our remaining assets. In the event that, upon the voluntary or involuntary liquidation, dissolution or winding up, our legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding Preferred Shares of any series and the corresponding amounts payable on all shares of other classes or series of our shares of beneficial interest ranking on a parity with the Preferred Shares in the distribution of assets upon liquidation, dissolution or winding up, then the holders of the Preferred Shares and all other such classes or series of shares of beneficial interest will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions have been made in full to all holders of Preferred Shares, our remaining assets will be distributed among the holders of any other classes or series of shares of beneficial interest ranking junior to the Preferred Shares upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For these purposes, our consolidation or merger with or into any other corporation, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding up.

Voting Rights. Holders of the Preferred Shares will not have any voting rights, except as set forth below or as otherwise expressly required by law or as indicated in the applicable articles supplementary.

If six quarterly distributions payable on any series of Preferred Shares are in default (whether or not declared or consecutive), the holders of all the series of Preferred Shares, voting as a single class with all other series of Preferred Shares upon which similar voting rights have been conferred and are exercisable, will be entitled to elect two additional trustees until all distributions in default have been paid or declared and set apart for payment.

The right to vote separately to elect trustees will, when vested, be subject, always, to the same provisions for vesting of the right to elect trustees separately in the case of future distribution defaults. At any time when the right to elect trustees separately has vested, we may, and upon the written request of the holders of record of not less than 20% of our total number of Preferred Shares then outstanding will, call a special meeting of shareholders for the election of trustees. In the case of the written request, a special meeting will be held within 90 days after the delivery of the request and, in either case, at the place and upon the notice provided by law and in the bylaws. However, we will not be required to call a special meeting if the request is received less than 120 days before the date fixed for the next annual meeting of shareholders, and the holders of all classes of outstanding Preferred Shares are offered the opportunity to elect the trustees (or fill any vacancy) at the annual meeting of shareholders. Trustees so elected will serve until the next annual meeting of shareholders or until their respective successors are elected and qualify. If, before the end of the term of any trustee so elected, a vacancy in the office of the trustee occurs, during the continuance of a default by reason of death, resignation, or disability, the vacancy will be filled for the unexpired term of the former trustee by the appointment of a new trustee by the remaining trustee or trustees so elected.

The affirmative vote or consent of the holders of at least 66 2/3% of the outstanding Preferred Shares of each series issued upon closing of the reorganization will be required to amend or repeal any provision of, or add any provision to, our declaration of trust, including the articles supplementary, if this action would adversely alter or change the rights, preferences or privileges of the series of Preferred Shares.

Our board of trustees will not, without the consent of holders of at least 66 2/3% of the outstanding Preferred Shares, voting as a single class, authorize another class of shares of beneficial interest senior to the Preferred Shares. No consent or approval of the holders of any series of Preferred Shares will be required for the issuance from our authorized but unissued Preferred Shares of other Preferred Shares of any series ranking on a parity with or junior to the Preferred Shares in question, or senior to a series of Preferred Shares expressly made junior to that series of Preferred Shares as to payment of distributions and distribution of assets, including other Preferred Shares of the same series.

These voting provisions will not apply if, at or prior to the time when the act with respect to which a vote would otherwise be required is effected, all outstanding Preferred Shares of the series had been redeemed or called for redemption upon proper notice and sufficient funds had been deposited in trust to effect the redemption.

Equity Shares

We are authorized to issue up to 100,000,000 equity shares of beneficial interest, par value $.01 per share. Our declaration of trust will provide that the equity shares may be issued from time to time in one or more series and give our board of trustees broad authority to fix the distribution, conversion and voting rights, redemption provisions and liquidation rights of each series of equity shares. Holders of equity shares have no preemptive rights. The equity shares will be, when issued, fully paid and nonassessable.

At March 23, 2007, Public Storage had two series of equity stock outstanding, consisting of 8,740.766 equity shares, series A, and 4,289,544 equity shares, series AAA, each of which rank on a parity with our common stock. The equity stock, series A is represented by 8,740,766 depositary shares (each depositary share representing 1/1000 of share of equity stock, series A). The Public Storage equity stock, series A (1) provides for cash distributions at the rate of five times the distributions on the common stock per depositary share, but not more than $2.45 per depositary share per year, (2) may be redeemed on or after March 31, 2010 at $24.50 per depositary share, (3) on liquidation receives the same per share amount allocated in respect of a common share, but not to exceed $24.50 per depositary share, (4) is convertible into common stock at the rate of one depositary share into .956 shares of common stock if Public Storage fails to preserve its status as a REIT and (5) votes as a single class with the common stock at the rate of one-tenth of a vote per depositary share.

The Public Storage equity stock, series AAA (1) provides for cash distributions at the rate of five times the distributions on the common stock, provided that such distributions shall be neither more than $.539101563 per share per quarter nor less than the lesser of $2.15640625 per share per year or five times the dividends per share on the common stock per year, (2) is not redeemable except in certain limited circumstances (including if the Company determines a redemption is necessary to maintain the Company’s status as a REIT), (3) receives on liquidation, dissolution or winding up of the Company 120% of the amount distributed per share of common stock, (4) is not convertible into common stock except in certain limited circumstances and (5) has no voting rights.

Upon completion of the reorganization, each of these outstanding shares of Public Storage equity stock will be converted into one equity share of beneficial interest, having terms substantially similar to those of the Public Storage equity stock.

Depositary Shares

Certain of the PS Maryland Preferred Shares and equity shares will be represented by depositary shares, each of which will represent a fractional interest in a Preferred Share or Equity Share of a specified series as described in the applicable articles supplementary. The Preferred Shares or Equity Shares represented by the depositary shares will be deposited with Computershare Trust Company, N.A., or other depositary, under a deposit agreement, among the depositary, the holders of the depositary receipts and us. Depositary receipts, which are certificates evidencing depositary shares, will be issued to evidence the depositary shares. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

Distributions. The depositary will distribute all cash or other cash distributions received in respect of the series of Preferred Shares or Equity Shares represented by the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date, which will be the same date as the record date fixed by us for the applicable series of Preferred Shares or Equity Shares. The depositary, however, will distribute only an amount as can be distributed without attributing to any depositary share a fraction of one cent with any undistributed balance added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, in proportion, as nearly as may be practicable, to the number of depositary shares owned by those holders on the relevant record date, unless the depositary determines (after consultation with us) that it is not feasible to make the distribution. If this occurs, the depositary may (with our approval) sell the property and distribute the net proceeds from that sale to those holders or adopt another method of distribution as it deems equitable and appropriate.

Liquidation Rights. If we liquidate, dissolve or wind up our affairs, whether voluntary or involuntary, the holders of each depositary share will be entitled to the fraction of the liquidation amount accorded each share of the applicable series of Preferred Shares or Equity Shares, as set forth in the applicable articles supplementary.

Redemption. For all cases where series of Preferred Shares or Equity Shares represented by that series of depositary shares is redeemable, those depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of that series of Preferred Shares or Equity Shares held by the depositary. Whenever we redeem any Preferred Shares or Equity Shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the Preferred Shares or Equity Shares so redeemed. The depositary will mail the notice of redemption promptly upon receipt of such notice from us and not less than 30 nor more than 60 days prior to the date fixed for redemption of the Preferred Shares or Equity Shares and the depositary shares to the record holders of the depositary receipts.

Voting. Promptly upon receipt of notice of any meeting at which the holders of the series of Preferred Shares or Equity Shares represented by the applicable series of depositary shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts as of the record date for that meeting. Each record holder of depositary receipts will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of Preferred Shares or Equity Shares represented by that record holder’s depositary shares. The depositary will then try, as far as practicable, to vote the Preferred Shares or Equity Shares represented by such depositary shares in accordance with those instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any of the Preferred Shares or Equity Shares to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Shares or Equity Shares. Upon surrender of depositary receipts at the principal office of the depositary, upon payment of any unpaid amount due the depositary, and subject to the terms of the deposit agreement, the holder of the depositary shares evidenced by the depositary receipts is entitled to delivery of the number of whole Preferred Shares or Equity Shares and all money and other property, if any, represented by those depositary shares. Partial Preferred Shares or Equity Shares will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole Preferred Shares or Equity Shares to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of withdrawn preferred shares or equity shares will not be entitled to deposit those shares under the deposit agreement or to receive depositary receipts evidencing depositary shares.

Amendment and Termination of Deposit Agreement. The form of depositary receipt evidencing the depositary shares of any series and any provision of the deposit agreement may at any time be amended by agreement between the depositary and us. However, any amendment which materially and adversely alters the rights of the holders (other than any change in fees) of depositary shares of any series will not be effective unless that amendment has been approved by the holders of at least a majority of the depositary shares of that series then outstanding. No such amendment may impair the right, subject to the terms of the deposit agreement, of any owner of any depositary shares to surrender the depositary receipt evidencing those depositary shares with instructions to the depositary to deliver to the holder the Preferred Shares or Equity Shares and all money and other property, if any, represented by the depositary receipt, except in order to comply with mandatory provisions of applicable law. The deposit agreement may be terminated by the depositary or us only if:

(1) all outstanding depositary shares have been redeemed or

(2) there has been a final distribution in respect of the preferred stock or equity stock in connection with our liquidation, dissolution or winding up and the distribution has been made to all the holders of depositary shares.

Charges of Depositary. We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the Preferred Shares or Equity Shares and the initial issuance of the depositary shares, and redemption of the Preferred Shares or Equity Shares and all withdrawals of Preferred Shares or Equity Shares by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and those other charges as are provided in the deposit agreement to be for their accounts. In some circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt if the charges are not paid.

Miscellaneous. The depositary will forward to the holders of depositary receipts all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the Preferred Shares or Equity Shares. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at other places as it may from time to time deem advisable, any reports and communications received from us which are received by the depositary as the holder of Preferred Shares or Equity Shares.

Neither the depositary nor we assume any obligation or liability under the deposit agreement to holders of depositary receipts other than for its or our negligence or willful misconduct. Neither the depositary nor we will be liable if the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our obligations and those of the depositary under the deposit agreement will be limited to performance in good faith of the depositary’s duties under the deposit agreement. Neither of us will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or Preferred Shares or Equity Shares unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, on information provided by holders of depositary receipts or other persons believed in good faith to be competent to give the information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and Removal of Depositary. The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $150,000,000.

Power to Reclassify Shares and Issue Additional Shares

The PS Maryland declaration of trust authorizes our board of trustees to classify any unissued preferred shares or equity shares and to reclassify any previously classified but unissued common shares, preferred shares and equity shares of any series from time to time in one or more series, as authorized by the board of trustees. Prior to issuance of any classified or reclassified shares of a particular class or series, the PS Maryland board of trustees is required by the Maryland REIT law and our declaration of trust to set for each such class or series, subject to the provisions of our declaration of trust regarding the restrictions on transfer of shares of beneficial interest, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series. As a result, the PS Maryland board of trustees could authorize the issuance of preferred shares or equity shares that have priority over the common shares with respect to dividends and rights upon liquidation and with other terms and conditions that could have the effect of delaying, deterring or preventing a transaction or a change in control that might involve a premium price for holders of common shares or otherwise might be in their best interest.

Holders of our shares will not have preemptive rights, which means they will have no right to acquire any additional shares that we may issue at a subsequent date.

Restrictions on Ownership and Transfer

To qualify as a REIT under the Code, Public Storage’s shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of Public Storage’s outstanding shares (after taking into account options to acquire shares) may be owned, directly, indirectly or through attribution, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. To continue to qualify as a REIT, PS Maryland, which will be treated as a continuation of Public Storage for federal income tax purposes, must continue to satisfy these requirements after the effective time of the reorganization.

To maintain Public Storage’s qualification as a REIT, Public Storage’s current charter and bylaws include certain restrictions on the number of common shares, preferred shares and shares of equity stock that a person may own. Public Storage’s board of directors believes that it is essential for PS Maryland to continue to qualify as a REIT after the effective date of the reorganization. For this reason, the declaration of trust, subject to certain exceptions, will include restrictions on the number of PS Maryland shares that a person may own. A discussion of certain material differences between the rights of shareholders under Public Storage’s existing articles of incorporation and bylaws and the PS Maryland declaration of trust and bylaws (including the limits on ownership of shares) is included in the section below titled “Comparison of Rights of Shareholders.”

The declaration of trust will provide:

•

no person, other than an excepted holder or a designated investment entity (each as defined in the declaration of trust and as described below), may own directly or indirectly, or be deemed to own by virtue of the attribution provisions of the Code, more than 3%, in value or number of common shares, whichever is more restrictive, of the outstanding shares of any class or series of common shares;

•

no person, other than a designated investment entity or an excepted holder (each as defined in the declaration of trust and as described below), may own directly or indirectly, or be deemed to own through attribution, more than 9.9% in value or number of shares, whichever is more restrictive, of the outstanding shares of any class or series of preferred shares, or equity shares;

•

no excepted holder, which means certain members of the Hughes family, certain trusts established for the benefit of members of the Hughes family, certain related entities, as well as persons whose ownership of shares would cause members of the Hughes family to be deemed to own shares pursuant to application attribution rules under the Code, may own directly or indirectly common shares if, under the applicable tax attribution rules of the Code, any single excepted holder who is treated as an individual would own more than 35.66%, in value or number of shares, whichever is more restrictive, of any class or series of the outstanding common shares, any two excepted holders treated as individuals would own more than 38.66%, in value or number of shares, whichever is more restrictive, of any class or series of the outstanding common shares, any three excepted holders treated as individuals would own more than 41.66%, in value or number of shares, whichever is more restrictive, of any class or series of the outstanding common shares, any four excepted holders treated as individuals would own more than 44.66%, in value or number of shares, whichever is more restrictive, of any class or series of the outstanding common shares, or any five excepted holders treated as individuals would own more than 47.66%, in value or number of shares, whichever is more restrictive, of any class or series of the outstanding common shares;

•

no excepted holder, as described above, may own directly or indirectly, or be deemed to own through attribution, more than 15% in value or number of shares, whichever is more restrictive, of the outstanding shares of any class or series of equity shares; there is no special limit specifically applicable to preferred shares except the general ownership limit.

•

no designated investment entity may acquire or hold, directly or indirectly (or through attribution), shares in excess of the designated investment entity limit of 9.9%, in value or number of shares, whichever is more restrictive, of the outstanding shares of any class or series of common shares;

•	a designated investment entity may acquire or hold, directly or indirectly (or through attribution), 100% of the outstanding shares of any class or series of preferred shares or equity shares;

•

no person shall actually or beneficially own PS Maryland’s shares to the extent that such ownership would result in PS Maryland being “closely held” under Section 856(h) of the Code or otherwise cause PS Maryland to fail to qualify as a REIT at any time; and

•	no person shall transfer PS Maryland’s shares if such transfer would result in PS Maryland’s shares being owned by fewer than 100 persons at any time.

The excepted holder limit has been established in light of the fact that the Hughes family and certain related trusts and entities, upon completion of the reorganization, will own approximately 27% of PS Maryland’s common shares, and have the right to acquire additional shares up to 35.66% of PS Maryland’s outstanding common shares. The excepted holder limit allows excepted holders, defined in the declaration of trust to include certain members of the Hughes family, certain trusts established for the benefit of members of the Hughes family and certain related entities, to own up to 47.66% of the outstanding shares of any class or series of common shares, so long as no one individual excepted holder would own in excess of 35.66% of the outstanding shares of any such class or series. PS Maryland believes that the excepted holder limit will not jeopardize PS Maryland’s status as a REIT because no five excepted holders can own more than 47.66% of any class or series of PS Maryland’s outstanding common shares and, thus, PS Maryland will be in compliance with the REIT qualification requirement prohibiting five or fewer individuals from owning more than 50% of the value of PS Maryland’s outstanding shares.

The declaration of trust defines a “designated investment entity” as:

1. an entity that is a pension trust that qualifies for look-through treatment under Section 856(h)(3) of the Code;

2. an entity that qualifies as a regulated investment company under Section 851 of the Code; or

3. an entity (referred to in the declaration of trust as a “qualified investment manager”) that (i) for compensation engages in the business of advising others as to the value of securities or as to the advisability of investing in, purchasing or selling securities; (ii) purchases securities in the ordinary course of its business and not with the purpose or effect of changing or influencing control of PS Maryland, nor in connection with or as a participant in any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b) of the Securities Exchange Act of 1934, as amended; and (iii) has or shares voting power and investment power under the Securities Exchange Act of 1934, as amended;

so long as each beneficial owner of such entity, or in the case of a qualified investment manager holding shares solely for the benefit of its customer account holders, the individual account holders of the accounts managed by such entity, would satisfy the 3% common share or 9.9% preferred share or equity share ownership limit, as applicable, if such beneficial owner or account holder owned directly its proportionate share of the shares held by the entity.

Under the declaration of trust, the board of trustees may, in its sole and absolute discretion, exempt a shareholder that is not an individual from the 3% ownership limit for common shares, the 9.9% ownership limit for preferred and equity shares, or the ownership limit for common shares applicable to designated investment entities, if such shareholder provides information and makes representations to the board of trustees that are satisfactory to the board of trustees, in its sole and absolute discretion, to establish that such person’s ownership in excess of the applicable ownership limit would not jeopardize PS Maryland’s qualification as a REIT. Prior to the reorganization, Public Storage’s board of directors has granted waivers to certain persons, in accordance with Public Storage’s existing charter and bylaws, to own shares in excess of the ownership limits set forth therein. These waivers will remain in effect following the effective date of the reorganization.

Any person who acquires or attempts or intends to acquire actual/or beneficial or constructive ownership of PS Maryland’s shares that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give notice immediately to PS Maryland and provide PS Maryland with such other information as the board of trustees may request in order to determine the effect of such transfer on PS Maryland’s status as a REIT. If any transfer of shares or any other event would otherwise result in any person violating the ownership limits described above, then the declaration of trust provides that (a) the transfer will be void and of no force or effect with respect to the prohibited transferee with respect to that number of shares that exceeds the ownership limits and (b) the prohibited transferee would not acquire any right or interest in the shares. The foregoing restrictions on transferability and ownership will not apply if PS Maryland’s board of trustees determines that it is no longer in PS Maryland’s best interests to attempt to qualify, or to continue to qualify, as a REIT.

All certificates representing PS Maryland’s shares will bear a legend referring to the restrictions described above.

Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of all classes or series of PS Maryland’s shares, including common shares, will be required to give written notice to PS Maryland within 30 days after the end of each taxable year stating the name and address of such owner, the number of shares of each class and series of shares that the owner beneficially owns and a description of the manner in which such shares are held. Each such owner shall provide to PS Maryland such additional information as the board of trustees may request in order to determine the effect, if any, of such beneficial ownership on PS Maryland’s status as a REIT and to ensure compliance with the various ownership limitations. In addition, each shareholder shall upon demand be required to provide to the board of trustees such information as the board of trustees may request, in good faith, in order to determine PS Maryland’s status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limitations could delay, deter or prevent a transaction or a change in control that might involve a premium price for the common shares or might otherwise be in the best interest of PS Maryland’s shareholders.

Transfer Agent, Registrar and Depositary

The transfer agent and registrar for PS Maryland’s common shares, preferred shares and equity shares, and the depositary for PS Maryland’s depositary shares, initially will be Computershare Trust Company, N.A.

Certain Provisions of Maryland Law and the PS Maryland Declaration of Trust and Bylaws

The following description of certain provisions of Maryland law and of the PS Maryland declaration of trust and bylaws is only a summary. For a complete description, we refer you to the applicable Maryland law and the copies of the PS Maryland declaration of trust and bylaws which are attached to this proxy statement/prospectus as Appendices C and D.

Number of Trustees; Vacancies

The PS Maryland declaration of trust and bylaws provide that the number of our trustees will be established by a vote of a majority of the members of our board of trustees. PS Maryland currently has the same ten individuals serving as directors of Public Storage as trustees. The PS Maryland bylaws provide that any vacancy, including a vacancy created by an increase in the number of trustees, may be filled only by a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum. As is the case with Public Storage, pursuant to the PS Maryland declaration of trust, each of PS Maryland’s trustees will be elected by its shareholders to serve until the next annual meeting and until their successors are duly elected and qualified.

The PS Maryland bylaws provide that at least a majority of the PS Maryland trustees will be “independent,” with independence being defined in the manner established by the PS Maryland board of trustees and in a manner consistent with listing standards established by the New York Stock Exchange.

Removal of Trustees

The PS Maryland declaration of trust provides that a trustee may be removed only with cause and only upon the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of trustees. Absent removal of all of the PS Maryland trustees, this provision, when coupled with the provision in the PS Maryland bylaws authorizing the PS Maryland board of trustees to fill vacant trusteeships, may preclude shareholders from removing incumbent trustees and filling the vacancies created by such removal with their own nominees.

Business Combinations

The PS Maryland declaration of trust exempts transactions with the Hughes family and their current and future affiliates from the provisions of the Maryland business combination statute described below. In addition, the PS Maryland board has approved a resolution that exempts transactions between PS Maryland and any other “interested shareholder” from the provisions of the Maryland business combination statute described below but may opt to make these provisions applicable to transactions between PS Maryland and any interested shareholder other than a member of the Hughes family in the future. Maryland law prohibits “business combinations” between PS Maryland and an interested shareholder or an affiliate of an interested shareholder for five years after the most recent date on which the interested shareholder becomes an interested shareholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Maryland law defines an interested shareholder as:

•	any person who beneficially owns 10% or more of the voting power of the PS Maryland shares; or

•

an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then outstanding voting shares.

A person is not an interested shareholder if the PS Maryland board of trustees approves in advance the transaction by which the person otherwise would have become an interested shareholder. However, in approving a transaction, the PS Maryland board of trustees may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the PS Maryland board of trustees.

After the five-year prohibition, any business combination between us and an interested shareholder generally must be recommended by our board of trustees and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of our then outstanding shares of beneficial interest; and

•

two-thirds of the votes entitled to be cast by holders of our voting shares other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or shares held by an affiliate or associate of the interested shareholder.

These super-majority vote requirements do not apply if our common shareholders receive a minimum price, as described under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are approved by our board of trustees before the time that the interested shareholder becomes an interested shareholder.

Control Share Acquisitions

The PS Maryland declaration of trust will contain a provision stating that the control shares provisions of Maryland law will not apply to any control share acquisition by any excepted holder, including certain members of the Hughes family, certain trusts established for the benefit of members of the Hughes family and certain related entities and current and future affiliates of an excepted holder. In addition, our bylaws will contain a provision exempting any and all acquisitions of our common shares from the control shares provisions of Maryland law. Except in the case of the excepted holders described in the PS Maryland declaration of trust, our board of trustees may opt to make these provisions applicable to us at any time by amending or repealing this bylaw provision in the future, and may do so on a retroactive basis. Maryland law provides that “control shares” of a Maryland REIT acquired in a “control share acquisition” have no voting rights unless approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror or by officers or trustees who are our employees are excluded from the shares entitled to vote on the matter. “Control shares” are voting shares that, if aggregated with all other shares previously acquired by the acquiring person, or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise or direct the exercise of the voting power in electing trustees within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel our board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the special meeting. If no request for a special meeting is made, we may present the question at any shareholders’ meeting.

If voting rights are not approved at the shareholders’ meeting or if the acquiring person does not deliver the statement required by Maryland law, then, subject to certain conditions and limitations, we may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value. Fair value is determined without regard to the absence of voting rights for the control shares and as of the date of the last control share acquisition or of any meeting of shareholders at which the voting rights of the shares were considered and not approved. If voting rights for control shares are approved at a shareholders’ meeting, the acquiror may then vote a majority of the shares entitled to vote, and all other shareholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, nor does it apply to acquisitions approved by or exempted by our declaration of trust or bylaws.

Merger, Amendment of Declaration of Trust

Under Maryland REIT law, a Maryland REIT generally cannot dissolve, amend its declaration of trust or merge with another entity unless recommended by the trustees and approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage, but not less than a majority of all the votes entitled to be cast on the matter, is set forth in the REIT’s declaration of trust. In our declaration of trust, we have set the vote required to approve most amendments of our declaration of trust and mergers required to be submitted to our shareholders to a majority of all votes entitled to be cast on the matter. Amendments to provisions of the declaration of trust exempting the excepted holders from the business combination and control share acquisition provisions of Maryland law will require, in addition to adoption of a resolution by our board of trustees, the affirmative vote of the holders of 80% of the votes entitled to be cast on the matter. In addition, under the Maryland REIT law and our declaration of trust, our trustees will be permitted, without any action by our shareholders, to amend the declaration of trust from time to time to qualify as a REIT under the Code or the Maryland REIT law.

Limitation of Liability and Indemnification

Our declaration of trust will limit the liability of our trustees and officers to the Company and its shareholder for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	a final judgment based upon a finding of active and deliberate dishonesty by the trustee that was material to the cause of action adjudicated.

Our declaration of trust will require us, to the maximum extent permitted by Maryland law, and to pay or reimburse reasonable expenses to, any of our present or former trustees or officers or any individual who, while a trustee or officer and at our request, serves or has served another entity, employee benefit plan or any other enterprise as a trustee, director, officer, partner or otherwise.

Consistent with Maryland law, we will be required to indemnify our present and former trustees and officers, including those of Public Storage, Inc. prior to the reorganization, against liabilities and reasonable expenses actually incurred by them in any proceeding unless:

•	the act or omission of the trustee or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the trustee or officer actually received an improper personal benefit in money, property or services; or

•	in a criminal proceeding, the trustee or officer had reasonable cause to believe that the act or omission was unlawful.

However, Maryland law will prohibit us from indemnifying our present and former trustees and officers for an adverse judgment in a derivative action or if the trustee or officer was adjudged to be liable for an improper personal benefit. Our bylaws and Maryland law will require us, as a condition to advancing expenses in certain circumstances, to obtain:

•	a written affirmation by the trustee or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and

•	a written undertaking to repay the amount reimbursed if the standard of conduct is not met.

Term and Termination

Our declaration of trust provides for us to have a perpetual existence. Pursuant to our declaration of trust, and subject to the provisions of any of our classes or series of shares of beneficial interest then outstanding and the approval by a majority of the entire board of trustees, our shareholders, at any meeting thereof, by the affirmative vote of at least two-thirds of all of the votes entitled to be cast on the matter, may approve a plan of liquidation and dissolution.

Meetings of Shareholders

Under our bylaws, annual meetings of shareholders are to be held each year, within fifteen (15) months after the last annual meeting, at a date and time as determined by our board of trustees. Special meetings of shareholders may be called only by a majority of the trustees then in office, by the Chairman of our board of trustees, our President or our Chief Executive Officer. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting. Our bylaws will provide that any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting by unanimous written consent, if that consent sets forth that action and is signed by each shareholder entitled to vote on the matter.

Advance Notice of Trustee Nominations and New Business

Our bylaws will provide that, with respect to an annual meeting of shareholders, nominations of persons for election to our board of trustees and the proposal of business to be considered by shareholders at the annual meeting may be made only:

•	pursuant to our notice of the meeting;

•	by our board of trustees; or

•

by a shareholder who was a shareholder of record both at the time of the provision of notice and at the time of the meeting who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.

With respect to special meetings of shareholders, only the business specified in our notice of meeting may be brought before the meeting of shareholders and nominations of persons for election to our board of trustees may be made only:

•	pursuant to our notice of the meeting;

•	by our board of trustees; or

•

provided that our board of trustees has determined that trustees shall be elected at such meeting, by a shareholder who was a shareholder of record both at the time of the provision of notice and at the time of the meeting who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.

The purpose of requiring shareholders to give advance notice of nominations and other proposals is to afford our board of trustees the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of trustees, to inform shareholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our shareholder meetings. Although our bylaws will not give our board of trustees the power to disapprove timely shareholder nominations and proposals, they may have the effect of precluding a contest for the election of trustees or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of trustees to our board of trustees or to approve its own proposal.

Possible Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws

The business combination provisions of Maryland law (if our board of trustees opts to make them applicable to us), the control share acquisition provisions of Maryland law (if the applicable provision in our bylaws is rescinded), the limitations on removal of trustees, the restrictions on the acquisition of our shares of beneficial interest, the power to issue additional common shares, preferred shares or equity shares and the advance notice provisions of our bylaws could have the effect of delaying, deterring or preventing a transaction or a change in the control that might involve a premium price for holders of the common shares or might otherwise be in their best interest. Certain provisions of Maryland law permit our board of trustees, without shareholder approval and regardless of what is provided in our declaration of trust or bylaws, to implement takeover defenses that we may not yet have and to take, or refrain from taking, certain other actions without those decisions being subject to any heightened standard of conduct or standard of review as such decisions may be subject in certain other jurisdictions.

COMPARISON OF RIGHTS OF SHAREHOLDERS

Upon completion of the merger, shareholders in Public Storage, Inc. will become shareholders in PS Maryland, a Maryland real estate investment trust. Since PS Maryland is a Maryland REIT, the rights of its shareholders are governed by the applicable laws of the State of Maryland, including the Maryland REIT Law and the Maryland General Corporation Law (“MGCL”), and by the PS Maryland declaration of trust and the PS Maryland bylaws. Since Public Storage, Inc. is a California corporation, the rights of the shareholders of Public Storage, Inc. are governed by the applicable laws of the State of California, including the California General Corporation Law (“CGCL”), and by the Public Storage, Inc. articles of incorporation and the Public Storage, Inc. bylaws.

The following is a summary comparison of:

•

the current rights of Public Storage, Inc. shareholders under the California General Corporations Law, and by the Public Storage, Inc. articles of incorporation and the Public Storage, Inc. bylaws; and

•	the future rights of PS Maryland shareholders under the Maryland General Corporation Law, Maryland REIT Law and the PS Maryland declaration of trust and PS Maryland bylaws.

The statements in this section are qualified in their entirety by reference to, and are subject to, the detailed provisions of the MGCL, Maryland REIT Law, the CGCL, the Public Storage, Inc. articles of incorporation, the Public Storage Inc. bylaws, the PS Maryland declaration of trust, and the PS Maryland bylaws. Copies of the Public Storage articles of incorporation and the Public Storage bylaws are incorporated by reference in this proxy statement/prospectus. The Public Storage articles of incorporation, the Public Storage bylaws, the PS Maryland declaration of trust and the PS Maryland bylaws will be sent to shareholders, upon request. See “Where You Can Find More Information.”

	Public Storage, Inc.	PS Maryland
Corporate Governance	The rights of Public Storage shareholders are governed by the CGCL and the Public Storage articles of incorporation and Public Storage bylaws.	The rights of PS Maryland shareholders are governed by the Maryland REIT Law, the MGCL, PS Maryland declaration of trust and PS Maryland bylaws.

Authorized Capital Stock	The authorized capital stock of Public Storage currently consists of (i) 200,000,000 shares of common stock par value $0.10 per share, (ii) 50,000,000 shares of preferred stock, par value $0.01 per share and (iii) 200,000,000 shares of Equity Stock, par value $0.01 per share.	The authorized capital of PS Maryland currently consists of (i) 650,000,000 common shares of beneficial interest, par value $0.10 per share, (ii) 100,000,000 preferred shares of beneficial interest, par value $0.01 per share and (iii) 100,000,000 equity shares of beneficial interest, par value $0.01 per share.

Amendment of the Articles of Incorporation or the Declaration of Trust	The CGCL requires the approval of shareholders of a California corporation for any amendment to the articles of incorporation, except that certain immaterial amendments specified in the CGCL may be made by the board of directors. Unless a specific section of the CGCL or a California corporation’s articles of incorporation require a greater vote, an amendment to a California corporation’s articles of incorporation generally must be approved by a majority	As permitted by the Maryland REIT Law, PS Maryland’s declaration of trust provides that the trustees may amend the declaration of trust from time to time without any action by the shareholders: (i) to qualify as a real estate investment trust under the Code or under the Maryland REIT Law, (ii) in any manner in which the charter of a Maryland corporation may be amended without shareholder approval, and (iii) as otherwise provided in the declaration of

	Public Storage, Inc.	PS Maryland
	of the outstanding shares entitled to vote on the amendment. The Public Storage articles of incorporation do not include a provision requiring greater than a majority of votes for amendment.	trust. Except as relates to the potential applicability of the business combination and control share acquisition provisions of Maryland law to the “excepted holders,” which would require a greater vote, all other amendments to the declaration of trust shall be valid only after the Board of Trustees has adopted a resolution setting forth the proposed amendment and declaring such amendment advisable, and such amendment has been approved by the affirmative vote of the holders of not less than a majority of the shares then outstanding and entitled to vote thereon.

Amendment of Bylaws	Under the Public Storage bylaws, the bylaws may be adopted, repealed or amended by shareholders, by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote. The board may also adopt, repeal or amend bylaws, provided that the board may only adopt a bylaw relating to the number of directors on the board for the purpose of fixing the number of directors within the limits set by the articles of incorporation. Furthermore, bylaws relating to Public Storage’s asset coverage, investment policy and qualification as a REIT may only be amended and repealed by shareholder action.	Under PS Maryland’s bylaws and declaration of trust, the board of trustees shall have the exclusive power to adopt, alter or repeal any provision of the bylaws and make new bylaws.

Election of Directors/Trustees	The Public Storage bylaws permit cumulative voting for the election of directors, subject to certain notice requirements.	The PS Maryland bylaws provide that each shareholder may vote the number of shares owned by him for each vacancy on the Board of Trustees to be filled. There is no cumulative voting.

Removal of Directors/Trustees	The CGCL provides that a director may be removed with or without cause by the affirmative vote of a majority of the outstanding shares, provided that the shares voted against removal would not be sufficient to elect the director by cumulative voting.

As permitted by Maryland law, the PS Maryland declaration of trust provides that, subject to the rights of holders of one or more classes or series of Preferred Shares to elect one or more trustee, a trustee may be removed at any time, but only with cause, at a meeting of the shareholders, by the affirmative vote of the holders of not less than two thirds of the shares entitled to be cast.

	Public Storage, Inc.	PS Maryland

Newly Created Directorships and Vacancies	The Public Storage bylaws provide that any vacancies on the board or newly created directorships may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum. Any vacancies not filled by the board may be filled by the shareholders.	The PS Maryland bylaws provide that any vacancies on the board or newly created trusteeships may be filled by the affirmative vote of a majority of the remaining trustees, even if a quorum is not present. Any trustee elected in this manner shall hold office for the unexpired term of the trustee he or she is replacing and until a successor is elected and qualified.

Quorum of Board	The Public Storage bylaws provide that a majority of the board shall constitute a quorum.	The PS Maryland bylaws provide that a majority of the board of trustees shall constitute a quorum.

Annual Meetings of Shareholders	The Public Storage bylaws provide that the annual meeting of shareholders will be held within five months after fiscal year end and within fifteen months after the last annual meeting on such date and time fixed by the board of directors.	The PS Maryland bylaws provide that the annual meeting of shareholders will be held within fifteen months after the last annual meeting on such date and time fixed by the board of trustees.

Special Meetings of Shareholders	Under the Public Storage bylaws, special meetings of the shareholders may be called at any time by the board, the chairman of the board, the president, or by the holders of not less than 10% of the shares entitled to vote at the meeting.	The PS Maryland bylaws provide that a special meeting of the shareholders may be called at any time by the Board of Trustees, or by the chairman of the board, or by the president, or by one or more shareholders holding shares in the aggregate entitled to cast not less than a majority of the votes at the meeting.

Quorum at Shareholders Meetings	The Public Storage bylaws provide that the presence in person or by proxy of the holders of a majority of the shares entitled to vote at a meeting constitutes a quorum for that meeting.	The PS Maryland bylaws provide that the presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum for that meeting.

Certain Voting Requirements

Under the Public Storage bylaws, except as otherwise provided by the articles of incorporation or by applicable law, action by shareholders generally is taken by the affirmative vote, at a meeting at which a quorum is present, of a majority of the shares represented at the meeting and entitled to vote on that action.

Under the PS Maryland bylaws, except as otherwise provided by the declaration of trust or by applicable law, action by shareholders generally is taken by the affirmative vote, at a meeting at which a quorum is present, of a majority of the votes cast on that share action.

	Public Storage, Inc.	PS Maryland
Each share of Public Storage common stock entitles the holder to one vote on each matter upon which shareholders have the right to vote. On all matters other than in the case of a class vote, holders of common stock vote with the equity stock, series A.

Each PS Maryland common share entitles the holder to one vote on each matter upon which shareholders have the right to vote. Holders of equity shares of beneficial interest, series A, generally will vote with holders of common shares on matters submitted for shareholder approval.

	Under CGCL, holders of equity stock and preferred stock are entitled to separate class votes for certain extraordinary transactions, such as mergers and reorganizations.	There is no comparable provision under the MGCL or the Maryland REIT Law.

Shareholder Action by Written Consent	Under the Public Storage bylaws, any action required or permitted to be taken by the shareholders may be taken without a meeting upon the written consent of the holders of outstanding shares having not less than the minimum number of votes that would be necessary to take that action at a meeting at which all shares entitled to vote were present and voted.	The PS Maryland bylaws provide that any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if consent in writing, setting forth such action, is signed by each shareholder entitled to vote on the matter and any other shareholder entitled to notice of a meeting of shareholders (but not to vote thereat) has waived in writing any right to dissent from such action.

Business Combinations	Under the CGCL, the affirmative vote of a majority of the outstanding shares of each class is needed to approve a merger or similar business combination. A shareholder vote is generally not required for reorganizations where the corporation, or the shareholders of the corporation immediately prior to the reorganization, will own equity securities constituting over five-sixths of the voting power of the surviving corporation and the vote of the holders of preferred stock is generally not required where the corporation is the survivor in the merger and the rights of those holders remain unchanged. The CGCL also imposes conditions on certain business combinations with interested shareholders.

As permitted by the Maryland REIT Law, the PS Maryland declaration of trust requires that any transaction resulting in a merger, a consolidation or a sale of trust property be approved by the affirmative vote of not less than a majority of all the votes entitled to be cast.

Under the Maryland REIT Law, holders of PS Maryland preferred shares and equity shares will not have a separate class vote on proposed mergers.

Under the MGCL, as applicable to Maryland real estate investment trusts, certain “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger,

Public Storage, Inc.	PS Maryland

consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder generally includes: (a) any person who beneficially owns 10% or more of the voting power of the corporation’s shares, or (b) affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by two separate super-majority stockholder votes, unless, among other conditions, the holders of common stock receive a minimum price, as defined by the MGCL, for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its common stock. None of these provisions of the MGCL will apply, however, (1) to business combinations that are approved or exempted by the board of the corporation prior to the time that the interested stockholder becomes an interested stockholder, or (2) if the board approves the transaction in which the stockholder would otherwise have become an interested stockholder.

The MGCL permits a Maryland corporation to opt out of the “business combinations” statute by a provision in its charter.

The PS Maryland declaration of trust exempts any future business combinations with the excepted holders, consisting of certain members of the Hughes family and related entities, and the PS Maryland board has adopted a resolution, which may be amended or changed upon future board action, exempting all business combinations with interested shareholders other than the excepted holders.

	Public Storage, Inc.	PS Maryland
Rights Plan	Public Storage does not have a shareholders’ rights plan.	PS Maryland does not have a shareholders’ rights plan.

Ownership Limit	The ownership restrictions in Public Storage’s articles of incorporation and bylaws generally prohibit the actual or constructive ownership of more than 2% of the outstanding shares of Public Storage common stock (excluding the interest held by the Hughes family) or	The Maryland REIT Law expressly allows the declaration of trust to provide for restrictions on transferability designed to facilitate qualification as a REIT under the Internal Revenue Code or for any other purpose, which could include defense against an unsolicited bid more than 9.9% of the outstanding shares of each class or series of shares of Public Storage preferred stock or equity stock, unless an exception is established by the board of directors. The restrictions provide that if, at any time, for any reason, those ownership limitations are violated or more than 50% in value of Public Storage’s outstanding stock otherwise would be considered owned by five or fewer individuals, then a number of shares of stock necessary to cure the violation will automatically and irrevocably be transferred from the person causing the violation to a designated charitable beneficiary.

for a change of control.

The ownership restrictions in PS Maryland’s declaration of trust generally prohibit the actual or beneficial ownership of more than 3% of the outstanding shares of each class or series of shares of PS Maryland common shares or more than 9.9% of the outstanding shares of each class or series of shares of PS Maryland preferred shares or equity shares (excluding certain interests held by the Hughes family and certain related trusts and entities or by a “designated investment entity” as defined in the PS Maryland declaration of trust), unless an exemption is granted by the board of trustees. The restrictions provide that if, at any time, for any reason, those ownership limitations are violated or more than 50% in value of PS Maryland’s outstanding shares otherwise would be considered owned by five or fewer individuals, then a number of shares necessary to cure the violation will automatically and irrevocably be transferred from the person causing the violation to a designated charitable beneficiary.

Inspection Rights	Under the CGCL, a shareholder of record is entitled to inspect the bylaws of the corporation during business hours. In addition, under the CGCL and the Public Storage bylaws, a shareholder of record is entitled, upon written demand, to inspect and copy the record of shareholders, the accounting books and records and minutes of proceeding of the shareholders and the board of directors and any committee of the board of director, at any time during usual business hours, for the purpose	Under Maryland REIT law, any shareholder of a real estate investment trust may inspect and copy the bylaws of the trust, minutes of proceedings of shareholders, annual statements of affairs of the trust and voting trust agreements. In addition, any shareholder, or group of shareholders, of record of the trust who has owned at least five percent of the outstanding shares of any class of beneficial interest for at least six months is entitled to inspect and copy the trust’s books of account and share ledger and to

	Public Storage, Inc.	PS Maryland
	reasonably related to his or her interest as a shareholder.	require the trust to prepare and deliver a verified list of the name and address of, and the number of shares owned by, each shareholder of the trust.

Standard of Conduct	The CGCL requires a director of a California corporation to perform his or her duties as a director in good faith, in a manner believed to be in the best interests of the corporation and its shareholders with the care, including	The Maryland REIT Law expressly incorporates provisions of the MGCL on this point. Accordingly, the PS Maryland trustees are required to perform his or her duties in good faith, with a reasonable belief that his or her actions are in the
	reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances.	best interest of the trust and with the care of an ordinary prudent person in a like position under similar circumstances. Additionally, under Maryland law, an act of a trustee relating to an acquisition or potential acquisition of control may not be subject to a higher duty or greater scrutiny than is applied to any other act of a trustee.

Advance Notice of Directors/Trustees Nomination and of New Business Proposals	The Public Storage bylaws do not contain any advance notice permissions.	The PS Maryland bylaws provide that for nominations for election to the Board of Trustees (other than a person nominated by or at the election of the Board of Trustees) or other business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely and proper notice thereof in writing to the secretary of the Trust and such other business must otherwise be a proper matter for action by shareholders.

Shareholders generally will be required to give notice to PS Maryland at least 90 but not more than 120 days prior to the anniversary date of the proxy statement issued in connection with the immediately preceding annual meeting when they intend to nominate directors or propose actions to be taken at an annual meeting, but do not wish to have these nominations or proposals included in the proxy statement prepared for the meeting. Securities Exchange Act Rule 14a-8 will continue to govern the time at which proposals intended for inclusion in the proxy statement must be submitted.

Indemnification of Directors/Trustees and Officers	Under the CGCL, a corporation may generally indemnify its officers, directors, employees and agents against expenses (including attorneys’ fees),	The Maryland REIT Law provides that a Maryland real estate investment trust may indemnify or advance expenses to trustees, officers, employees and agents

Public Storage, Inc.	PS Maryland
judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding (other than actions by or in the right of corporation to procure a judgment in its favor), if they acted in good faith and in a manner they reasonably believed to be in the best interests of the corporation and,	of the trust to the same extent as is permitted for directors, officers, employees and agents of a Maryland corporation under the MGCL. The PS Maryland declaration of trust provides that PS Maryland shall indemnify trustees and officers to the maximum extent permitted by Maryland law.

with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in actions, against expenses actually and reasonably incurred in connection with the defense or settlement of the action, except that no indemnification may be made (1) if the person is adjudged liable to the corporation unless the court determines upon application that the person is fairly and reasonably entitled to indemnity for expenses and then only to the extent determined by the court, (2) for amounts paid in settling or otherwise disposing a pending action without court approval, or (3) for expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval. The CGCL provides that to the extent that such persons have been successful in defense of any proceeding, they must be indemnified by the corporation against expenses actually and reasonably incurred in connection therewith. Additionally, the CGCL provides that, the corporation may only indemnify the person if authorized in the specific case, upon a determination that indemnification is proper because the person has met the applicable standard of conduct, (1) by a majority vote of a quorum consisting of directors who are not parties to the proceeding, (2) if such a quorum is not obtainable, by independent legal counsel in a written opinion, (3) by approval of a majority of the outstanding shares entitled to vote, or (4) by the court in which the proceeding is or was pending upon application by the corporation or the person. Expenses incurred in defending any proceeding may be advanced by the corporation prior

The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding in which they may be made a party by reason of their service in those or other capacities unless it is established that (i) his or her act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he or she actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he or she had reasonable cause to believe that his or her act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment (a) in a suit by or in the right of the corporation in which the director or officer shall have been adjudged liable to the corporation, or (b) in respect of any proceeding charging improper personal benefit to the director, on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to pay or reimburse, as incurred, in advance of final disposition of a proceeding, reasonable expenses incurred by a director or officer or former director or officer made a party to a proceeding by reason of such status, provided that the corporation shall have received (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the applicable standard

	Public Storage, Inc.	PS Maryland

to the final disposition of the proceeding upon the corporation’s receipt of an undertaking by or on behalf of the person to repay that amount if it is ultimately determined that the person is not entitled to be indemnified.

Public Storage currently has indemnification agreements with each of its directors and executive officers.

of conduct necessary for indemnification by the corporation as authorized by the bylaws and (ii) a written undertaking by or on his or her behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the applicable standard of conduct was not met.

PS Maryland intends to enter into new indemnification agreements with each of its trustees and officers.

Limitations on Liability for Directors/Trustees and Officers	Under the CGCL, the liability of directors of a California company to the company or to any shareholder of the company for money damages for breach of fiduciary duty can be eliminated,	Maryland REIT Law provides that a Maryland real estate investment trust’s declaration of trust may include a provision eliminating or limiting the personal liability of a trustee or officer to
	except for (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of the law, (ii) acts or omissions that a director believes to be contrary to the best interests of the company or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director’s duty to the company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the company or its shareholders, (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the Company or its shareholders, (vi) violations of the CGCL requirements governing company contracts in which the director has a material interest, or (vii) corporate actions for which the director and the Company are jointly and severally liable. Our articles of incorporation limit the liability of our directors to the maximum extent permitted by the CGCL. In general, the liability of officers may not be eliminated or limited under California law.	the corporation or its stockholders for any money damages except (1) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property, or services actually received or (2) to the extent that a court finds that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Our declaration contains this provision.

	Public Storage, Inc.	PS Maryland
Appraisal Rights	Subject to compliance with certain statutory requirements, if a corporation’s shares are listed on a national securities exchange, the CGCL generally recognizes dissenters’ rights of appraisal in most reorganizations that require shareholder approval. Dissenters’ rights will exist with respect to shares listed on a national securities exchange where	The Maryland REIT Law provides that objecting shareholders of a merging Maryland real estate investment trust have the same rights to demand and receive payment of the “fair value” of their shares as objecting stockholders of a Maryland corporation under the MGCL, subject to certain exceptions, including the ability to eliminate appraisal rights
	holders of 5% or more of the class of outstanding shares claim the right or if the corporation or any law or regulation restricts the transfer of such shares.	through a provision in a declaration of trust. The PS Maryland declaration includes such a provision.

Dividends and Other Distributions	Under the CGCL, a company may only make a distribution to shareholders if (a) its retained earnings immediately prior to payment of the distribution are at least	The Maryland REIT Law contains no limitations on the payment of dividends or other distributions by a Maryland real estate investment trust.
equal to the amount of the distribution, or (b) generally, its total assets (exclusive of certain intangible assets and certain other charges and expenses) are equal to at least 1 1/4 times its total liabilities (excluding certain deferred items) immediately after giving effect to the distribution and, in the case of a company that classifies its assets into current and fixed assets under GAAP, its current assets are at least equal to its current liabilities. The CGCL also prohibits a California corporation from making any distribution to shareholders if the corporation is or, as a result thereof, would be likely to be unable to meet its liabilities as they mature. The CGCL also imposes limitations on distributions on any class or series of stock if capital stock with a preference on distributions of assets upon liquidation is outstanding if, after giving effect to the distributions, the excess of its assets over its liabilities would be less than the liquidation preference of all shares having a preference on liquidation over the class or series on which the distribution is to be made.

The PS Maryland declaration of trust provides that the trustees, subject to the provisions of the Maryland REIT Law, may declare and pay dividends of other distributions as the trustees in their discretion from time to time shall determine.

Control Share Acquisitions	The CGCL contains no provisions governing acquisitions of control shares.	The MGCL provides that “control shares” of a Maryland real estate investment trust acquired in a shareholders “control share acquisition” have no voting rights except to the extent

	Public Storage, Inc.	PS Maryland
approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of beneficial interest owned by the acquiror, by officers or by trustees who are employees of the trust. “Control Shares” are voting shares of beneficial interest which, if aggregated with all other such shares of beneficial interest previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

As permitted by the MGCL, our declaration of trust will exempt transactions with the excepted holders specifically, and our bylaws will contain a provision generally exempting any and all acquisitions of our shares from the control shares provisions of Maryland law.

Board Committees	The CGCL permits the board of a California corporation to delegate to a committee of two or more directors any of its powers except the power to approve any action which also requires shareholder approval, fill vacancies on the board or on a committee of directors, fix the compensation of directors, adopt amend or repeal bylaws, amend or repeal any resolution of the board which is not expressly so amendable or repealable, approve dividends, except at a previously-prescribed rate, or appoint other committees of the board or members thereof.	The Maryland REIT Law contains no provision for or limitation on the composition of or delegation of powers to committees of the board of trustees of a Maryland real estate investment trust. The board of trustees may establish committees of trustees and may delegate to a committee any of the powers of the board of trustees. The declaration of trust or bylaws may also provide for the establishment of one or more standing committees upon the occurrence of certain events. The Maryland REIT Law specifically permits single-trustee committees on the board of trustees, provided that such committees are authorized in the declaration of trust or bylaws.

	Public Storage, Inc.	PS Maryland
Provisions for Electronic Transmission of Information by and to the Company	The Public Storage bylaws do not contain a provision that allows for electronic transmission.	The PS Maryland bylaws contain references and definitions relating to the electronic transmission of information by and to PS Maryland with respect to meetings of shareholders (including notice to shareholders and participation in meetings), meetings of trustees, dissemination of annual reports and financial statements to shareholders, and proxies.

Prohibition on Investment in Commodities	The Public Storage bylaws prohibit the Company from investing in commodities.	The PS Maryland bylaws do not contain this provision.

Prohibition on Investment in Non-Income-Producing Property	The Public Storage bylaws prohibit the Company from investing in non-income-producing property, other than property being developed scheduled to be	The PS Maryland bylaws do not contain this provision.
developed or incidental to income-producing property.

Prohibition on Engagement in Certain Securities Activities	The Public Storage bylaws prohibit the Company from engaging in short sales or trading activities in securities, except for purposes of hedging short-term investments.	The PS Maryland bylaws do not contain this provision.

Prohibition on Engagement in Underwriting Activities	The Public Storage bylaws prohibit the Company from engaging in underwriting or agency distribution of securities issued by others.	The PS Maryland bylaws do not contain this provision.

Prohibition on Acquisition of Securities in Companies Engaged in Certain Activities	The Public Storage bylaws prohibit the Company from acquiring securities in any company whose primary business is holding investments or engaging in activities prohibited by the Bylaws.	The PS Maryland bylaws do not contain this provision.

Prohibition on Acquisition of Properties from Affiliates	The Public Storage bylaws prohibit the Company from acquiring properties from or selling properties to, the Company’s founders, their affiliates or the Company’s officers and directors unless the transaction is approved by a majority of disinterested directors and fair to the Company, based on an independent appraisal.	The PS Maryland bylaws do not contain this provision.

Prohibition on Issuance of Debt Securities in Public Offering	The Public Storage bylaws prohibit the Company from issuing debt securities in a public offering unless the Company’s cash flow would be sufficient to service the interest payments on such securities.	The PS Maryland bylaws do not contain this provision.

	Public Storage, Inc.	PS Maryland
Prohibition on Issuance of Certain Redeemable Securities	The Public Storage bylaws prohibit the Company from issuing “redeemable securities” (as defined in the Investment Company Act of 1940) or assessable securities.	The PS Maryland bylaws do not contain this provision.

Prohibition on Issuance of Warrants and Similar Instruments in Certain Circumstances	The Public Storage bylaws prohibit the Company from issuing warrants or similar instruments evidencing a right to purchase the Company’s securities to the adviser (which was merged into the Company in 1995) or its affiliates, or at exercise prices less than the fair market value of the Company’s securities at the time of the issuance of the warrant or similar instrument, subject to certain exceptions.	The PS Maryland bylaws do not contain this provision.

Prohibition on Payment of Fees	The Public Storage bylaws prohibit the Company or any other person acting on	The PS Maryland bylaws do not contain this provision.
its behalf from paying the Company’s founders or their affiliates fees in connection with property acquisitions or dispositions.

Limitation on Asset Coverage	The Public Storage bylaws prohibit the incurrence of obligations that would cause the Company’s asset coverage to be less than 300% (which is essentially a limitation on the amount of the Company’s unsecured debt).	The PS Maryland bylaws do not contain this provision.

Property Management Agreements and Advisory Contracts	The Public Storage bylaws contain references to the power of the directors to enter into property management agreements and advisory contracts.	The PS Maryland bylaws do not contain this provision.

Initial Shareholders	The Public Storage bylaws contain references to the conduct by the Initial Shareholders or any director, officer, employee or agent of the Company of activities similar to, or in competition with, those of the Company or of activities in which such persons may have an interest.	The PS Maryland bylaws do not contain this provision.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of any registered class of the Company’s equity securities to file with the Securities and Exchange Commission (“SEC”) initial reports (on Form 3) of ownership of the Company’s equity securities and to file subsequent reports (on Form 4 or Form 5) when there are changes in such ownership. The due dates of such reports are established by statute and the rules of the SEC. Based on a review of the reports submitted to the Company and of filings on the SEC’s EDGAR website, except with respect to an inadvertent late filing by B. Wayne Hughes, Jr. to report 1,156 shares of common stock issued to him in connection with the merger with Shurgard Storage Centers, Inc., the Company believes that, with respect to reports filed during the fiscal year ended December 31, 2006, all directors and officers made timely reports.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth information as of the dates indicated with respect to persons known to the Company to be the beneficial owners of more than 5% of the outstanding shares of the Common Stock (“Common Shares”) or the Depositary Shares:

	Common Shares Beneficially Owned		Depositary Shares Each Representing 1/1,000 of a Share of Equity Stock, Series A Beneficially Owned
Name and Address	Number of Shares	Percent of Class	Number of Shares	Percent of Class
B. Wayne Hughes (1)	19,557,038	11.5%	55,898.6%
B. Wayne Hughes, Jr. (1)	4,478,297	2.6%	43,191.5%
Tamara Hughes Gustavson (1)	21,238,524	12.5%	1,201,371	13.7%
B. Wayne Hughes, Jr. and Tamara Hughes Gustavson (1)	11,348	—	43	—

Total	45,285,207	26.6%	1,300,503	14.9%
701 Western Avenue Glendale, California 91201

Cohen & Steers Capital Management, Inc. 757 Third Avenue New York, New York 10017 (2)	(3)	(3)	826,200	9.4%

(1)	This information is as of March 1, 2007. B. Wayne Hughes, B. Wayne Hughes, Jr. and Tamara Hughes Gustavson have filed a joint Schedule 13D, as amended most recently on September 14, 2006 reporting their collective ownership of Common Shares and Depositary Shares and may constitute a “group” within the meaning of section 13(d)(3) of the Securities Exchange Act of 1934, although each of these persons disclaims beneficial ownership of the shares owned by the others.
(2)	This information is as of December 31, 2006 (except that the percent shown is based on the Depositary Shares outstanding at March 1, 2007) and is based on a Schedule 13G filed on February 13, 2007 by Cohen & Steers Capital Management, Inc. (“CSCM”), an investment adviser registered under the Investment Advisers Act of 1940. CSCM reports in this Schedule 13G that it has sole voting power of 802,400 Depositary Shares and sole dispositive power of 826,200 Depositary Shares.
(3)	Less than 5%.

Security Ownership of Management

The following table sets forth information as of March 3, 2007 concerning the beneficial ownership of the Common Shares and the Depositary Shares of each of our directors, the chief executive officer, the chief financial officer and the other four most highly compensated persons who were executive officers of the Company on December 31, 2006 and all directors and executive officers as a group:

	Common Shares: Beneficially Owned (excluding options)(1) Shares Subject to Options(2)			Depositary Shares Each Representing 1/1,000 of a Share of Equity Stock, Series A Beneficially Owned
Name	Number of Shares		Percent	Number of Shares		Percent
B. Wayne Hughes	19,577,038	(6)	11.5%	55,898.6%

Ronald L. Havner, Jr.	35,300			—		*
	288,332	(2)

	323,632.2%

Dann V. Angeloff	58,554	(4)		17,000		*
	2,499	(2)

	61,053

William C. Baker	25,000			455		*
	17,499	(2)

	42,499

John T. Evans	1,000			—		—
	17,499	(2)

	18,499

Uri P. Harkham	54,329			3,402		*
	2,499	(2)

	56,828

B. Wayne Hughes, Jr.	4,489,645	(5)(6)		43,235	(5)	.4%
	833	(2)

	4,490,478		2.6%

Harvey Lenkin	134,279	(3)		3,891	(3)	*

Gary E. Pruitt	1,312			—

Daniel C. Staton	14,038			47		*
	6,666	(2)

	20,704

John Reyes	31,766			1,992		*
	122,000	(2)

	153,766.1%

John S. Baumann	2,000			—		—
	23,000	(2)

	25,000

David F. Doll	2,000			—		—
	28,000	(2)

	30,000

John E. Graul	3,000			—		—
	31,000	(2)

	34,000

Candace N. Krol	600			—
	8,000	(2)

	8,600

	24,429,861	(1)(3)(4)(5)(6)(7)
All Directors and Executive Officers as a Group	547,827	(2)

(16 persons)	24,977,688		14.6%	125,920	(1)(3)(5)(6)	1.44%

*	Less than 0.1%
(1)	Represents Common Shares or Depositary Shares, as applicable, beneficially owned as of March 3, 2007. Except as otherwise indicated and subject to applicable community property and similar statutes, the persons listed as beneficial owners of the shares have sole voting and investment power with respect to such shares. Includes shares credited to the accounts of the executive officers of the Company that are held in the 401(k) Plan. Does not include restricted stock units described in note (1) to the summary compensation table under “Compensation—Compensation of Executive Officers” unless such units would vest within 60 days of February 28, 2007.
(2)	Represents options exercisable within 60 days of March 3, 2007 to purchase Common Shares.
(3)	Common Shares include 2,776 Common Shares held of record or beneficially by Mr. Lenkin’s spouse or son as to which each has investment power. Depositary Shares include 313 Depositary Shares held of record or beneficially by Mr. Lenkin’s spouse or a son as to which each has investment power.
(4)	Includes 2,000 Common Shares held by Mr. Angeloff’s spouse as to which she has investment power.
(5)	Common Shares include 44,159 Common Shares held of record or beneficially by Mr. Hughes, Jr.’s spouse or their children as to which she has investment power, 8,005 shares held jointly by Mr. Hughes, Jr. and his spouse as to which they share investment power and 11,348 Common Shares held jointly by Mr. Hughes, Jr. and Ms. Hughes Gustavson as to which they share investment power. Depositary shares include 1,371 Depositary Shares held of record or beneficially by Mr. Hughes, Jr.’s spouse or their children as to which she has investment power, and 43 Depositary Shares held jointly by Mr. Hughes, Jr. and Ms. Hughes Gustavson as to which they share investment power and 2,953 Depositary Shares held indirectly by a custodian for the benefit of Mr. Hughes, Jr.’s children.
(6)	Includes 10,100,046 Common Shares held by B. Wayne Hughes and 2,655,053 Common Shares held by B. Wayne Hughes, Jr. that are pledged as security.
(7)	Includes shares held of record or beneficially by members of the immediate family of executive officers of the Company and shares credited to the accounts of the executive officers of the Company that are held in the 401(k) Plan.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overall Executive Compensation Philosophy. We pay our senior management a mix of cash compensation and long-term equity compensation we consider appropriate in view of the nature of our business, individual and corporate performance, competitive levels, and our objective of aligning individual and shareholder interests to maximize the value of our shareholders’ investment in our securities. In general, our compensation program for senior management, including the Named Executive Officers, consists of payment of a base salary and, potentially, annual bonus compensation, equity awards of restricted stock units and, to a more limited extent, stock options to purchase shares of our common stock, each of which vest upon continued service. For senior executives, we design our annual performance-based incentive compensation to reward achievement of company-wide performance by tying awards primarily to financial objectives such as growth in the intrinsic business value of the enterprise, funds from operations (“FFO”), revenues and funds available for distribution (“FAD”) as well as other corporate objectives described below.

Our Compensation Committee made all compensation decisions for our executive officers, including the Named Executive Officers, for 2006. For more information on the Compensation Committee and its responsibilities, see “Corporate Governance—Compensation Committee” on page 7 above.

Role of Executive Officers. Our chief executive officer may be invited to attend all or a portion of a meeting of the Compensation Committee, depending on the nature of the agenda items. The chief executive officer does not vote on items before the Compensation Committee, however, the Compensation Committee and the Board solicit the view of the chief executive officer on compensation matters, particularly as they relate to the compensation of executive officers reporting to the chief executive officer, including the other Named Executive Officers. In addition, the Compensation Committee solicits the views of the Chairman of the Board and other Board members, particularly with respect to compensation of the chief executive officer.

Compensation Surveys. Each component of compensation we pay to the Named Executive Officers—salary, annual cash bonus and equity compensation—is based generally on market compensation rates and each individual’s role and responsibilities as reviewed and discussed above. For our executive officers, generally, we determine market compensation rates by reviewing public disclosures of compensation paid to senior executive officers by other REITs of comparable size and market capitalization that are included in the S&P 500. In 2006, other REITs included in the S&P 500 were:

•	Apartment Investment Management Company;

•	Archstone-Smith Trust;

•	Boston Properties, Inc.;

•	Equity Office Properties Trust;

•	Equity Residential;

•	Kimco Realty Corporation;

•	Plum Creek Timber Company, Inc.;

•	ProLogis;

•	Simon Property Group, Inc.; and

•	Vornado Realty Trust.

The Compensation Committee also bases its payment of base salary and annual bonuses for senior management on corporate, business unit and individual performance. In establishing individual bonuses for senior executives, the Compensation Committee considers growth in the intrinsic business value of the enterprise, FFO, revenues and FAD and other financial and corporate objectives, together with the executive officer’s contribution to the Company’s growth and profitability, as well as compensation paid to executive officers, including the chief executive officer, at other S&P 500 REITs.

Base Salaries. Base salaries provide a base level of monthly income for our Named Executive Officers. We establish base salaries at a level so that a significant portion of the total cash compensation such executives can earn is performance based (through annual incentive compensation). Base salaries are set at levels competitive with comparable REITs and/or competitive conditions in the local market as applicable. In general, the Compensation Committee reviews base salaries of executive officers, other than the chief executive, annually.

With respect to the base salary of our chief executive officer, in 2004, the Compensation Committee reviewed compensation for chief executive officers at comparable REITs. Based on that review, the Compensation Committee set three year compensation targets for Mr. Havner’s base salary, bonus target and stock option grants. The targets were conditioned on Mr. Havner’s continued employment with the Company and successful achievement of performance and other goals set annually by the Committee. In 2006, as a result of achieving these targets, Mr. Havner received a 10% base salary increase in 2006 and is eligible to receive a 10% base salary increase in 2007.

Bonuses. Annual incentive bonuses are intended to compensate our senior management for achieving financial and operational goals and individual performance objectives, which will enable Public Storage to meet its short and long-term goals. These objectives vary, depending on the individual officer, but relate generally to financial factors, such as growth in FFO, revenue or FAD, and achievement of other corporate operational and financial goals, including acquisitions.

Our annual incentive bonus for executive officers is generally paid in cash in an amount reviewed and approved by the Compensation Committee and ordinarily is paid in a single installment in the first quarter following the completion of a given fiscal year. Based on the compensation targets set in 2004 for bonus and the Compensation Committee’s consideration of Mr. Havner’s performance against the financial goals established in early 2006, the Committee awarded Mr. Havner an annual bonus for 2006 performance of $786,500. The Committee’s decision was based on the achievement of three goals related to (1) FFO, (2) revenues, and (3) the Company’s FAD. In early 2006, the Compensation Committee set annual incentive targets and performance criteria for each of our other executive officers. The goals set for the other executive officers were also based on the same performance criteria set forth for Mr. Havner.

In 2006, the Compensation Committee also considered the extraordinary performance of our executive team in completing the merger with our largest competitor, Shurgard Storage Centers, Inc. in August of 2006. The Committee further considered that the executive team had transformed the Company into an international company with the acquisition and noted the resulting growth in revenues, FFO and international expansion and increase of stock price. Noting in particular the significant contributions of Mr. Havner and Mr. Reyes to complete the merger, the Committee approved a bonus payment for merger-related activities of $3 million for Mr. Havner and $1.5 million for Mr. Reyes and agreed to gross up these amounts for federal and state income and payroll taxes. At the same time, the Compensation Committee awarded a bonus for merger-related activities of $350,000 to Mr. Baumann in recognition of the significant legal contributions made to complete the merger and a bonus of $250,000 to each of the other Named Executive Officers. No gross ups were paid on these awards.

In March 2007, the Compensation Committee set the corporate performance targets for 2007 incentive compensation for the CEO and the other Named Executive Officers under the 2007 Equity and Performance-Based Compensation Incentive Plan, subject to shareholder approval of the 2007 plan at the Annual Meeting. The Committee determined that the CEO and each of the other Named Executive Officers would be eligible for a bonus of up to ten times his or her respective base salary in 2007 based on achieving positive growth in FFO, revenues, and the Company’s FAD, similar to the 2006 annual incentive plan. In addition, the Committee determined that the CEO and each of the other Named Executive Officers would be eligible for a separate bonus of up to ten times his or her base salary upon the successful completion of a capital plan for the Company’s European operations to position it for long-term, sustainable growth. In each case above, the Compensation Committee may exercise negative discretion pursuant to Section 162(m) of the Internal Revenue Code to reduce the amount of the award. The Compensation Committee believes the goals relating to FFO, revenues and FAD, and to its European operations, while challenging, are achievable. The actual annual incentive compensation awards paid to the Named Executive Officers pursuant to the 2007 plan, if approved by the shareholders, may be paid in cash, restricted stock units or any combination thereof.

Equity-Based Compensation. The Compensation Committee believes that our executive officers should have an incentive to improve the Company’s performance by having an ongoing stake in the success of our business. The Compensation Committee seeks to create this incentive by granting executive officers various forms of equity in the Company, including stock options, restricted stock units and shares of restricted stock. In 2006, we granted options and restricted stock units to our Named Executive Officers to link part of their compensation to increases in the Company’s stock price and to provide an incentive to continue employment with the Company. Grants of stock options and restricted stock units in 2006 were made under our 2001 Stock Option and Incentive Plan (the “2001 Plan”). As described above, we are recommending that our shareholders approve the 2007 Equity and Performance-Based Incentive Compensation Plan (the “2007 Plan”).

Stock Options

Stock options are granted with an exercise price of not less than 100% of the fair market value of our common stock on the date of grant, so that the executive officer may not profit from the option unless the price of our common stock increases. Options granted by the Compensation Committee also are designed to help us retain executive officers in that options are not exercisable at the time of grant, and achieve their maximum value only if the executive remains in the Company’s employ for a period of years.

With respect to option awards to Mr. Havner, in 2004, the Compensation Committee agreed to award an annual stock option grant to the chief executive officer of 83,000 shares on December 8 of each year through 2007, subject to the satisfaction of certain conditions including employment. In November 2006, the Compensation Committee approved the award to be effective as of December 8, 2006 at a grant price of $95.18, the closing price for Public Storage common stock on that date. In 2006, stock options granted to Mr. Havner vest over three years as provided in his 2004 compensation arrangement. With respect to option awards to other executive officers, the Compensation Committee determines award levels based on an individual’s responsibilities and performance and also considers equity awards at other S&P 500 REITs.

Restricted Stock Units

Restricted stock or units increase in value as the value of our common stock increases, and vest over time provided that the executive officer remains in the employ of the Company. Accordingly, awards of restricted stock or units serve the Committee’s objectives of retaining Company executive officers and other employees and motivating them to advance the interests of the Company and its shareholders. No restricted stock units were granted to Mr. Havner during 2006. In November 2006, following completion of the Shurgard merger, the Compensation Committee approved awards of restricted stock units to each of the Company’s other Named Executive Officers. The awards vest over eight years. With respect to awards of restricted stock units to executive officers other than the chief executive officer, the Compensation Committee determines award levels based on an individual’s responsibilities and performance and also considers equity awards at other S&P 500 REITs.

Equity Grant Practices

Grants to all of our executive officers must be approved by the Compensation Committee of the Board, which consists entirely of independent directors. Grants occur only at meetings of the Compensation Committee

(including telephonic meetings) and such grants are made effective as of the date of the meeting or a future date if appropriate (such as in the case of a new hire). Equity awards are not timed in coordination with the release of material non-public information. The exercise price of all options granted is equal to the closing market price of our common stock on the date of grant.

Our other executive officers may receive stock options, restricted stock units or a mix based on the determination of the Compensation Committee. In general, the Compensation Committee considers equity awards for other executive officers in connection with their annual performance review. In 2006, the Compensation Committee also considered the accomplishments of our executive officers in successfully completing the Shurgard merger. In setting awards for other executive officers, the Compensation Committee primarily considers the recommendations of the chief executive officer.

Equity awards, including grants of stock options, to employees who are not executive officers, are made by the Equity Awards Committee of the Board, which consists of two directors appointed by the Board. The Equity Awards Committee acts after consideration of management’s recommendations. Grants of stock options to new hires who are not executive officers are generally made by the Equity Awards Committee on a quarterly basis during the last month of the calendar quarter following an individual’s date of hire. Equity grants to other employees may be made at other times during the year, but are not timed in coordination with the release of material non-public information.

2007 Equity and Performance-Based Incentive Compensation Plan. In February 2007, the Compensation Committee considered and recommended to the Board for approval, subject to shareholder approval at the 2007 Annual Meeting, the 2007 Equity and Performance-Based Compensation Incentive Plan. The Compensation Committee believes the 2007 Plan will enhance the Company’s ability to attract and retain highly qualified officers and directors, key employees and other persons providing services to us and our subsidiaries; to provide incentive compensation opportunities that are competitive with other corporations and real estate investment trusts; to motivate participants to achieve our corporate goals; and further link executive compensation to the enhancement of long-term shareholder returns. Upon approval of the 2007 Plan, no further awards will be made under the Company’s 2001 Plan and the 2001 Non-Executive/Non-Director Stock Option and Incentive Plan.

Tax & Accounting Considerations—Code Section 162(m). Section 162(m) of the Internal Revenue Code imposes a $1,000,000 limit on the annual deduction that may be claimed for compensation paid to each of the chief executive officer and four other highest paid employees of a publicly held corporation. Certain performance-based compensation awarded under a plan approved by shareholders is excluded from that limitation. Our Performance-Based Plan, is designed to permit the Compensation Committee to make awards that will qualify for deduction as performance-based compensation. While the Compensation Committee considers the tax deductibility of compensation, the Committee has and may approve compensation that does not qualify for deductibility in circumstances it deems appropriate.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management required by Item 402(b) of Regulation S-K. Based on this review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and proxy statement on Schedule 14A.

THE COMPENSATION COMMITTEE

Daniel C. Staton (Chairman)

Dann V. Angeloff

Uri P. Harkham

Gary E. Pruitt

Compensation of Executive Officers

The following table sets forth information concerning the compensation earned by or paid during the fiscal year ended December 31, 2006 to the Company’s principal executive officer, principal financial officer, and all other most highly compensated persons who were executive officers of the Company on December 31, 2006 (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation (4)	Total ($)
Ronald L. Havner, Jr. Vice-Chairman, Chief Executive Officer and President	2006	$725,862	$3,000,000	—	$533,115	$786,500	$2,638,680	$7,684,157

John Reyes Senior Vice President and Chief Financial Officer	2006	$350,000	$1,500,000	$225,206	$156,702	$350,000	$1,366,959	$3,948,867

John S. Baumann Senior Vice President and Chief Legal Officer	2006	$210,000	$350,000	$52,864	$39,545	$175,000	$14,930	$842,339

David F. Doll Senior Vice President and President, Real Estate Group	2006	$250,000	$250,000	$110,231	$112,540	$225,000	$25,388	$1,023,159

John E. Graul Senior Vice President and President, Self Storage Operations	2006	$250,000	$250,000	$155,175	$117,356	$217,000	$32,300	$1,021,831

Candace N. Krol Senior Vice President, Human Resources	2006	$200,000	$250,000	$47,202	$59,883	$275,000	$13,097	$845,182

(1)	Bonuses awarded for performance in connection with the successful completion of the Shurgard merger in August 2006. Messrs. Havner and Reyes also received tax reimbursements for such bonuses of $2,629,880 and $1,313,075, respectively, which are included in “All Other Compensation.”
(2)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R), disregarding estimates relating to forfeitures due to service-based vesting conditions, which includes amounts from awards granted in and before 2006. Assumptions used in the calculation of these amounts are included in note 14 to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2007.
(3)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R), disregarding estimates relating to forfeitures due to service-based vesting conditions, which includes amounts from awards granted in and before 2006. Assumptions used in the calculation of these amounts are included in note 14 to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2007.
(4)	All Other Compensation consists of (1) tax reimbursements, (2) Public Storage contributions to each officer’s 401(k) Plan account (3% of the annual cash compensation up to a maximum of $8,800 in 2006) and (3) dividend equivalent payments based on ownership of restricted stock units:

Name	Tax Reimbursements for bonus payments	Company Contributions To 401K Plans	Dividends Paid On Stock Awards
Ronald L. Havner, Jr.	$2,629,880	$8,800	—
John Reyes	$1,313,075	$7,884	$46,000
John S. Baumann	—	$6,430	$8,000
David F. Doll	—	$4,888	$18,500
John E. Graul	—	$6,800	$25,500
Candace N. Krol	—	$6,197	$6,900

The following table sets forth certain information relating to grants of plan-based awards to the Named Executive Officers during 2006.

GRANTS OF PLAN-BASED AWARDS

								All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date (1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Ronald L. Havner, Jr.	2-24-06		786,500
	12-8-06							—		83,000	(3)	95.18	847,234
John Reyes	2-24-06		350,000
	3-3-06									50,000	(4)	78.36	455,168
	3-3-06							16,000	(5)				1,253,760
John S. Baumann	2-24-06		175,000
	11-2-06							3,000	(5)	—			260,820
David F. Doll	2-24-06		225,000
	3-16-06									40,000	(4)	82.90	384,824
	3-16-06							6,000	(5)				497,400
	11-2-06							3,000	(5)				260,820
John E. Graul	2-24-06		217,000
	3-16-06									25,000	(4)	82.90	240,515
	3-16-06							8,000	(5)				663,200
	11-2-06							3,000	(5)				260,820
Candace N. Krol	2-24-06		275,000
	11-2-06							3,000	(5)	—		—	260,820

(1)	All equity grants set forth in this table were made pursuant to the 2001 Plan and non-equity incentive awards were made pursuant to the Company’s Performance-Based Compensation Plan.
(2)	Amounts reflect the full grant date fair value of each equity award, as computed in accordance with FAS 123(R). Stock awards receive dividends as and when and at the same rate paid to all common stockholders of Public Storage.
(3)	Options granted to Mr. Havner become exercisable in three equal installments beginning on the first anniversary of the date of grant.
(4)	Options granted to Messrs. Reyes, Doll and Graul become exercisable in five equal installments beginning on the first anniversary of the date of grant.
(5)	Restricted stock units vest in eight equal annual installments beginning on the first anniversary of the date of grant.

The following table sets forth certain information concerning outstanding equity awards held by the Named Executive Officers at December 31, 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#) (3)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
Ronald L. Havner, Jr.	—	83,000	95.18	12-8-16
	27,666	55,334	69.87	12-8-15
	110,666	55,334	56.12	12-8-14
	150,000	—	30.10	11-7-12
John Reyes	—	50,000	78.36	3-3-16	22,000	2,145,000
	40,000	60,000	47.65	8-5-14
	60,000	—	23.0625	12-13-10
	12,000	—	26.25	11-20-08
John S. Baumann	8,000	12,000	47.65	8-5-14	6,000	585,000
	15,000	24,000	33.87	6-30-13
David F. Doll	—	40,000	82.90	3-16-16	13,000	1,267,500
	10,000	40,000	55.66	2-21-15
John E. Graul	—	25,000	82.90	3-16-16	17,000	1,657,500
	8,000	32,000	56.12	3-3-15
	—	30,000	48.32	2-23-14
Candace N. Krol	8,000	32,000	67.97	9-5-15	5,400	526,500

(1)	Market value assumes a price of $97.50 per share, the closing price for common stock on the New York Stock Exchange on December 29, 2006.
(2)	Vesting dates for each outstanding unvested option grant are listed in the table below by expiration date:

Expiration Date	Vesting Date(s)
6-30-13	6-30-07; 6-30-08
2-23-14	2-23-07; 2-23-08; 2-23-09
8-5-14	8-5-07; 8-5-08; 8-5-09
12-8-14	12-8-07
2-21-15	2-21-08; 2-21-09; 2-21-10
3-3-15	3-3-08; 3-3-09; 3-3-10
9-5-15	9-5-07; 9-5-08; 9-5-09; 9-5-10
12-8-15	12-8-07; 12-8-08
3-3-16	3-3-08; 3-3-09; 3-3-10; 3-3-11
3-16-16	3-16-07; 3-16-08; 3-16-09; 3-16-10; 3-16-11
12-8-16	12-8-07; 12-8-08; 12-8-09

(3)	Vesting dates for each outstanding unvested stock award are as follows:

Expiration Date	Vesting Date(s)
6-30-13	6-30-07; 6-30-08
8-5-14	8-5-07; 8-5-08; 8-5-09
9-5-15	9-5-07; 9-5-08; 9-5-09; 9-5-10
3-3-16	3-3-08; 3-3-09; 3-3-10; 3-3-11
3-16-16	3-16-07; 3-16-08; 3-16-09; 3-16-10; 3-16-11

The following table sets forth certain information concerning exercises of stock options and vesting of restricted stock units during 2006 for each of the Named Executive Officers.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Ronald L. Havner, Jr.	15,000	$921,525	—	—
John Reyes	30,000	$2,010,072	2,000	$168,000
John S. Baumann	21,000	$1,311,385	1,000	$84,000
David F. Doll	—	—	1,000	$76,290
John E. Graul	20,000	$450,760	1,500	$117,540
Candace N. Krol	—	—	600	$52,236

(1)	Value received calculated by multiplying the number of shares by the difference between the exercise price of the option and the market price of our common stock on the New York Stock Exchange on the date of exercise.
(2)	Value realized calculated by multiplying the number of shares by the market price of our common stock on the New York Stock Exchange on the vesting date.

PENSION/NONQUALIFIED DEFERRED COMPENSATION PLANS

We do not maintain qualified or nonqualified pension plans or a deferred compensation plan for our employees generally or the Named Executive Officers specifically.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Payments Upon Termination

We do not have a formal severance or retirement program for payments on termination of employment, whether through voluntary or involuntary termination, other than as specifically set forth in our Performance-Based Compensation Plan, 2001 Plan, 401k plan or as required by law. These include:

•	vested stock options following a voluntary termination of employment must be exercised within 30 days following the individual’s last date of employment;

•	amounts contributed under our 401k Plan; and

•	accrued and unused vacation pay paid in a lump sum.

Payments Upon Death or Disability

In the event of the death or permanent and total disability of a Named Executive Officer pursuant to the 2001 Plan and in addition to the foregoing:

•

all outstanding unvested stock options and unvested restricted stock units held by the officer accelerate and vest as of the date of death and may be exercised during the one-year period following the date of death, but prior to termination of the option;

•

all outstanding unvested options and restricted stock units held by the officer continue to vest and are exercisable during the one-year period following the date of such permanent and total disability, but prior to termination of the option; and

•	the officer will receive payments under the Company’s life insurance program or disability plan, as applicable.

Payments Upon a Change of Control

The 2001 Plan provides that upon the occurrence of a “change of control” of the Company

•	all outstanding restricted stock unit and restricted stock grants shall vest immediately; and

•

all outstanding stock options vest 15 days before consummation of such a change of control and shall be exercisable during the 15-day period, with such exercise conditioned upon and effective immediately before consummation of the change of control.

A “change of control” is defined in the 2001 Plan to include generally (a) the dissolution or liquidation of the Company or merger in which the Company does not survive, (b) the sale of substantially all the Company’s assets, or (c) any transaction which results in any person or entity, other than the Hughes Family, owning 50% or more of the combined voting power of all classes of our stock. The foregoing provisions do not apply to the extent (a) provision is made for continuation of the 2001 Plan or substitution of new options, restricted stock and restricted stock units, or (b) a majority of our Board of Directors determines that the “change of control” will not trigger application of the foregoing provisions.

The following table shows the estimated value of the acceleration of equity awards pursuant to the termination events described above assuming the event occurred to the Named Executive Officers with the acceleration of outstanding equity awards upon a change of control as of December 31, 2006.

Name	Value of vesting of all outstanding options (1)	Value of vesting of all outstanding restricted stock units (2)
Ronald L. Havner, Jr.	$19,464,030	—
John Reyes	$11,263,250	$2,145,000
John S. Baumann	$3,478,570	$585,000
David F. Doll	$2,676,000	$1,267,500
John E. Graul	$3,495,000	$1,657,500
Candace N. Krol	$1,181,200	$526,500

(1)	Represents the difference between the exercise price of options held by the executive and the market price of the Company’s common stock at the close of trading on the NYSE on December 29, 2006, the last trading date in 2006.
(2)	Represents the number of restricted stock units multiplied by market price of the Company’s common stock at the close of trading on the NYSE on December 29, 2006.

The proposed reorganization from a California corporation into a Maryland real estate investment trust is not a “change of control” under the 2001 Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND LEGAL PROCEEDINGS

Related Party Transaction Approval Policies and Procedures

With respect to transactions involving our directors, our Director Code of Ethics provides for review by the Board of related party transactions that might present a possible conflict of interest. The Nominating/Corporate Governance Committee of the Board reviews related party transactions involving Board members pursuant to the Directors’ Code of Ethics. Directors are requested to submit information in advance to the Nominating/Corporate Governance Committee. The Committee considers the matters submitted to it and makes a recommendation to the Board with respect to any action to be taken. The director with an actual, potential or apparent conflict of interest does not participate in the decision-making process related to the transaction.

Our executive officers who are not also directors, are subject to our company-wide Business Conduct Standards (BCS). Under the BCS, executive officers are required to discuss and seek pre-approval of the chief executive officer of any potential conflicts of interest. The chief executive officer may consult with the Chief Legal Officer. In addition, the Audit Committee reviews on an ongoing basis, related party transactions involving our executive officers and directors and our affiliate, PS Business Parks, that may require Board pre-approval under applicable law or may be required to be disclosed in our financial statements.

Relationships and transactions with the Hughes Family

B. Wayne Hughes, Chairman of the Board, and his family (the “Hughes Family”) have ownership interests in, and operate approximately 44 self-storage facilities in Canada under the name “Public Storage” (“PS Canada”) pursuant to a royalty-free license agreement with the Company. The Company does not currently own any interests in these facilities nor does it own any facilities in Canada. The Hughes Family owns approximately 27% of our Common Stock outstanding at December 31, 2006. The Company has a right of first refusal to acquire the stock or assets of the corporation that manages the 44 self-storage facilities in Canada, if the Hughes Family or the corporation agrees to sell them. However, the Company has no interest in the operations of this corporation, the Company has no right to acquire this stock or assets unless the Hughes Family decides to sell, the right of first refusal does not apply to the self-storage facilities, and the Company receives no benefit from the profits and increases in value of the Canadian self-storage facilities.

The Company, through subsidiaries, continues to reinsure risks relating to loss of goods stored by tenants in the self-storage facilities in Canada. The Company had acquired the tenant insurance business on December 31, 2001 through its acquisition of PSIC. During 2006, PSIC received $989,000 in reinsurance premiums attributable to the Canadian Facilities. Since PSIC’s right to provide tenant reinsurance to the Canadian Facilities may be qualified, there is no assurance that these premiums will continue.

The Company and Mr. Hughes are co-general partners in certain of certain partnerships, some of which are consolidated with the Company and some of which are unconsolidated. Mr. Hughes and his family also own limited partnership interests in certain of these partnerships. The Company and Mr. Hughes and his family receive distributions from these partnerships in accordance with the terms of the partnership agreements.

Management Agreement with PS Business Parks, Inc.

PSB manages certain of the commercial facilities that we own pursuant to management agreements for a management fee equal to 5% of revenues. Public Storage paid a total of $625,000 in management fees with respect to PSB’s property management services in 2006. At December 31, 2006, we had recorded amounts owed to PSB of $871,000 for management fees and certain other operating expenses related to the managed facilities, paid by PSB on our behalf. These amounts are the result of a time lag between PSB paying such expenditures and being reimbursed by us.

Cost Sharing Arrangements with PSB

Pursuant to a cost-sharing and administrative services agreement, PSB reimburses Public Storage for certain administrative services. PSB’s share of these costs totaled approximately $320,000 for the year ended December 31, 2006.

Stor-RE and third party insurance carriers have provided PS Canada, the Company, PSB, and other affiliates of the Company with liability and casualty insurance coverage until March 31, 2004. PS Canada has a 2.2% interest, and PSB has a 4.0% interest, in Stor-RE. PS Canada and PSB obtained their own liability and casualty insurance covering occurrences after April 1, 2004. For occurrences before April 1, 2004, STOR-Re continues to provide liability and casualty insurance coverage consistent with the relevant agreements.

Legal Proceedings

As previously reported, in November 2002, a shareholder of the Company made a demand on the Board of Directors challenging the fairness of the Company’s acquisition of PS Insurance Company, Ltd. (“PSIC”) and related matters. PSIC was previously owned by the Hughes Family. In June 2003, following the filing by the Hughes Family of a complaint for declaratory relief asking the court to find that the acquisition of PSIC and related matters were fair to the Company, it was ruled that the PSIC transaction was just and reasonable as to the Company and holding that the Hughes Family was not required to make any payment to the Company.

At the end of December 2004, the same shareholder referred to above and a second shareholder filed this shareholder’s derivative complaint naming as defendants the Company’s directors (and two former directors) and certain officers of the Company. The matters alleged in this complaint relate to PSIC, the Hughes Family’s Canadian self-storage operations and the Company’s 1995 reorganization. In July 2006, the Court granted the defendants’ motion to dismiss the amended Complaint without leave to amend. In August 2006, Plaintiffs filed a notice of appeal of the Court’s decision, which is currently pending. We believe the litigation will not have any financially adverse effect on the Company (other than the costs and other expenses relating to the lawsuit).

ANNUAL REPORT

The Company has filed, for its fiscal year ended December 31, 2006, an Annual Report on Form 10-K with the Securities and Exchange Commission, together with applicable financial statements and schedules thereto. A copy of the Annual Report on Form 10-K with certain exhibits is included in the 2006 Annual Report mailed to stockholders together with this proxy statement. The Annual Report on Form 10-K may also be found on the Company’s website, www.publicstorage.com. The Company will furnish without charge upon written request of any shareholder another copy of the 2006 Form 10-K, including financial statements and any schedules. Upon written request and payment of a copying charge of 15 cents per page, the Company will also furnish to any shareholder a copy of the exhibits to the Annual Report. Requests should be addressed to: Investor Services, Public Storage, Inc., 701 Western Avenue, Glendale, California 91201-2349.

LEGAL MATTERS

The legality of PS Maryland shares offered by this proxy statement/prospectus and certain U.S. federal income tax matters will be passed on by Hogan & Hartson LLP.

EXPERTS

The consolidated financial statements of Public Storage, Inc. incorporated by reference in Public Storage, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2006, including schedule appearing therein and Public Storage, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 included in its Form 10-K/A which did not include an evaluation of the internal control over financial reporting of Shurgard Self Storage SCA and subsidiaries, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which as to the report on internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of Shurgard Self Storage SCA and subsidiaries from the scope of management’s assessment and such firm’s audit of internal control over financial reporting included therein, and incorporated in this registration statement and the related proxy statement/prospectus by reference. Such consolidated financial statements and management’s assessment have been incorporated herein in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

DEADLINES FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR

CONSIDERATION AT 2008 ANNUAL MEETING

Any proposal that a holder of our shares wishes to submit for inclusion in the Company’s Proxy Statement for the 2008 Annual Meeting of Shareholders (“2008 Proxy Statement”) pursuant to Securities and Exchange Commission Rule 14a-8 must be received by the Company no later than November 30, 2007. In addition, notice of any proposal that a holder of our shares wishes to propose for consideration at the 2008 Annual Meeting of Shareholders, but does not seek to include in the Company’s 2008 Proxy Statement pursuant to Rule 14a-8, must be delivered to the Company no earlier than November 30, 2007 and no later than December 31, 2007 if the proposing holder of our shares wishes for the Company to describe the nature of the proposal in its 2008 Proxy Statement as a condition to exercising its discretionary authority to vote proxies on the proposal. Any shareholder proposals or notices submitted to the Company in connection with the 2008 Annual Meeting of Shareholders should be addressed to: Secretary, Public Storage, 701 Western Avenue, Glendale, California 91201-2349.

WHERE YOU CAN FIND MORE INFORMATION

Public Storage files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials that Public Storage has filed with the SEC at the following SEC public reference room:

100 F. Street, N.E.

Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

Public Storage’s SEC filings are also available for free to the public on the SEC’s Internet website at www.sec.gov, which contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC. In addition, Public Storage’s SEC filings are also available for free to the public on Public Storage’s website, www.publicstorage.com. Information contained on Public Storage’s website a is not incorporated by reference into this proxy statement/prospectus, and you should not consider information contained on those websites as part of this proxy statement/prospectus.

Public Storage incorporates by reference into this proxy statement/prospectus the documents listed below, and any filings Public Storage makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement/prospectus until the date of the annual meetings shall be deemed to be incorporated by reference into this proxy statement/prospectus. The information incorporated by reference is an important part of this proxy statement/prospectus. Any statement in a document incorporated by reference into this proxy statement/prospectus will be deemed to be modified or superseded for purposes of this proxy statement/prospectus to the extent a statement contained in this or any other subsequently filed document that is incorporated by reference into this proxy statement/prospectus modifies or supersedes such statement. Any statement so modified or superseded will be not deemed, except as so modified or superseded, to constitute a part of this proxy statement/prospectus.

Public Storage SEC Filings

Commission file number 1-8389	Period
Annual Report on Form 10-K, as amended	Year Ended December 31, 2006

Current Reports on Form 8-K	Filed on January 5, 2007 and March 16, 2007

Public Storage has supplied all information contained or incorporated by reference into this proxy statement/prospectus relating to Public Storage and its affiliates.

You can obtain a copy of any document incorporated by reference into this proxy statement/prospectus except for the exhibits to those documents from Public Storage. You may also obtain these documents from the SEC or through the SEC’s website described above. Documents incorporated by reference are available from Public Storage without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit into this proxy statement/prospectus. You may obtain documents incorporated by reference into this proxy statement/prospectus by requesting them in writing or by telephone from Public Storage at the following address and telephone number:

Public Storage, Inc.

701 Western Avenue

Glendale, CA 91201-2349

Attention: Investor Relations

Telephone: (818) 244-8080

If you would like to request documents, please do so by April 26, 2007, to receive them before the Public Storage annual meeting. If you request any of these documents from Public Storage, Public Storage will mail them to you by first-class mail, or similar means.

You should rely only on the information contained or incorporated by reference into this proxy statement/prospectus in voting your shares at the Public Storage annual meeting. Public Storage has not authorized anyone to provide you with information that is different from what is contained in this proxy statement/prospectus. This proxy statement/prospectus is dated March 30, 2007. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any other date, and neither the mailing of this proxy statement/prospectus to Public Storage shareholders nor the issuance of Public Storage common stock in the merger will create any implication to the contrary.

OTHER MATTERS

The management of the Company does not currently intend to bring any other matter before the meeting and knows of no other matters that are likely to come before the meeting. If any other matters properly come before the meeting, the persons designated as proxies in the accompanying proxy/instruction card and the Trustee will vote the shares of stock represented thereby, if any, and the Depositary will vote the stock underlying the Depositary Shares represented thereby, if any, in accordance with their best judgment on such matters.

You are urged to vote the accompanying proxy/instruction card and sign, date and return it in the enclosed stamped envelope at your earliest convenience, whether or not you currently plan to attend the meeting in person.

By Order of the Board of Directors

Stephanie G. Heim, Secretary

Glendale, California

March 30, 2007

Appendix A

PUBLIC STORAGE, INC.

2007 EQUITY AND PERFORMANCE-BASED COMPENSATION INCENTIVE PLAN

i

ii

iii

PUBLIC STORAGE, INC.

2007 EQUITY AND PERFORMANCE-BASED COMPENSATION INCENTIVE PLAN

Public Storage, Inc., a California corporation (the “Company”), sets forth herein the terms of its 2007 Equity and Performance-Based Compensation Incentive Plan (the “Plan”), as follows:

1. PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, stock units, unrestricted stock, dividend equivalent rights and cash awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.

2. DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1 “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.

2.2 “Annual Incentive Award” means an Award made subject to attainment of performance goals (as described in Section 14) over a performance period of up to one year (the Company’s fiscal year, unless otherwise specified by the Committee).

2.3 “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Stock Unit, Dividend Equivalent Rights, or cash award under the Plan.

2.4 “Award Agreement” means the written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

2.5 “Benefit Arrangement” shall have the meaning set forth in Section 15 hereof.

2.6 “Board” means the Board of Directors of the Company.

2.7 “Cause” means, as determined by the Board and unless otherwise provided in an applicable agreement with the Company or an Affiliate, (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate.

2.8 “Change of Control” shall be deemed to occur upon (i) the dissolution or liquidation of the Company or upon a merger , consolidation or reorganization of the Company with one or more entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another entity, (iii) a merger in which the Company is the surviving corporation but after which the Company’s stockholders immediately prior to such merger cease to own their shares or other equity interest in the Company, (iv) the acquisition, sale or transfer of more than 50% of the Company’s outstanding shares by tender offer or similar transaction, or (v) any other transaction that the Board specifies constitutes a change of control, in its sole discretion.

2.9 “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.10 “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.2.

2.11 “Company” means Public Storage, Inc., a California corporation.

2.12 “Covered Employee” means a Grantee who is a covered employee within the meaning of Section 162(m)(3) of the Code.

2.13 “Disability” means the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee’s Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.14 “Dividend Equivalent Right” means a right, granted to a Grantee under Section 13 hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

2.15 “Effective Date” means February 26, 2007, the date the Plan was approved by the Board.

2.16 “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.17 “Fair Market Value” means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on The Nasdaq Stock Market, Inc. or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board in good faith in a manner consistent with Code Section 409A.

2.18 “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent of the voting interests.

2.19 “Grant Date” means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Board.

2.20 “Grantee” means a person who receives or holds an Award under the Plan.

2.21 “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.22 “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.23 “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.24 “Option Price” means the exercise price for each share of Stock subject to an Option.

2.25 “Other Agreement” shall have the meaning set forth in Section 15 hereof.

2.26 “Outside Director” means a member of the Board who is not an officer or employee of the Company.

2.27 “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 14) over a performance period of up to ten (10) years.

2.28 “Plan” means this Public Storage, Inc. 2007 Equity and Performance-Based Compensation Incentive Plan.

2.29 “Prior Plans” means the Company’s 2001 Stock Option and Incentive Plan and the 2001 Non-Executive/Non-Director Stock Option and Incentive Plan.

2.30 “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock or Unrestricted Stock.

2.31 “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.32 “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.33 “SAR Exercise Price” means the per share exercise price of an SAR granted to a Grantee under Section 9 hereof.

2.34 “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.35 “Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive.

2.36 “Service Provider” means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser currently providing services to the Company or an Affiliate.

2.37 “Stock” means the common stock, par value $.10 per share, of the Company.

2.38 “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9 hereof.

2.39 “Stock Unit” means a bookkeeping entry representing the equivalent of one share of Stock awarded to a Grantee pursuant to Section 10 hereof.

2.40 “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.41 “Substitute Awards” means Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

2.42 “Termination Date” means the date upon which an Option shall terminate or expire, as set forth in Section 8.3 hereof.

2.43 “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

2.44 “Unrestricted Stock” means an Award pursuant to Section 11 hereof.

3. ADMINISTRATION OF THE PLAN

3.1. Board

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation and by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.

3.2. Committee.

The Board from time to time may delegate to the Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, as the Board shall determine, consistent with the certificate of incorporation and by-laws of the Company and applicable law.

(i) Except as provided in Subsection (ii) and except as the Board may otherwise determine, the Committee, if any, appointed by the Board to administer the Plan shall consist of two or more Outside Directors of the Company who: (a) qualify as “outside directors” within the meaning of Section 162(m) of the Code and who (b) meet such other requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b—3 (or its successor) under the Exchange Act and who (c) comply with the independence requirements of the stock exchange on which the Common Stock is listed.

(ii) The Board may also appoint one or more separate committees of the Board, each composed of two or more directors of the Company who need not be Outside Directors, who may administer the Plan with respect to employees or other Service Providers who are not officers or directors of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards.

In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board.

3.3. Terms of Awards.

Subject to the other terms and conditions of the Plan, the Board shall have full and final authority to:

(i) designate Grantees,

(ii) determine the type or types of Awards to be made to a Grantee,

(iii) determine the number of shares of Stock to be subject to an Award,

(iv) establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),

(v) prescribe the form of each Award Agreement evidencing an Award, and

(vi) amend, modify, or supplement the terms of any outstanding Award. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. Notwithstanding the foregoing, no amendment, modification or supplement of any Award shall, without the consent of the Grantee, impair the Grantee’s rights under such Award.

The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul an Award if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable.

Notwithstanding the foregoing, no amendment or modification may be made to an outstanding Option or SAR which reduces the Option Price or SAR Exercise Price, either by lowering the Option Price or SAR Exercise Price or by canceling the outstanding Option or SAR and granting a replacement Option or SAR with a lower exercise price without the approval of the stockholders of the Company, provided, that, appropriate adjustments may be made to outstanding Options and SARs pursuant to Section 17.

3.4. Deferral Arrangement.

The Board may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents. Any such deferrals shall be made in a manner that complies with Code Section 409A.

3.5. No Liability.

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

3.6. Share Issuance/Book-Entry

Notwithstanding any provision of this Plan to the contrary, the issuance of the Stock under the Plan may be evidenced in such a manner as the Board, in its discretion, deems appropriate, including, without limitation, book-entry registration or issuance of one or more Stock certificates.

4. STOCK SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 17 hereof, the number of shares of Stock available for issuance under the Plan shall be five million (5,000,000). Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company. If any shares covered by an Award are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture or termination, again be available for making Awards under the Plan. The number of shares available for issuance under the Plan shall be reduced by the number of shares subject to SARs.

The Board shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies. The number of shares of Stock reserved pursuant to Section 4 may be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of shares of Stock subject to Awards before and after the substitution.

5. EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1. Effective Date.

The Plan shall be effective as of the Effective Date, subject to approval of the Plan by the Company’s stockholders within one year of the Effective Date. Upon approval of the Plan by the stockholders of the Company as set forth above, (i) all Awards made under the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Company had approved the Plan on the Effective Date, and (ii) no further awards will be made under the Prior Plans. If the stockholders fail to approve the Plan within one year of the Effective Date, any Awards made hereunder shall be null and void and of no effect.

5.2. Term.

The Plan shall terminate automatically ten (10) years after the Effective Date and may be terminated on any earlier date as provided in Section 5.3.

5.3. Amendment and Termination of the Plan

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. No Awards shall be made after termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded under the Plan.

6. AWARD ELIGIBILITY AND LIMITATIONS

6.1. Service Providers and Other Persons

Subject to this Section 6, Awards may be made under the Plan to: (i) any Service Provider to the Company or of any Affiliate, including any Service Provider who is an officer or director of the Company, or of any Affiliate, as the Board shall determine and designate from time to time and (ii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Board.

6.2. Successive Awards and Substitute Awards.

An eligible person may receive more than one Award, subject to such restrictions as are provided herein. Notwithstanding Sections 8.1 and 9.1, the Option Price of an Option or the grant price of an SAR that is a Substitute Award may be less than 100% of the Fair Market Value of a share of Common Stock on the original date of grant; provided, that, the Option Price or grant price is determined in accordance with the principles of Code Section 424 and the regulations thereunder.

6.3. Limitation on Shares of Stock Subject to Awards and Cash Awards.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act:

(i) the maximum number of shares of Stock subject to Options or SARs that can be awarded under the Plan to any person eligible for an Award under Section 6 hereof is one million (1,000,000) per calendar year; and

(ii) the maximum value that can be granted to any person eligible for an Award under Section 6, other than Options or SARs, is ten million ($10,000,000) per calendar year in the aggregate for all such Awards.

The preceding limitations in this Section 6.3 are subject to adjustment as provided in Section 17 hereof.

7. AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.

8. TERMS AND CONDITIONS OF OPTIONS

8.1. Option Price

The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. The Option Price of each Option shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2. Vesting.

Subject to Sections 8.3 and 17.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement, provided that no Option, other than Options granted to persons who are not entitled to overtime under applicable state or federal laws, will vest or be exercisable within a six-month period starting on the Grant Date. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.

8.3. Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option; provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.

8.4. Termination of Service.

8.4.1. Termination of Service

Unless otherwise provided in an Award Agreement, upon the termination of the Grantee’s Service, other than in case the case of death or disability, any Option or portion thereof held by such Grantee that has not vested in accordance with the provisions of the terms thereof, shall terminate immediately, and any Option or portion thereof that has vested in accordance with the terms thereof but has not been exercised shall terminate at the close of business on the thirtieth day following the termination of the Grantee’s Service (or such longer period as the Committee, in its discretion may determine prior to the expiration of such thirty-day period), subject to earlier termination of the Option as provided in Section 8.3 above. Upon termination of an Option or portion thereof, the Grantee shall have no further right to purchase shares of Stock pursuant to such Option or portion thereof.

8.4.2. Rights in the Event of Death

Unless otherwise provided in an Award Agreement, upon the termination of the Grantee’s Service by reason of the Grantee’s death, all Options granted to such Grantee shall fully vest on the date of death, and the executors, administrators, legatees or distributees of the Grantee’s estate shall have the right, at any time within one year after the date of such Grantee’s death (or such longer period as the Committee, in its discretion, may determine prior to the expiration of such one-year period) and prior to the expiration of the Option pursuant to Section 8.3 above, to exercise any Option held by such Grantee at the date of such Grantee’s death.

8.4.3. Rights in the Event of Disability

Unless otherwise provided in an Award Agreement, upon the termination of the Grantee’s Service by reason of the Grantee’s Disability, all Options granted to such Grantee shall continue to vest in accordance with the terms of the applicable Award Agreement, and shall be exercisable to the extent they are vested, for a period of one year after such termination of Service (or such longer period as the Committee, in its discretion, may determine prior to the expiration of such one-year period), subject to earlier termination of the Option as provided in Section 8.3 above.

8.5. Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, after the occurrence of an event referred to in Section 17 hereof which results in termination of the Option.

8.6. Method of Exercise.

An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of shares available for purchase under the Option at the time of exercise.

8.7. Rights of Holders of Options

Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock ) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 17 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.8. Delivery of Stock Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.

8.9. Transferability of Options

Except as provided in Section 8.10, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10. Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11. Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

9. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1. Right to Payment and Grant Price.

A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Board. The Award Agreement for a SAR shall specify the grant price of the SAR, which shall be at least the Fair Market Value of a share of Stock on the date of grant. SARs may be granted in conjunction with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in conjunction with all or part of any other Award or without regard to any Option or other Award; provided that an SAR that is granted subsequent to the Grant Date of a related Option must have an SAR Price that is no less than the Fair Market Value of one share of Stock on the SAR Grant Date.

9.2. Other Terms.

The Board shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Grantees, whether or not an SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

9.3. Term.

Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, upon the expiration of ten years from the date such SAR is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such SAR; provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.

10. TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS

10.1. Grant of Restricted Stock or Stock Units.

Awards of Restricted Stock or Stock Units may be made for no consideration (other than par value of the shares which is deemed paid by Services already rendered).

10.2. Restrictions.

At the time a grant of Restricted Stock or Stock Units is made, the Board may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Stock Units. Each Award of Restricted Stock or Stock Units may be subject to a different restricted period. The Board may, in its sole discretion, at the time a grant of Restricted Stock or Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Stock Units in accordance with Section 14.1 and 14.2. Neither Restricted Stock nor Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Stock Units.

10.3. Restricted Stock Certificates.

The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.4. Rights of Holders of Restricted Stock.

Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

10.5. Rights of Holders of Stock Units.

10.5.1. Voting and Dividend Rights.

Unless the Board otherwise provides in an Award Agreement, holders of Stock Units shall have no rights as stockholders of the Company other than the right to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Stock Unit held equal to the per-share dividend paid on the Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.

10.5.2. Creditor’s Rights.

A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6. Termination of Service.

10.6.1. Termination of Service

Upon the termination of the Grantee’s Service, other than in case the case of death or disability, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited, unless the Committee, in its discretion, determines otherwise. Upon forfeiture of Restricted Stock or Stock Units, the Grantee shall have no further rights with respect to such grant, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Stock Units.

10.6.2. Rights in the Event of Death

Unless otherwise provided in an Award Agreement, upon the termination of the Grantee’s Service by reason of the Grantee’s death, all Restricted Stock and Stock Units granted to such Grantee shall fully vet on the date of death, and the shares of Stock represented thereby shall be deliverable in accordance with the terms of the Plan to the executors, administrators, legatees or distributees of the Grantee’s estate.

10.6.3. Rights in the Event of Disability

Unless otherwise provided in an Award Agreement, upon the termination of the Grantee’s Service by reason of the Grantee’s Disability, all Restricted Stock and Stock Units granted to such Grantee shall continue to vest in accordance with the terms of the applicable Award Agreement for a period of one year after such termination of Service (or such longer period as the Committee, in its discretion, may determine prior to the expiration of such one-year period), subject to earlier termination of the Restricted Stock and Stock Units in accordance with the terms of the applicable Award Agreement.

10.7. Purchase of Restricted Stock.

The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock. The Purchase Price shall be payable in a form described in Section 12 or, in the discretion of the Board, in consideration for past Services rendered to the Company or an Affiliate.

10.8. Delivery of Stock.

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Stock Unit once the share of Stock represented by the Stock Unit has been delivered.

10.9. Right of Repurchase

If an award of Restricted Stock is granted subject to a right of repurchase, the Company will have the right, during the seven (7) months after the termination of the Grantee’s Service to repurchase any or all of the shares of Restricted Stock that were unvested as of the date of the termination of the Grantee’s Service at a purchase price to be determined by the Committee.

11. TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS

The Board may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Board) an Unrestricted Stock Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

12. FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

12.1. General Rule.

Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

12.2. Surrender of Stock.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.

12.3. Cashless Exercise.

With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Board) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 18.3.

12.4. Other Forms of Payment.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules.

13. TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

13.1. Dividend Equivalent Rights.

A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Grantee. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Board. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

13.2. Termination of Service.

Except as may otherwise be provided by the Board either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee’s termination of Service for any reason.

14. TERMS AND CONDITIONS OF PERFORMANCE AND ANNUAL INCENTIVE AWARDS

14.1. Performance Conditions

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Sections 14.2 hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m). If and to the extent required under Code Section 162(m), any power or authority relating to a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.

14.2. Performance or Annual Incentive Awards Granted to Designated Covered Employees

If and to the extent that the Committee determines that a Performance or Annual Incentive Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance or Annual Incentive Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 14.2.

14.2.1. Performance Goals Generally.

The performance goals for such Performance or Annual Incentive Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 14.2. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance or Annual Incentive Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance or Annual Incentive Awards. Performance goals may differ for Performance or Annual Incentive Awards granted to any one Grantee or to different Grantees.

14.2.2. Business Criteria.

One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the stock price or total shareholder return, earnings per share and return on equity criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance or Annual Incentive Awards: (i) funds from operation (FFO); (ii) funds available for distribution (FAD); (iii) revenue, revenue growth or rate of revenue growth; (iv) earnings, including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (v) pre-tax income or after-tax income; (vi) earnings per share (basic or diluted); (vii) [intrinsic business value]; (viii) operating profit or margin; (ix) stock price or total shareholder return ; (x) cash flow (before or after dividends, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, cash flow in excess of cost of capital or cash flow per share (before or after dividends);

(xi) implementation or completion or critical or strategic projects, acquisitions or processes; (xii) economic value created; (xiii) return on equity; (xiv) return on invested capital; (xv) operational efficiency measures; (xvi) rental income; (xvii) move-in activity; (xviii) occupancy level of store properties; (xix) ratio of earnings to fixed charges; (xx) acquisition and development activity; (xxi) cost targets, reductions and savings, productivity and efficiencies; (xxii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals related to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xxiii) personal professional objectives, including any of the foregoing performance targets, the implementation of policies and plans, the negotiation of transactions, the development of long-term business goals, formation of joint ventures and the completion of other corporate transactions; or (xxiv) any combination of any of the foregoing. These business criteria need not be based on an increase or positive result under the business criteria selected.

14.2.3. Timing For Establishing Performance Goals.

Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance or Annual Incentive Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

14.2.4. Settlement of Performance or Annual Incentive Awards; Other Terms.

Settlement of such Performance or Annual Incentive Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance or Annual Incentive Awards. The Committee shall specify the circumstances in which such Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Performance Awards.

14.3.	Written Determinations.

All determinations by the Committee as to the establishment of performance goals, the amount of any potential Performance Awards and as to the achievement of performance goals relating to Performance Awards, and the amount of any potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards, shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). To the extent permitted by Section 162(m), the Committee may delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

14.4. Status of Section 14.2 Awards Under Code Section 162(m)

It is the intent of the Company that Performance Awards and Annual Incentive Awards under Section 14.2 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 14.2, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards or Annual Incentive Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

15. PARACHUTE LIMITATIONS

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding that expressly addresses Section 280G or Section 4999 of the Code (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock or Stock Unit held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

16. REQUIREMENTS OF LAW

16.1. General.

The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Without limiting the generality of the foregoing, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

16.2. Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

17. EFFECT OF CHANGES IN CAPITALIZATION

17.1. Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary dividend but excluding a non-extraordinary dividend of the Company) without receipt of consideration by the Company, the Company shall, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and Stock Appreciation Rights to reflect such distribution.

17.2. Reorganization in Which the Company Is the Surviving Entity and in Which No Change in Control Occurs.

Subject to Section 17.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation. In the event of a transaction described in this Section 17.2, Stock Units shall be adjusted so as to apply to the securities that a holder of the number of shares of Stock subject to the Stock Units would have been entitled to receive immediately following such transaction.

17.3. Reorganization, Sale of Assets or Sale of Stock Which Involves a Change of Control.

Subject to the exceptions set forth in the last sentence of this Section 17.3 and the last sentence of Section 17.4, upon the occurrence of a Change of Control:

(i) all outstanding shares of Restricted Stock and all Stock Units shall be deemed to have vested, and all restrictions and conditions applicable to such shares of Restricted Stock and Stock Units shall be deemed to have lapsed immediately prior to the occurrence of such Change of Control, and

(ii) either of the following two actions shall be taken:

(A) fifteen days prior to the scheduled consummation of a Change of Control, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days, or

(B) the Board may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Stock, Stock Units, and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of Restricted Stock or Stock Units, equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to the Option or SAR (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price or SAR Exercise Price applicable to such Award Shares.

With respect to the Company’s establishment of an exercise window, (i) any exercise of an Option or SAR during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Change of Control, the Plan, and all outstanding but unexercised Options and SARs shall terminate. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders.

This Section 17.3 shall not apply to any Change of Control to the extent that (A) provision is made in writing in connection with such Change of Control for the continuation of the Plan or the assumption of the Options, SARs, Stock Units and Restricted Stock theretofore granted, or for the substitution for such Options, SARs, Stock Units and Restricted Stock for new common stock options and stock appreciation rights and new common stock stock units and restricted stock relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares and option and stock appreciation right exercise prices, in which event the Plan, Options, SARs, Stock Units and Restricted Stock theretofore granted shall continue in the manner and under the terms so provided, or (B) a majority of the full Board determine that such Change of Control shall not trigger application of the provisions of this Section 17.3.

17.4. Adjustments.

Adjustments under this Section 17 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Board shall determine the effect of a Change of Control upon Awards other than Options, SARs, Stock Units and Restricted Stock, and such effect shall be set forth in the appropriate Award Agreement. The Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 17.1, 17.2 and 17.3.

17.5. No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

18. GENERAL PROVISIONS

18.1. Disclaimer of Rights

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company or an Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

18.2. Nonexclusivity of the Plan

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

18.3. Withholding Taxes

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state or local tax withholding requirements upon the exercise, vesting, lapse of restrictions applicable to such Award or payment of shares pursuant to such Award, as applicable, cannot exceed such number of shares having a Fair Market Value equal to the minimum statutory amount required by the Company to be withheld and paid to any such federal, state or local taxing authority with respect to such exercise, vesting, lapse of restrictions or payment of shares.

18.4. Captions

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

18.5. Other Provisions

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

18.6. Number and Gender

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

18.7. Severability

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18.8. Governing Law

The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the State of California, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

18.9. Section 409A of the Code

The Board intends to comply with Section 409A of the Code (“Section 409A”), or an exemption to Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Section 409A. To the extent that the Board determines that a Grantee would be subject to the additional 20% tax imposed on certain nonqualified deferred compensation plans pursuant to Section 409A as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Board.

* * *

Appendix B

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is entered into as of March 19, 2007, by and among Public Storage, Inc., a California corporation (the “Corporation”), and Public Storage, a Maryland real estate investment trust and a wholly owned subsidiary of the Corporation (the “Maryland REIT”).

RECITALS:

WHEREAS, the board of directors of the Corporation has determined that it is advisable and in the best interest of the Corporation that the Corporation reorganize into a real estate investment trust organized under the laws of the State of Maryland;

WHEREAS, the Corporation wishes to effectuate the contemplated change in entity type by merging with and into the Maryland REIT, with the Maryland REIT surviving the merger (the “Merger”);

WHEREAS, the parties hereto have determined that the Merger, on the terms and conditions hereinafter set forth, is advisable and in their respective best interests;

WHEREAS, the board of directors of the Corporation and the board of trustees and the sole shareholder of the Maryland REIT have approved and adopted this Agreement; and

WHEREAS, the Merger is intended to qualify for tax-free treatment under applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, for good and valuable consideration and in consideration of the mutual covenants and agreements hereinafter set forth, the parties, each intending to be legally bound hereby, agree as follows:

1. THE MERGER

1.1. The Merger

Upon the terms and subject to the conditions hereof, and in accordance with the provisions of Section 1113 of the California General Corporation Law (the “CGCL”) and the provisions of Section 501.1 of the Maryland REIT Law, Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended (the “Maryland REIT Law”), the Corporation shall be merged with and into the Maryland REIT at the Effective Time (as defined below). The Maryland REIT shall be the surviving entity of the Merger (the “Surviving Trust”), and the separate existence of the Corporation will cease. The Surviving Trust shall continue its existence as a real estate investment trust under the laws of the State of Maryland.

1.2. Closing; Effective Time

(a) The closing of the Merger (the “Closing”) shall take place on the earliest practicable business day following the satisfaction or due waiver of the conditions set forth in Article 3 of this Agreement or such other date as may be mutually agreeable to the parties hereto.

(b) The parties shall cause the Merger to be consummated by filing (i) a Certificate of Merger in appropriate form with the Office of the Secretary of State of the State of California in accordance with applicable provisions of the CGCL; and (ii) Articles of Merger in appropriate form (the “Maryland Articles”) with the Maryland State Department of Assessments and Taxation (the “Maryland SDAT”) in accordance with applicable provisions of the Maryland REIT Law (such documents together, the “Merger Certificates”). The Merger shall become effective on the time and date specified in the Merger Certificates (the “Effective Time”).

1.3. Constituent Documents

(a) At the Effective Time, the declaration of trust of the Maryland REIT shall be amended and restated according to Articles of Amendment and Restatement of Declaration of Trust (the “Declaration of Trust”), which shall be filed as part of the Maryland Articles. The Amended and Restated Declaration of Trust of the Maryland REIT shall be the declaration of trust of the Surviving Trust (subject to any subsequent amendment). The Maryland REIT shall also cause to be filed with the Maryland SDAT such articles supplementary to the Declaration of Trust as are necessary to classify preferred shares of beneficial interest and equity shares of beneficial interest to be issued or reserved for issuance upon consummation of the Merger.

(b) The Bylaws of the Maryland REIT in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Trust (subject to any subsequent amendment or restatement thereof).

1.4. Directors and Officers

The directors and officers of the Corporation holding office immediately prior to the Effective Time shall be deemed to be and shall become the trustees and officers of the Surviving Trust from and after the Effective Time to hold office for the remainder of their terms in effect at the Effective Time until their successors are duly elected and qualified or until their earlier resignation or removal.

1.5. Succession to Rights and Liabilities

At the Effective Time, the Surviving Trust shall succeed, without other transfer, to all of the purposes, rights, privileges and powers and shall possess all assets and property (real, personal, and mixed) of the Corporation and the Maryland REIT, and the Surviving Trust shall become subject to and responsible for all debts and obligations of the Corporation and the Maryland REIT in the same manner as if the Surviving Trust has itself incurred such debts and obligations.

2. EFFECTS OF THE MERGER ON EQUITY INTERESTS

2.1. Manner of Conversion of Equity Interests

(a) Upon the Effective Time, by virtue of the Merger and without any action on the part of the parties hereto or the holders of the Corporation’s capital stock (the “Public Shareholders”), the shares and other equity interests of Corporation issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares (as defined in Section 2.3 below) and any shares described in Section 2.1(b) of this Agreement) (the “Old Shares”) shall be automatically converted into certain shares of beneficial interest of the Surviving Trust (the “New Shares”) as follows:

(i) each issued and outstanding share of Common Stock, $.10 par value, of the Corporation shall be automatically converted into one fully-paid and nonassessable Common Share of beneficial interest, $.10 par value (“Common Shares”), of the Surviving Trust, with such terms and conditions as shall be set forth in the Declaration of Trust;

(ii) each issued and outstanding share of Equity Stock, Series A, $.01 par value, of the Corporation shall be automatically converted into one fully-paid and nonassessable Equity Share, Series A, $.01 par value, of the Surviving Trust (as applicable, the “Series A Equity Shares”), with such terms and conditions as shall be set forth in appropriate articles supplementary to the Declaration of Trust, and each issued and outstanding Depositary Share representing 1/1,000 of a Series A Equity Share of the Corporation shall thereafter represent one fully-paid and nonassessable Depositary Share representing 1/1,000 of a Series A Equity Share of the Surviving Trust;

(iii) each issued and outstanding share of Equity Stock, Series AAA, $.01 par value, of the Corporation shall be automatically converted into one fully-paid and nonassessable Equity Share, Series AAA, $.01 par value, of the Surviving Trust, with such terms and conditions as shall be set forth in appropriate articles supplementary to the Declaration of Trust;

(iv) each issued and outstanding share of 7.500% Cumulative Preferred Stock, Series V, $.01 par value, of the Corporation shall be automatically converted into one fully-paid and nonassessable 7.500% Cumulative Preferred Share, Series V, $.01 par value, of the Surviving Trust (as applicable, the “Series V Preferred Shares”), with such terms and conditions as shall be set forth in appropriate articles supplementary to the Declaration of Trust, and each issued and outstanding Depositary Share representing 1/1,000 of a Series V Preferred Share of the Corporation shall thereafter represent one fully-paid and nonassessable Depositary Share representing 1/1,000 of a Series V Preferred Share of the Surviving Trust;

(v) each issued and outstanding share of 6.500% Cumulative Preferred Stock, Series W, $.01 par value, of the Corporation shall be automatically converted into one fully-paid and nonassessable 6.500% Cumulative Preferred Share, Series W, $.01 par value, of the Surviving Trust (as applicable, the “Series W Preferred Shares”), with such terms and conditions as shall be set forth in appropriate articles supplementary to the Declaration of Trust, and each issued and outstanding Depositary Share representing 1/1,000 of a Series W Preferred Share of the Corporation shall thereafter represent one fully-paid and nonassessable Depositary Share representing 1/1,000 of a Series W Preferred Share of the Surviving Trust;

(vi) each issued and outstanding share of 6.450% Cumulative Preferred Stock, Series X, $.01 par value, of the Corporation shall be automatically converted into one fully-paid and nonassessable 6.450% Cumulative Preferred Share, Series X, $.01 par value, of the Surviving Trust (as applicable, the “Series X Preferred Shares”), with such terms and conditions as shall be set forth in appropriate articles supplementary to the Declaration of Trust, and each issued and outstanding Depositary Share representing 1/1,000 of a Series X Preferred Share of the Corporation shall therafter represent one fully-paid and nonassessable Depositary Share representing 1/1,000 of a Series X Preferred Share of the Surviving Trust;

(vii) each issued and outstanding share of 6.850% Cumulative Preferred Stock, Series Y, $.01 par value, of the Corporation shall be automatically converted into one fully-paid and nonassessable 6.850% Cumulative Preferred Share, Series Y, $.01 par value, of the Surviving Trust, with such terms and conditions as shall be set forth in appropriate articles supplementary to the Declaration of Trust;

(viii) each issued and outstanding share of 6.250% Cumulative Preferred Stock, Series Z, $.01 par value, of the Corporation shall be automatically converted into one fully-paid and nonassessable 6.250% Cumulative Preferred Share, Series Z, $.01 par value, of the Surviving Trust (as applicable, the “Series Z Preferred Shares”), with such terms and conditions as shall be set forth in appropriate articles supplementary to the Declaration of Trust, and each issued and outstanding Depositary Share representing 1/1,000 of a Series Z Preferred Share of the Corporation shall therafter represent one fully-paid and nonassessable Depositary Share representing 1/1,000 of a Series Z Preferred Share of the Surviving Trust;

(ix) each issued and outstanding share of 6.125% Cumulative Preferred Stock, Series A, $.01 par value, of the Corporation shall be automatically converted into one fully-paid and nonassessable 6.125% Cumulative Preferred Share, Series A, $.01 par value, of the Surviving Trust (as applicable, the “Series A Preferred Shares”), with such terms and conditions as shall be set forth in appropriate articles supplementary to the Declaration of Trust, and each issued and outstanding Depositary Share representing 1/1,000 of a Series A Preferred Share of the Corporation shall therafter represent one fully-paid and nonassessable Depositary Share representing 1/1,000 of a Series A Preferred Share of the Surviving Trust;

(x) each issued and outstanding share of 7.125% Cumulative Preferred Stock, Series B, $.01 par value, of the Corporation shall be automatically converted into one fully-paid and nonassessable 7.125% Cumulative Preferred Share, Series B, $.01 par value, of the Surviving Trust (as applicable, the “Series B Preferred Shares”), with such terms and conditions as shall be set forth in appropriate articles supplementary to the Declaration of Trust, and each issued and outstanding Depositary Share representing 1/1,000 of a Series B Preferred Share of the Corporation shall therafter represent one fully-paid and nonassessable Depositary Share representing 1/1,000 of a Series B Preferred Share of the Surviving Trust;

(xi) each issued and outstanding share of 6.600% Cumulative Preferred Stock, Series C, $.01 par value, of the Corporation shall be automatically converted into one fully-paid and nonassessable 6.600% Cumulative Preferred Share, Series C, $.01 par value, of the Surviving Trust (as applicable, the “Series C

Preferred Shares”), with such terms and conditions as shall be set forth in appropriate articles supplementary to the Declaration of Trust, and each issued and outstanding Depositary Share representing 1/1,000 of a Series C Preferred Share of the Corporation shall therafter represent one fully-paid and nonassessable Depositary Share representing 1/1,000 of a Series C Preferred Share of the Surviving Trust;

(xii) each issued and outstanding share of 6.180% Cumulative Preferred Stock, Series D, $.01 par value, of the Corporation shall be automatically converted into one fully-paid and nonassessable 6.180% Cumulative Preferred Share, Series D, $.01 par value, of the Surviving Trust (as applicable, the “Series D Preferred Shares”), with such terms and conditions as shall be set forth in appropriate articles supplementary to the Declaration of Trust, and each issued and outstanding Depositary Share representing 1/1,000 of a Series D Preferred Share of the Corporation shall therafter represent one fully-paid and nonassessable Depositary Share representing 1/1,000 of a Series D Preferred Share of the Surviving Trust;

(xiii) each issued and outstanding share of 6.750% Cumulative Preferred Stock, Series E, $.01 par value, of the Corporation shall be automatically converted into one fully-paid and nonassessable 6.750% Cumulative Preferred Share, Series E, $.01 par value, of the Surviving Trust (as applicable, the “Series E Preferred Shares”), with such terms and conditions as shall be set forth in appropriate articles supplementary to the Declaration of Trust, and each issued and outstanding Depositary Share representing 1/1,000 of a Series E Preferred Share of the Corporation shall therafter represent one fully-paid and nonassessable Depositary Share representing 1/1,000 of a Series E Preferred Share of the Surviving Trust;

(xiv) each issued and outstanding share of 6.450% Cumulative Preferred Stock, Series F, $.01 par value, of the Corporation shall be automatically converted into one fully-paid and nonassessable 6.450% Cumulative Preferred Share, Series F, $.01 par value, of the Surviving Trust (as applicable, the “Series F Preferred Shares”), with such terms and conditions as shall be set forth in appropriate articles supplementary to the Declaration of Trust, and each issued and outstanding Depositary Share representing 1/1,000 of a Series F Preferred Share of the Corporation shall therafter represent one fully-paid and nonassessable Depositary Share representing 1/1,000 of a Series F Preferred Share of the Surviving Trust;

(xv) each issued and outstanding share of 7.000% Cumulative Preferred Stock, Series G, $.01 par value, of the Corporation shall be automatically converted into one fully-paid and nonassessable 7.000% Cumulative Preferred Share, Series G, $.01 par value, of the Surviving Trust (as applicable, the “Series G Preferred Shares”), with such terms and conditions as shall be set forth in appropriate articles supplementary to the Declaration of Trust, and each issued and outstanding Depositary Share representing 1/1,000 of a Series G Preferred Share of the Corporation shall therafter represent one fully-paid and nonassessable Depositary Share representing 1/1,000 of a Series G Preferred Share of the Surviving Trust;

(xvi) each issued and outstanding share of 6.950% Cumulative Preferred Stock, Series H, $.01 par value, of the Corporation shall be automatically converted into one fully-paid and nonassessable 6.950% Cumulative Preferred Share, Series H, $.01 par value, of the Surviving Trust (as applicable, the “Series H Preferred Shares”), with such terms and conditions as shall be set forth in appropriate articles supplementary to the Declaration of Trust, and each issued and outstanding Depositary Share representing 1/1,000 of a Series H Preferred Share of the Corporation shall therafter represent one fully-paid and nonassessable Depositary Share representing 1/1,000 of a Series H Preferred Share of the Surviving Trust;

(xvii) each issued and outstanding share of 7.250% Cumulative Preferred Stock, Series I, $.01 par value, of the Corporation shall be automatically converted into one fully-paid and nonassessable 7.250% Cumulative Preferred Share, Series I, $.01 par value, of the Surviving Trust (as applicable, the “Series I Preferred Shares”), with such terms and conditions as shall be set forth in appropriate articles supplementary to the Declaration of Trust, and each issued and outstanding Depositary Share representing 1/1,000 of a Series I Preferred Share of the Corporation shall therafter represent one fully-paid and nonassessable Depositary Share representing 1/1,000 of a Series I Preferred Share of the Surviving Trust;

(xviii) each issued and outstanding share of 7.250% Cumulative Preferred Stock, Series K, $.01 par value, of the Corporation shall be automatically converted into one fully-paid and nonassessable 7.250% Cumulative Preferred Share, Series K, $.01 par value, of the Surviving Trust (as applicable, the “Series K

Preferred Shares”), with such terms and conditions as shall be set forth in appropriate articles supplementary to the Declaration of Trust, and each issued and outstanding Depositary Share representing 1/1,000 of a Series K Preferred Share of the Corporation shall therafter represent one fully-paid and nonassessable Depositary Share representing 1/1,000 of a Series K Preferred Share of the Surviving Trust;

(ixx) each issued and outstanding share of 6.750% Cumulative Preferred Stock, Series L, $.01 par value, of the Corporation shall be automatically converted into one fully-paid and nonassessable 6.750% Cumulative Preferred Share, Series L, $.01 par value, of the Surviving Trust (as applicable, the “Series L Preferred Shares”), with such terms and conditions as shall be set forth in appropriate articles supplementary to the Declaration of Trust, and each issued and outstanding Depositary Share representing 1/1,000 of a Series L Preferred Share of the Corporation shall therafter represent one fully-paid and nonassessable Depositary Share representing 1/1,000 of a Series L Preferred Share of the Surviving Trust; and

(xx) each issued and outstanding share of 6.625% Cumulative Preferred Stock, Series M, $.01 par value, of the Corporation shall be automatically converted into one fully-paid and nonassessable 6.625% Cumulative Preferred Share, Series M, $.01 par value, of the Surviving Trust (as applicable, the “Series M Preferred Shares”), with such terms and conditions as shall be set forth in appropriate articles supplementary to the Declaration of Trust, and each issued and outstanding Depositary Share representing 1/1,000 of a Series M Preferred Share of the Corporation shall therafter represent one fully-paid and nonassessable Depositary Share representing 1/1,000 of a Series M Preferred Share of the Surviving Trust.

From and after the Effective Time and upon the conversions described in this paragraph (a), the Old Shares shall no longer be outstanding and shall automatically be cancelled and cease to exist, and each certificate formerly representing Old Shares (an “Old Certificate”) shall thereafter represent the New Shares into which such Old Shares were converted at the Effective Time, and such Old Certificates may, but need not, be exchanged by the holders thereof, after the Effective Time, for new certificates (“New Certificates”) representing the appropriate number and type of New Shares, in accordance with the terms of Section 2.2 below.

(b) At the Effective Time, all equity interests of the Corporation that are not outstanding and are held by the Corporation or any of its subsidiaries or affiliates as treasury stock or otherwise shall be canceled and shall cease to exist and no consideration shall be delivered in exchange therefor.

(c) At the Effective Time, all equity interests of the Maryland REIT that are owned by the Corporation or any of its subsidiaries or affiliates shall be canceled and shall cease to exist and no consideration shall be delivered in exchange therefor.

(d) At the Effective Time, the Surviving Trust shall assume and continue the stock option plans and all other equity incentive plans of the Corporation, and shall assume the conversion obligations of the Corporation with respect to the shares of Cumulative Preferred Stock, Series J, $.01 par value, Cumulative Preferred Stock, Series NN, $.01 par value and Cumulative Preferred Stock, Series Z, $.01 par value, of the Corporation, which are reserved for issuance upon conversion or redemption of outstanding partnership interests in other subsidiaries of the Corporation. Each outstanding and unexercised option or other right to purchase, and each such outstanding partnership interest, shall become an option or right to purchase the Surviving Trust’s Common Shares, Cumulative Preferred Shares, Series J, $.01 par value (“Series J Preferred Shares”), or Cumulative Preferred Shares, Series NN, $.01 par value (“Series NN Preferred Shares”), or Series Z Preferred Shares of the Surviving Trust, as applicable, on the basis of one common or preferred share of beneficial interest of the applicable series the Surviving Trust for each share of the Corporation’s common or preferred stock issuable pursuant to any such option, stock purchase right or upon any such conversion or redemption of partnership interests, on the same terms and conditions and at an exercise price per share equal to the exercise price applicable to any such Corporation option or stock purchase right or the terms of such partnership interests at the Effective Time.

(e) A number of the Surviving Trust’s Common Shares, Series J Preferred Shares, Series NN Preferred Shares and Series Z Preferred Shares shall be reserved for issuance upon the exercise of options or stock purchase rights or upon conversion or redemption of partnership interests equal to the respective numbers of shares of Corporation stock of the applicable class or series so reserved immediately before the Effective Time.

2.2. Surrender and Exchange of Certificates

(a) The Public Shareholders may exchange Old Certificates for New Certificates in accordance with this Section 2.2. Computershare Trust Company, N.A. shall serve as agent (the “Exchange Agent”) for the purpose of exchanging the Old Certificates for the New Certificates. At or as promptly as practicable (and, in any event, within two (2) business days) after the Effective Time, the Surviving Trust shall deposit, or shall cause to be deposited, with the Exchange Agent, the New Certificates to be exchanged in accordance with this Section 2.2. Promptly after the Effective Time, the Surviving Trust shall send, or shall cause the Exchange Agent to send, to each holder of record of Old Shares immediately prior to the Effective Time whose equity interests were converted into New Shares in accordance with this Agreement (i) a letter of transmittal for use in such exchange and (ii) instructions to effect the surrender of Old Certificates in exchange for New Certificates.

(b) Each holder of Old Shares shall be entitled to receive a New Certificate(s) representing the New Shares received by such holder in respect of his, her or its Old Shares upon surrender to the Exchange Agent of an Old Certificate(s), together with a properly completed and duly executed letter of transmittal covering such Old Certificate(s) and such other documents as the Exchange Agent may reasonably require. Old Certificates surrendered shall forthwith be canceled as of the Effective Time.

(c) To the extent any Old Certificates are not surrendered for exchange, the corresponding New Certificates will be issued when such Old Certificates are surrendered for transfer. Until so exchanged, such Old Certificates shall represent the New Shares into which the Old Shares formerly represented by such certificate have been converted.

(d) In the event that a transfer of ownership of Old Shares has not been registered in the stock transfer books or ledger of the Corporation, or if any New Certificate is to be issued in a name other than that in which the Old Certificate surrendered in exchange therefor is registered, it shall be a condition to the issuance thereof that the Old Certificate(s) so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such exchange shall have paid to the Exchange Agent any transfer or other taxes required as a result of the issuance of a New Certificate in any name other than the name in which the Old Certificate surrendered for exchange is registered, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable. For purposes of this Agreement, “Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

(e) Any portion of the New Certificates supplied to the Exchange Agent that remains unclaimed by the holders of the Old Shares twelve (12) months after the Effective Time shall be returned to the Surviving Trust, upon demand, and any such holder who has not exchanged his, her or its Old Certificate(s) for the New Certificate(s) in accordance with this Section 2.2 prior to the time of demand shall thereafter look only to the Surviving Trust for exchange of the certificates.

(f) If any Old Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Old Certificate to be lost, stolen or destroyed and, if reasonably required by the Surviving Trust, the posting by such person of a bond, in such reasonable and customary amount as the Surviving Trust may direct, as indemnity against any claim that may be made against it with respect to such Old Certificate, the Exchange Agent will issue the corresponding New Certificate representing the New Shares to which the person is entitled hereunder in exchange for such lost, stolen or destroyed Old Certificate.

2.3. Dissenters’ Rights

The Public Shareholders shall have dissenters’ rights only to the extent provided under applicable provisions of the CGCL. Notwithstanding anything in this Agreement to the contrary and unless otherwise provided by applicable law, Old Shares that are issued and outstanding immediately prior to the Effective Time and that are owned by Public Shareholders who have properly demanded payment of the fair market value of their Old Shares and that are otherwise “dissenting shares” within the meaning of Section 1300 of the CGCL (“Dissenting Shares”) shall not be converted into New Shares unless and until such Public Shareholders shall have failed to perfect or shall have effectively withdrawn their demand, or lost their right of payment under applicable law. If any such Public Shareholder shall have failed to perfect or shall have effectively withdrawn or lost such right of payment, the Old Shares held by such Public Shareholder shall thereupon be deemed converted into, at the Effective Time, New Shares in accordance with this Agreement. Subject to the terms and conditions of this Agreement, at and after the Effective Time and to the extent required by law, any holder of Old Shares who complies with Section 1301 of the CGCL (a “Dissenting Shareholder”) shall be entitled to obtain payment from Surviving Trust of the fair market value of such Dissenting Shareholder’s Old Shares as determined pursuant to Section 1300 et seq. of the CGCL; provided, however, that, to the extent permissible under California law, no such payment shall be made unless and until such Dissenting Shareholder has surrendered to the Exchange Agent the Old Certificate(s) representing the Old Shares for which payment is being made.

2.4. Taxation

It is intended that the Merger shall qualify as a reorganization under Section 368 of the Code.

3. CONDITIONS TO CLOSING; TERMINATION AND ABANDONMENT

3.1 Conditions to Obligations of the Parties to Effect the Merger

The respective obligations of the parties to effect the Merger and the other transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing, of the following conditions (unless such conditions are waived in writing by the parties):

(a) The board of directors of the Corporation shall be satisfied in its sole discretion with the results of its legal, financial and business due diligence investigation relating to the Merger, all of which shall be final and completed to the satisfaction of the board of directors before the Closing.

(b) The Public Shareholders shall have approved and adopted the Merger and this Agreement by an affirmative vote of such proportion of the outstanding shares as required by law and the Corporation’s articles of incorporation, and all other necessary consents or approvals of governmental and private parties to effect the Merger and the other transactions contemplated by this Agreement, including, without limitation, consents of any lenders, shall have been obtained.

(c) No action or proceeding by or before any governmental authority shall have been instituted that is reasonably expected to (i) restrain, prohibit or render unlawful the consummation of the Merger and the other transactions contemplated herein, (ii) require rescission of this Agreement or any of such transactions after the Closing, or (iii) adversely affect the right of the Surviving Trust to own its assets and to operate its business; nor shall there be issued any injunction or order of any nature by a governmental authority directing that the Merger and the other transactions contemplated herein not be consummated as so provided. No substantive legal objection to the Merger and the other transactions contemplated herein shall have been received from or threatened by any governmental authority.

(d) The aggregate number of Dissenting Shares held by Public Shareholders who have properly exercised the dissenters’ rights described in Section 2.3 shall represent (x) fewer than 5% of each of (i) the number of shares of the Corporation’s common stock outstanding and entitled to vote on the Merger, (ii) the number of shares of the Corporation’s preferred stock, without regard to series, outstanding and entitled to vote on the Merger, and (iii) the number of shares of the Corporation’s equity stock, without regard to series, outstanding and entitled to vote on the Merger, and (y) fewer than 1% of each of (i) the number of shares of the Corporation’s equity stock, Series AAA, outstanding and entitled to vote on the Merger and (ii) Cumulative Preferred Stock, Series Y, outstanding and entitled to vote on the Merger.

3.2 Termination and Abandonment by the Parties

Both parties shall have the right to terminate this Agreement and abandon the Merger at any time before the Closing and filing of the Merger Certificates, whether before or after approval by the Public Shareholders, following the date of the meeting of the Public Shareholders at which such approval is obtained if the conditions to closing set forth in Section 3.1 have not been satisfied.

3.3 Effect of Termination and Abandonment

Upon the termination of this Agreement and abandonment of the Merger pursuant to Section 3.2 hereof, this Agreement shall become void and shall have no further force or effect, and no party or the officers, directors and agents thereof, or any third party shall have any liability to the other or to any third party, whether in contract or tort, law or equity, in connection with the transactions contemplated hereby, including the Merger or as a result of the termination of this Agreement. No party shall be responsible for or have any obligation to indemnify, defend or hold harmless the other party or any other person for special, consequential, punitive or exemplary damages.

4. MISCELLANEOUS

4.1. Further Assurances

In connection with this Agreement and the Merger and other transactions contemplated hereby, each party shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

4.2. Amendment

This Agreement may be amended at any time prior to the Effective Time by the boards of directors/trustees of the parties hereto; provided that after the adoption of this Agreement by the shareholders of any constituent corporation no amendment shall be made which by law requires the further approval of such shareholders without such further approval; and provided further that no amendment shall be made except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

4.3. Assignment and Binding Effect

This Agreement and the rights and obligations of the parties hereunder may not be assigned by either party without the prior written consent of the other parties hereto. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and assigns.

4.4. Entire Agreement; Beneficiaries

This Agreement (including the exhibits attached hereto) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder except for the rights of the Public Shareholders to receive the New Shares and New Certificates following the Effective Time in accordance with this Agreement.

4.5. Waiver

No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

4.6. Severability

If any part of any provision of this Agreement shall be invalid or unenforceable in any respect, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Agreement.

4.7. Counterparts

This Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement.

4.8. Governing Law

This Agreement shall be governed by and interpreted, construed and enforced in accordance with, the laws of the State of Maryland, excluding any conflicts of law rule or principal that would refer the governance or the interpretation, construction or enforcement of any provision this Agreement to the laws of another jurisdiction.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the day and year first above written.

THE CORPORATION:

PUBLIC STORAGE, INC.

By:	/s/ JOHN REYES
Name:	John Reyes
Title:	Senior Vice President and Chief Financial Officer

MARYLAND REIT:

PUBLIC STORAGE

By:	/s/ JOHN S. BAUMANN
Name:	John S. Baumann
Title:	Senior Vice President and Chief Legal Officer

Appendix C

PUBLIC STORAGE

ARTICLES OF AMENDMENT AND RESTATEMENT OF DECLARATION OF TRUST

FIRST: Public Storage, a Maryland real estate investment trust (the “Trust”) formed under the Maryland REIT Law, desires to amend and restate its declaration of trust (as so amended and restated, the “Declaration of Trust”).

SECOND: The following provisions are all the provisions of the Declaration of Trust as hereby amended and restated:

ARTICLE I

FORMATION

The Trust is a real estate investment trust within the meaning of the Maryland REIT Law. The Trust shall not be deemed to be a general partnership, limited partnership, joint venture, joint stock company or a corporation (but nothing herein shall preclude the Trust from being treated for tax purposes as an association under the Internal Revenue Code of 1986, as amended (the “Code”)).

ARTICLE II

NAME

The name of the Trust is: Public Storage.

The Board of Trustees of the Trust (the “Board of Trustees” or “Board”) may change the name of the Trust without approval of the shareholders.

ARTICLE III

PURPOSES AND POWERS

Section 3.1 Purposes. The purposes for which the Trust is formed are to engage in any lawful act or activity, including, without limitation or obligation, to invest in and to acquire, hold, manage, administer, control and dispose of property (including mortgages) including, without limitation or obligation, engaging in business as a real estate investment trust (“REIT”) under the Code.

Section 3.2 Powers. The Trust shall have all of the powers granted to real estate investment trusts by the Maryland REIT Law and all other powers set forth in the Declaration of Trust that are not inconsistent with law and are appropriate to promote and attain the purposes set forth in the Declaration of Trust.

ARTICLE IV

RESIDENT AGENT

The name of the resident agent of the Trust in the State of Maryland is Corporation Trust Incorporated, whose post office address is 300 East Lombard Street, Baltimore, Maryland 21202. The resident agent is a Maryland corporation. The Trust may have such offices or places of business within or outside the State of Maryland as the Board of Trustees may from time to time determine.

ARTICLE V

BOARD OF TRUSTEES

Section 5.1 Powers. Subject to any express limitations contained in the Declaration of Trust or in the Bylaws, (a) the business and affairs of the Trust shall be managed under the direction of the Board of Trustees and (b) the Board shall have full, exclusive and absolute power, control and authority over any and all property of the Trust. The Board may take any action as in its sole judgment and discretion is necessary or appropriate to conduct the business and affairs of the Trust. The Declaration of Trust shall be construed with the presumption in favor of the grant of power and authority to the Board. Any construction of the Declaration of Trust or determination made in good faith by the Board concerning its powers and authority hereunder shall be conclusive. The enumeration and definition of particular powers of the Trustees included in the Declaration of Trust or in the Bylaws shall in no way be limited or restricted by reference to or inference from the terms of this or any other provision of the Declaration of Trust or the Bylaws or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board or the Trustees under the general laws of the State of Maryland or any other applicable laws.

The Board shall have the authority to cause the Trust to elect to qualify for federal income tax treatment as a REIT. Following such election, if the Board determines that it is no longer in the best interests of the Trust to continue to be qualified as a REIT, the Board may revoke or otherwise terminate the Trust’s REIT election pursuant to Section 856(g) of the Code.

The Board, without any action by the shareholders of the Trust, shall have and may exercise, on behalf of the Trust, without limitation, the power to determine that compliance with any restriction or limitations on ownership and transfers of shares of the Trust’s beneficial interest set forth in Article VII of the Declaration of Trust is no longer required in order for the Trust to qualify as a REIT; to adopt Bylaws of the Trust, which may thereafter be amended or repealed as provided therein; to elect officers in the manner prescribed in the Bylaws; to solicit proxies from holders of shares of beneficial interest of the Trust; and to do any other acts and deliver any other documents necessary or appropriate to the foregoing powers.

Section 5.2 Number. The number of Trustees (hereinafter the “Trustees”) is currently set at ten (10), but may hereafter be increased to a maximum of fifteen (15) or decreased to not fewer than three (3) pursuant to the Bylaws. Notwithstanding the foregoing, if for any reason any or all of the Trustees cease to be Trustees, such event shall not terminate the Trust or affect the Declaration of Trust or the powers of the remaining Trustees. The names and addresses of the current ten Trustees, who shall serve until the first annual meeting of shareholders and until their successors are duly elected and qualify, or until such later time as determined by the Board of Trustees as hereinafter provided, are:

Name	Address
B. Wayne Hughes	c/o Public Storage 701 Western Avenue Glendale, CA 91201

Ronald L. Havner Jr.	c/o Public Storage 701 Western Avenue Glendale, CA 91201

Harvey Lenkin	c/o Public Storage 701 Western Avenue Glendale, CA 91201

Dann V. Angeloff	c/o Public Storage 701 Western Avenue Glendale, CA 91201

Name	Address
William C. Baker	c/o Public Storage 701 Western Avenue Glendale, CA 91201

John T. Evans	c/o Public Storage 701 Western Avenue Glendale, CA 91201

Uri P. Harkham	c/o Public Storage 701 Western Avenue Glendale, CA 91201

B. Wayne Hughes, Jr.	c/o Public Storage 701 Western Avenue Glendale, CA 91201

Gary E. Pruitt	c/o Public Storage 701 Western Avenue Glendale, CA 91201

Daniel C. Staton	c/o Public Storage 701 Western Avenue Glendale, CA 91201

The Trustees may increase the number of Trustees and fill any vacancy, whether resulting from an increase in the number of Trustees or otherwise, on the Board of Trustees. Election of Trustees by shareholders shall require the vote and be in accordance with the procedures set forth in the Bylaws.

It shall not be necessary to list in the Declaration of Trust the names and addresses of any Trustees hereinafter elected.

Section 5.3 Resignation or Removal. Any Trustee may resign by written notice to the Board, effective upon execution and delivery to the Trust of such written notice or upon any future date specified in the notice. Subject to the rights of holders of one or more classes or series of Preferred Shares, as hereinafter defined, to elect one or more Trustees, a Trustee may be removed at any time, but only with cause, at a meeting of the shareholders, by the affirmative vote of the holders of not less than two thirds of the Shares then outstanding and entitled to vote generally in the election of Trustees.

Section 5.4 Term. The Trustees shall be elected at each annual meeting of the Shareholders and shall serve until the next annual meeting of the Shareholders and until their successors are duly elected and qualified.

Section 5.5 Determinations by Board. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Trustees consistent with the Declaration of Trust, shall be final and conclusive and shall be binding upon the Trust and every holder of Shares: the amount of the net income of the Trust for any period and the amount of assets at any time legally available for the payment of dividends, redemption of Shares or the payment of other distributions on Shares; the amount of paid-in surplus, net assets, other surplus, annual or other cash flow, funds from operations, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of any class or series of Shares; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Trust or of any Shares; the number of Shares of any class of the Trust; any matter relating to the acquisition, holding and disposition of any assets by the Trust; or any other matter relating to the business and affairs of the Trust or required or permitted by applicable law, the Declaration of Trust or Bylaws or otherwise to be determined by the Board of Trustees.

ARTICLE VI

SHARES OF BENEFICIAL INTEREST

Section 6.1 Authorized Shares. The beneficial interest of the Trust shall be divided into shares of beneficial interest (the “Shares”). The total number of Shares of all classes that the Trust has authority to issue is 850,000,000, of which 650,000,000 Shares are initially classified as common shares of beneficial interest, $0.10 par value per share (“Common Shares”), 100,000,000 Shares are initially classified as equity shares of beneficial interest, $0.01 par value per share (“Equity Shares”), and 100,000,000 Shares are initially classified as preferred shares of beneficial interest, $0.01 par value per share (“Preferred Shares”). The Board is authorized to classify and reclassify any unissued Shares of any class or series of shares of beneficial interest into Shares of another class or series of shares of beneficial interest. If shares of one class are classified or reclassified into shares of another class of shares pursuant to this Article VI, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of beneficial interest of all classes that the Trust has authority to issue shall not be more than the total number of shares of beneficial interest set forth in the second sentence of this paragraph.

Section 6.2 Common Shares. Subject to the provisions of Article VII, each Common Share shall entitle the holder thereof to one vote on each matter upon which holders of Common Shares are entitled to vote.

Section 6.3. Equity Shares. The Board of Trustees may classify any unissued Equity Shares and reclassify any previously classified but unissued Equity Shares of any series from time to time, into one or more classes or series of common shares, equity shares or preferred shares.

Section 6.4 Preferred Shares. The Board of Trustees may classify any unissued Preferred Shares and reclassify any previously classified but unissued Preferred Shares of any series from time to time, into one or more classes or series of common shares, equity shares or preferred shares.

Section 6.5 Classified or Reclassified Shares. Prior to issuance of any Shares classified or reclassified, the Board of Trustees by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of Shares; (b) specify the number of Shares to be included in the class or series; (c) set, subject to the provisions of Article VII and subject to the express terms of any class or series of Shares outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Trust to file articles supplementary with the Maryland State Department of Assessments and Taxation (the “SDAT”). Any of the terms of any class or series of Shares set pursuant to clause (c) of this Section 6.5 may be made dependent upon facts ascertainable outside the Declaration of Trust (including the occurrence of any event, including a determination or action by the Trust or any other person or body) and may vary among holders thereof, provided that the manner in which such facts or variations shall operate upon the terms of such class or series of Shares is clearly and expressly set forth in the articles supplementary filed with the SDAT.

Section 6.6 Dividends and Distributions. The Board of Trustees may from time to time authorize and the Trust shall declare to shareholders such dividends or distributions in cash or other assets of the Trust or in securities of the Trust or from another source as the Board of Trustees in its discretion shall determine. The Board of Trustees shall endeavor to authorize, and the Trust shall declare and pay, such dividends and distributions as shall be necessary for the Trust to qualify as a REIT under the Code; however, shareholders shall have no right to any dividend or distribution unless and until authorized by the Board and declared and publicly disclosed by the Trust. The exercise of the powers and rights of the Board of Trustees pursuant to this Section 6.6 shall be subject to the preferences of any class or series of Shares at the time outstanding.

Section 6.7 Transferable Shares; Preferential Dividends. Notwithstanding any other provision in the Declaration of Trust, no determination shall be made by the Board of Trustees nor shall any transaction be entered into by the Trust that would cause any Shares or other beneficial interest in the Trust not to constitute “transferable shares” or “transferable certificates of beneficial interest” under Section 856(a)(2) of the Code or that would cause any distribution to constitute a preferential dividend as described in Section 562(c) of the Code.

Section 6.8 General Nature of Shares. All Shares shall be personal property entitling the shareholders only to those rights provided in the Declaration of Trust. The shareholders shall have no interest in the property of the Trust and shall have no right to compel any partition, division, dividend or distribution of the Trust or of the property of the Trust. The death of a shareholder shall not terminate the Trust. The Trust is entitled to treat as shareholders only those persons in whose names Shares are registered as holders of Shares on the share ledger of the Trust.

Section 6.9 Fractional Shares. The Trust may, without the consent or approval of any shareholder, issue fractional Shares, eliminate a fraction of a Share by rounding up or down to a full Share, arrange for the disposition of a fraction of a Share by the person entitled to it, or pay cash for the fair value of a fraction of a Share.

Section 6.10 Divisions and Combinations of Shares. Subject to an express provision to the contrary in the terms of any class or series of beneficial interest hereafter authorized, the Board of Trustees shall have the power to divide or combine the outstanding shares of any class or series of beneficial interest, without a vote of shareholders.

Section 6.11 Declaration of Trust and Bylaws. All persons who shall acquire a Share shall acquire the same subject to the provisions of the Declaration of Trust and the Bylaws.

ARTICLE VII

RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

Section 7.1 Definitions. For the purpose of this Article VII, the following terms shall have the following meanings:

Beneficial Ownership. The term “Beneficial Ownership” shall mean ownership of Shares by a Person, whether the interest in Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

Business Day. The term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

Charitable Beneficiary. The term “Charitable Beneficiary” shall mean one or more beneficiaries of the Charitable Trust as determined pursuant to Section 7.3.7, provided that each such organization must be described in Sections 501(c)(3), 170(b)(1)(A) and 170(c)(2) of the Code.

Charitable Trust. The term “Charitable Trust” shall mean any trust provided for in Section 7.2.1(b)(i) and Section 7.3.1.

Charitable Trustee. The term “Charitable Trustee” shall mean the Person unaffiliated with the Trust and a Prohibited Owner, that is appointed by the Trust to serve as trustee of the Charitable Trust.

Code. The term “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

Declaration of Trust. The term “Declaration of Trust” shall mean this Declaration of Trust as filed for record with the SDAT, and any amendments and supplements thereto.

Designated Investment Entity. The term “Designated Investment Entity” shall mean either (i) a pension trust that qualifies for look-through treatment under Section 856(h) of the Code, (ii) an entity that qualifies as a regulated investment company under Section 851 of the Code, or (iii) a Qualified Investment Manager; provided that each beneficial owner of such entity, or in the case of a Qualified Investment Manager holding Shares solely for the benefit of its customers, each such customer, would satisfy the Ownership Limit if such beneficial owner owned directly its proportionate share of the Shares that are held by such Designated Investment Entity.

Designated Investment Entity Limit. The term “Designated Investment Entity Limit” shall mean (i) with respect to any class or series of Common Shares, 9.9% (in value or number of shares, whichever is more restrictive) of the outstanding shares of such class or series of Common Shares of the Trust; and (ii) with respect to any class or series of Preferred Shares or Equity Shares, as the case may be, 100% of the outstanding shares of such class or series of Preferred Shares or Equity Shares, as the case may be, of the Trust.

Excepted Holder. The term “Excepted Holder” shall mean B. Wayne Hughes, Tamara Hughes Gustavson, B. Wayne Hughes Jr., each of their respective spouses, children (and their respective spouses), and grandchildren (and their respective spouses) (such individuals being referred to as “Hughes Family Members”), any Person who is or would be a Beneficial Owner of Common Shares as a result of the Beneficial Ownership of Common Shares by any Hughes Family Member, B.W. Hughes Living Trust, B. Wayne Hughes 5-04 Annuity Trust, B. Wayne Hughes 6-04 Annuity Trust, B. Wayne Hughes 9-05 Annuity Trust, American Commercial Equities, LLC, and American Commercial Equities Two, LLC, and any Person whose Beneficial Ownership of Common Shares would cause a Hughes Family Member to be considered the Beneficial Owner of such Common Shares (Excepted Holder status shall apply to Persons in this final category solely to the extent of the deemed Beneficial Ownership held by such Hughes Family Members) (collectively, the “Excepted Holders”).

Excepted Holder Limit. The term “Excepted Holder Limit” shall mean as follows:

(1) With respect to any class or series of Common Shares, no Excepted Holder shall be permitted to Beneficially Own any class or series of Common Shares to the extent that, as a result of such Beneficial Ownership:

(A) any single Excepted Holder who is considered an individual for purposes of Section 542(a)(2) of the Code would be considered to Beneficially Own more than 35.66% of the outstanding shares of any such class or series;

(B) any two Excepted Holders who are considered individuals for purposes of Section 542(a)(2) of the Code would be considered to Beneficially Own more than 38.66% of the outstanding shares of any such class or series;

(C) any three Excepted Holders who are considered individuals for purposes of Section 542(a)(2) of the Code would be considered to Beneficially Own more than 41.66% of the outstanding shares of any such class or series;

(D) any four Excepted Holders who are considered individuals for purposes of Section 542(a)(2) of the Code would be considered to Beneficially Own more than 44.66% of the outstanding shares of any such class or series; or

(E) any five Excepted Holders who are considered individuals for purposes of Section 542(a)(2) of the Code would be considered to Beneficially Own more than 47.66% of the outstanding shares of any such class or series.

(2) With respect to any class or series of Equity Shares, the Excepted Holder Limit shall mean 15% of the outstanding shares of any such class or series.

(3) In applying this definition, the percentages of ownership of shares of any class or series shall be based on the number or value of the shares, whichever is more restrictive, as determined for purposes of Section 542(a)(2) and Section 856(a) of the Code.

Exemption. The term “Exemption” shall mean an exemption from the Ownership Limit or Designated Investment Entity Limit, as the case may be, as granted by the Board pursuant to Section 7.2.7.

Initial Date. The term “Initial Date” shall mean the effective date of the Maryland Merger.

Market Price. The term “Market Price” on any date shall mean, with respect to any class or series of outstanding Shares, the Closing Price for such Shares on such date. The “Closing Price” on any date shall mean the last sale price for such Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Shares are not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Shares are listed or admitted to trading or, if such Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Shares selected by the Board of Trustees or, in the event that no trading price is available for such Shares, the fair market value of Shares, as determined in good faith by the Board of Trustees.

Maryland Merger. The term “Maryland Merger” shall mean the merger of Public Storage, Inc., a California corporation, with and into the Trust.

NYSE. The term “NYSE” shall mean The New York Stock Exchange.

Ownership Limit. The term “Ownership Limit” shall mean (i) with respect to any class or series of Common Shares, 3% (in value or number of shares, whichever is more restrictive) of the outstanding shares of such class or series of Common Shares of the Trust; and (ii) with respect to any class or series of Preferred Shares or Equity Shares, as the case may be, 9.9% (in value or number of Shares, whichever is more restrictive) of the outstanding shares of such class or series of Preferred Shares or Equity Shares, as the case may be, of the Trust.

Person. The term “Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity.

Prohibited Owner. The term “Prohibited Owner” shall mean, with respect to any purported Transfer, any Person who, but for the provisions of Section 7.2.1, would Beneficially Own Shares, and if appropriate in the context, shall also mean any Person who would have been the record owner of Shares that the Prohibited Owner would have so owned.

Qualified Investment Manager. The term “Qualified Investment Manager” shall mean an entity (i) who for compensation engages in the business of advising others as to the value of securities or as to the advisability of investing in, purchasing, or selling securities; (ii) who purchases securities in the ordinary course of its business and not with the purpose or effect of changing or influencing control of the Trust, nor in connection with or as a participant in any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b) under the Securities Exchange Act of 1934, as amended (the “Exchange

Act”); and (iii) who has or shares voting power and investment power within the meaning of Rule 13d-3(a) under the Exchange Act. A Qualified Investment Manager shall be deemed to beneficially own all Common Shares beneficially owned by each of its affiliates, after application of the beneficial ownership rules under Section 13(d)(3) of the Exchange Act, provided such affiliate meets the requirements set forth in the preceding clause (ii).

REIT. The term “REIT” shall mean a real estate investment trust within the meaning of Section 856 of the Code.

Restriction Termination Date. The term “Restriction Termination Date” shall mean the first day after the Initial Date on which the Board determines that it is no longer in the best interests of the Trust to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership and Transfers of Shares set forth herein is no longer required in order for the Trust to qualify as a REIT.

SDAT. The term “SDAT” shall mean the State Department of Assessments and Taxation of Maryland.

Transfer. The term “Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or any agreement to take any such actions or cause any such events, of Shares or the right to vote or receive dividends or distributions on Shares, including (a) a change in the capital structure of the Trust, (b) a change in the relationship between two or more Persons which causes a change in ownership of Shares by application of Section 544 of the Code, as modified by Section 856(h) of the Code, (c) the granting or exercise of any option or warrant (or any disposition of any option or warrant), pledge, security interest, or similar right to acquire Shares, (d) any disposition of any securities or rights convertible into or exchangeable for Shares or any interest in Shares or any exercise of any such conversion or exchange right and (e) Transfers of interests in other entities that result in changes in Beneficial Ownership of Shares; in each case, whether voluntary or involuntary, whether owned of record, Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

Section 7.2 Shares.

Section 7.2.1 Ownership Limitations. During the period commencing on the Initial Date and prior to the Restriction Termination Date:

(a) Basic Restrictions.

(i) (1) No Person shall Beneficially Own shares of any class or series of Common Shares in excess of the Ownership Limit, other than: (A) an Excepted Holder, which shall not Beneficially Own Common Shares in excess of the Excepted Holder Limit for such Excepted Holder, (B) a Designated Investment Entity, which shall not Beneficially Own Common Shares in excess of the Designated Investment Entity Limit, and (C) a Person that complies with an Exemption, which Person shall not Beneficially Own Common Shares in excess of the ownership permitted by such Exemption.

(2) No Person shall Beneficially Own shares of any class or series of Preferred Shares or Equity Shares in excess of the Ownership Limit, other than (A) an Excepted Holder, which shall not Beneficially Own Equity Shares in excess of the Excepted Holder Limit for such Excepted Holder, (B) a Designated Investment Entity, which shall not Beneficially Own Preferred Shares or Equity Shares in excess of the Designated Investment Entity Limit, and (C) a Person that complies with an Exemption, which Person shall not Beneficially Own Preferred Shares or Equity Shares in excess of the ownership permitted by such Exemption.

Notwithstanding the above subparagraph 7.2.1(a)(i)(1) and (2), no Person shall be deemed to exceed the Ownership Limit set forth in subparagraph 7.2.1(a)(i) (1) and (2) solely by reason of the Beneficial Ownership of Shares to the extent that such Shares were Beneficially Owned by such Person on the effective date of the 1995 merger of Public Storage Management, Inc., with and into Storage Equities, Inc. (then renamed, Public Storage, Inc.); provided, however, that the Beneficial Ownership of any such Shares shall be taken into account in determining whether any subsequent Transfer or other event violates subparagraph 7.2.1(a)(i).

(ii) No Person shall Beneficially Own Shares to the extent that (1) such Beneficial Ownership of Shares would result in the Trust being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or (2) such Beneficial Ownership of Shares would result in the Trust otherwise failing to qualify as a REIT.

(iii) No Person shall Transfer any Shares if, as a result of the Transfer, the Shares would be beneficially owned by less than 100 Persons (determined without reference to the rules of attribution under Section 544 of the Code). Any Transfer of Shares that, if effective, would result in Shares being beneficially owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

(b) Transfer in Trust. If any Transfer of Shares occurs which, if effective, would result in any Person Beneficially Owning Shares in violation of Section 7.2.1(a)(i) or (ii),

(i) then that number of Shares the Beneficial Ownership of which otherwise would cause such Person to violate Section 7.2.1(a)(i) or (ii) (rounded up to the nearest whole Share) shall be automatically transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in Section 7.3, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such Shares; or

(ii) if the transfer to the Charitable Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 7.2.1(a)(i) or (ii), then the Transfer of that number of Shares that otherwise would cause any Person to violate Section 7.2.1(a)(i) or (ii) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

Section 7.2.2 Remedies for Breach. If the Board or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 7.2.1 or that a Person intends to acquire or has attempted to acquire Beneficial Ownership of any Shares in violation of Section 7.2.1 (whether or not such violation is intended), the Board or a committee thereof shall be empowered to take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Trust to redeem Shares, refusing to give effect to such Transfer on the books of the Trust or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 7.2.1 shall automatically result in the transfer to the Charitable Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board or a committee thereof.

Section 7.2.3 Notice of Restricted Transfer. Any Person who acquires, or attempts or intends to acquire, Beneficial Ownership of Shares that will or may violate Section 7.2.1(a), or any Person who would have owned Shares that resulted in a transfer to the Charitable Trust pursuant to the provisions of Section 7.2.1(b), shall immediately give written notice to the Trust of such event, or in the case of such a proposed or attempted transaction, shall give at least 15 days prior written notice, and shall provide to the Trust such other information as the Trust may request in order to determine the effect, if any, of such acquisition or ownership on the Trust’s status as a REIT.

Section 7.2.4 Owners Required To Provide Information. From the Initial Date and prior to the Restriction Termination Date:

(a) Every owner of more than 5% (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding Shares, within 30 days after the end of each taxable year, shall give written notice to the Trust stating the name and address of such owner, the number of Shares Beneficially Owned and a description of the manner in which such Shares are held; provided, that a shareholder of record who holds outstanding Shares as nominee for another Person, which other Person is required to include in gross income the dividends or distributions received on such Shares (an “Actual Owner”), shall give written notice to the Trust stating the name and address of such Actual Owner and the number of Shares of such Actual Owner with respect to which the shareholder of record is nominee.

(b) Each Person who is a Beneficial Owner of Shares and each Person (including the shareholder of record) who is holding Shares for a Beneficial Owner shall provide to the Trust such information as the Trust may request, in good faith, including any information regarding such Person’s qualification as a Designated Investment Entity, in order to determine the Trust’s status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

(c) Each owner and Beneficial Owner shall provide to the Trust such information as the Trust may request in order to determine the effect, if any, of such ownership or Beneficial Ownership on the Trust’s status as a REIT and to ensure compliance with the Ownership Limit, Excepted Holder Limit or Designated Investment Entity Limit.

Section 7.2.5 Remedies Not Limited. Subject to Sections 5.1 and 7.4 of the Declaration of Trust, nothing contained in this Section 7.2 shall limit the authority of the Board to take such other action as it deems necessary or advisable to protect the Trust and the interests of its shareholders in preserving the Trust’s status as a REIT.

Section 7.2.6 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 7.2, Section 7.3 or any definition contained in Section 7.1, the Board shall have the power to determine the application of the provisions of this Section 7.2 or Section 7.3 with respect to any situation based on the facts known to it. If Section 7.2 or 7.3 requires an action by the Board and the Declaration of Trust fails to provide specific guidance with respect to such action, the Board shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 7.1, 7.2 or 7.3.

Section 7.2.7 Exemptions from the Ownership Limit.

(a) The Board may, in its sole and absolute discretion, exempt a Person from the Ownership Limit or Designated Investment Entity Limit if: (i) such Person submits to the Board information satisfactory to the Board, in its sole and absolute discretion, demonstrating that such Person is not an individual for purposes of Section 542(a)(2) of the Code (determined taking into account Section 856(h)(3)(A) of the Code); (ii) such Person submits to the Board information satisfactory to the Board, in its sole and absolute discretion, relevant to demonstrating that no Person who is an individual for purposes of Section 542(a)(2) of the Code (determined taking into account Section 856(h)(3)(A) of the Code) would be considered to Beneficially Own Shares in excess of the Ownership Limit, Excepted Holder Limit or Designated Investment Entity Limit, as applicable, by reason of such Person’s ownership of Shares in excess of the Ownership Limit or Designated Investment Entity Limit, as the case may be, pursuant to the Exemption granted under this subparagraph (a); (iii) such Person submits to the Board information satisfactory to the Board, in its sole and absolute discretion, relevant to demonstrating that clause (2) of subparagraph (a)(ii) of Section 7.2.1 will not be violated by reason of such Person’s ownership of Shares in excess of the Ownership Limit or Designated Investment Entity Limit pursuant to the Exemption granted under this subparagraph (a); and (iv) such Person provides to the Board such representations and undertakings, if any, as the Board may, in its sole and absolute discretion, require to ensure that the conditions in clauses (i), (ii) and (iii) hereof are satisfied and will continue to be satisfied throughout the period during which such Person owns Shares in excess of the Ownership Limit or Designated Investment Entity Limit, as the case may be, pursuant to any Exemption thereto granted under this subparagraph (a), and such Person agrees that any violation of such representations and undertakings or any attempted violation thereof will result in the application of the remedies set forth in Section 7.2 with respect to

Shares held in excess of the Ownership Limit or Designated Investment Entity Limit with respect to such Person (determined without regard to the Exemption granted such Person under this subparagraph (a)).

(b) Prior to granting any Exemption pursuant to subparagraph (a), the Board, in its sole and absolute discretion, may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to the Board, in its sole and absolute discretion as it may deem necessary or advisable in order to determine or ensure the Trust’s status as a REIT; provided, however, that the Board shall not be obligated to require obtaining a favorable ruling or opinion in order to grant an Exemption hereunder.

(c) Subject to Section 7.2.1(a)(ii), an underwriter that participates in a public offering or a private placement of Shares (or securities convertible into or exchangeable for Shares) may Beneficially Own Shares (or securities convertible into or exchangeable for Shares) in excess of the Ownership Limit or Designated Investment Entity Limit, but only to the extent necessary to facilitate such public offering or private placement.

(d) The Board may only reduce the Excepted Holder Limit for an Excepted Holder with the prior written consent of such Excepted Holder or the prior written consent of each of B. Wayne Hughes, Tamara Hughes Gustavson, and B. Wayne Hughes, Jr to the extent then living. No Excepted Holder Limit shall be reduced to a percentage that is less than the Ownership Limit or Designated Investment Entity Limit as applied to Common Shares.

(e) If a member of the Board requests that the Board grant an Exemption to the Ownership Limit with respect to such member or with respect to any other Person if such Board member would be considered to be the Beneficial Owner of Shares owned by such Person, such member of the Board shall not participate in the decision of the Board as to whether to grant any such Exemption.

Section 7.2.8 Increase in Ownership Limit or Designated Investment Entity Limit. The Board may increase the Ownership Limit or Designated Investment Entity Limit subject to the limitations provided in this Section 7.2.8.

(a) The Ownership Limit or Designated Investment Entity Limit may not be increased if, after giving effect to such increase, five Persons who are considered individuals pursuant to Section 542 of the Code, as modified by Section 856(h)(3) of the Code (taking into account all of the Excepted Holders), could Beneficially Own, in the aggregate, more than 49% of the value of the outstanding Shares.

(b) Prior to the modification of the Ownership Limit or Designated Investment Entity Limit pursuant to this Section 7.2.8, the Board, in its sole and absolute discretion, may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Trust’s status as a REIT if the modification in the Ownership Limit or Designated Investment Entity Limit were to be made.

Section 7.2.9 Legend. Each certificate for Shares shall bear substantially the following legend:

The shares represented by this certificate are subject to restrictions on Beneficial Ownership and Transfer. Subject to certain further restrictions and except as expressly provided in the Trust’s Declaration of Trust,

(i) no Person may Beneficially Own shares of any class or series of Common Shares of the Trust in excess of 3% (in value or number of shares, whichever is more restrictive) of the outstanding shares of such class or series, other than (A) an Excepted Holder, (B) a Designated Investment Entity or (C) a Person granted an Exemption;

(ii) no Person may Beneficially Own shares of any class or series of Preferred Shares or Equity Shares of the Trust in excess of 9.9% (in value or number of shares, whichever is more restrictive) of the outstanding shares of such class or series, as the case may be, other than (A) an

Excepted Holder (with respect to Equity Shares), (B) a Designated Investment Entity or (C) a Person granted an Exemption;

(iii) no Excepted Holder may Beneficially Own any class or series of Common Shares or Equity Shares in excess of the Excepted Holder Limit for such Excepted Holder, as set forth in the Trust’s Declaration of Trust;

(iv) no Designated Investment Entity may Beneficially Own any class or series of Common Shares of the Trust in excess of 9.9% (in value or number of shares, whichever is more restrictive) of the outstanding shares of such class or series;

(v) no Person may Beneficially Own Shares that would result in the Trust being “closely held” under Section 856(h) of the Internal Revenue Code of 1986 (the “Code”) or otherwise cause the Trust to fail to qualify as a real estate investment trust under the Code; and

(vi) no Person may Transfer Shares if such Transfer would result in Shares of the Trust being owned by fewer than 100 Persons.

Any Person who Beneficially Owns or attempts to Beneficially Own Shares which cause or will cause a Person to Beneficially Own Shares in excess or in violation of the limitations set forth in the Trust’s Declaration of Trust must immediately notify the Trust. If any of the restrictions on transfer or ownership are violated, the Shares represented hereby will be automatically transferred to a Charitable Trustee of a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. A Person who attempts to Beneficially Own Shares in violation of the ownership limitations described above shall have no claim, cause of action, or any recourse whatsoever against a transferor of such Shares. All capitalized terms in this legend have the meanings defined in the Trust’s Declaration of Trust, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Shares of the Trust on request and without charge.

Instead of the foregoing legend, the certificate may state that the Trust will furnish a full statement about certain restrictions on transferability to a shareholder on request and without charge.

Section 7.3 Transfer of Shares to the Charitable Trust.

Section 7.3.1 Ownership by the Charitable Trust. Upon any purported Transfer or other event described in Section 7.2.1(b) that would result in a transfer of Shares to a Charitable Trust, such Shares shall be deemed to have been transferred to the Charitable Trustee as trustee of a Charitable Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Charitable Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Charitable Trust pursuant to Section 7.2.1(b). The Charitable Trustee shall be appointed by the Trust and shall be a Person unaffiliated with the Trust and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Trust as provided in Section 7.3.7.

Section 7.3.2 Status of Shares Held by the Charitable Trustee. Shares held by the Charitable Trustee shall be issued and outstanding Shares of the Trust. The Prohibited Owner shall have no rights in the Shares held by the Charitable Trustee. The Prohibited Owner shall not benefit economically from ownership of any Shares held in trust by the Charitable Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the Shares held in the Charitable Trust. The Prohibited Owner shall have no claim, cause of action, or any other recourse whatsoever against the purported transferor of such Shares.

Section 7.3.3 Dividend and Voting Rights. The Charitable Trustee shall have all voting rights and rights to dividends or other distributions with respect to Shares held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Trust that Shares have been transferred to the Charitable Trustee shall be paid with respect to such Shares to the Charitable Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Charitable Trustee. Any dividends or distributions so paid over to the Charitable Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to Shares held in the Charitable Trust and, subject to Maryland law, effective as of the date that Shares have been transferred to the Charitable Trustee, the Charitable Trustee shall have the authority (at the Charitable Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Trust that Shares have been transferred to the Charitable Trustee and (ii) to recast such vote in accordance with the desires of the Charitable Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Trust has already taken irreversible action, then the Charitable Trustee shall not have the power to rescind and recast such vote. Notwithstanding the provisions of this Article VII, until the Trust has received notification that Shares have been transferred into a Charitable Trust, the Trust shall be entitled to rely on its share transfer and other shareholder records for purposes of preparing lists of shareholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of shareholders.

Section 7.3.4 Rights Upon Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding up of or any distribution of the assets of the Trust, the Charitable Trustee shall be entitled to receive, ratably with each other holder of Shares of the class or series of Shares that is held in the Charitable Trust, that portion of the assets of the Trust available for distribution to the holders of such class or series (determined based upon the ratio that the number of Shares of such class or series of Shares held by the Charitable Trustee bears to the total number of Shares of such class or series of Shares then outstanding). The Charitable Trustee shall distribute any such assets received in respect of the Shares held in the Charitable Trust in any liquidation, dissolution or winding up of, or distribution of the assets of the Trust, in accordance with Section 7.3.5.

Section 7.3.5 Sale of Shares by Charitable Trustee. Within 20 days of receiving notice from the Trust that Shares have been transferred to the Charitable Trust, the Charitable Trustee of the Charitable Trust shall sell the Shares held in the Charitable Trust to a person, designated by the Charitable Trustee, whose ownership of the Shares will not violate the ownership limitations set forth in Section 7.2.1(a). Upon such sale, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 7.3.5. The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the Shares or, if the Prohibited Owner did not give value for the Shares in connection with the event causing the Shares to be held in the Charitable Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the Shares on the day of the event causing the Shares to be held in the Charitable Trust and (2) the price per share received by the Charitable Trustee from the sale or other disposition of the Shares held in the Charitable Trust. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Trust that Shares have been transferred to the Charitable Trustee, such Shares are sold by a Prohibited Owner, then (i) such Shares shall be deemed to have been sold on behalf of the Charitable Trust and (ii) to the extent that the Prohibited Owner received an amount for such Shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 7.3.5, such excess shall be paid to the Charitable Trustee upon demand. Subject to Section 7.3.6, the Charitable Trustee shall have the right and power (but not the obligation) to offer any Share held in trust for sale to the Trust on such terms and conditions as the Charitable Trustee shall deem appropriate.

Section 7.3.6 Purchase Right in Shares Transferred to the Charitable Trustee. Shares transferred to the Charitable Trustee shall be deemed to have been offered for sale to the Trust, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Charitable Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Trust, or its designee, accepts such offer. The Trust shall have the right to accept such offer until the Charitable Trustee has sold the Shares held in the Charitable Trust pursuant to

Section 7.3.5. Upon such a sale to the Trust, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

Section 7.3.7 Designation of Charitable Beneficiaries. By written notice to the Charitable Trustee, the Trust shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that (i) Shares held in the Charitable Trust would not violate the restrictions set forth in Section 7.2.1(a) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Sections 501(c)(3), 170(b)(1)(A) or 170(c)(2) of the Code.

Section 7.4 NYSE Transactions. Nothing in this Article VII shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction takes place shall not negate the effect of any other provision of this Article VII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VII.

Section 7.5 Enforcement. The Trust is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VII.

Section 7.6 Non-Waiver. No delay or failure on the part of the Trust or the Board in exercising any right hereunder shall operate as a waiver of any right of the Trust or the Board, as the case may be, except to the extent specifically waived in writing.

ARTICLE VIII

SHAREHOLDERS

Section 8.1 Meetings. There shall be an annual meeting of the shareholders, to be held on proper notice at such time and location within or without the State of Maryland as shall be determined by or in the manner prescribed in the Bylaws, for the election of the Trustees, and for the transaction of any other business as may properly come before the meeting. Except as otherwise provided in the Declaration of Trust, special meetings of shareholders may be called in the manner provided in the Bylaws. Failure to hold an annual meeting does not affect the validity of any act otherwise taken by or on behalf of the Trust or affect the legal existence of the Trust.

Section 8.2 Voting Rights. Subject to the provisions of any class or series of Shares then outstanding or as otherwise required by law, the shareholders shall be entitled to vote only on the following matters: (a) election of Trustees as provided in Section 5.2 and the removal of Trustees as provided in Section 5.3; (b) amendment of the Declaration of Trust as provided in Article X; (c) termination of the Trust as provided in Section 12.2; (d) merger or consolidation of the Trust, or the sale or disposition of substantially all of the property of the Trust , as provided in Article XI; (e) such other matters with respect to which the Board of Trustees has adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to the shareholders for approval or ratification; and (f) such other matters as may be properly brought before a meeting by a shareholder pursuant to the Bylaws. With the exception of election and removal of Trustees in accordance with the Declaration and the Bylaws of the Trust and any matter as may be properly brought before a shareholder pursuant to the Bylaws and applicable laws, no action that would bind the Trust and the Trustees may be taken without the prior recommendation of the Trustees. Except with respect to the foregoing matters, no action taken by the shareholders at any meeting shall in any way bind the Board of Trustees.

Section 8.3 Certain Rights of Stockholders. (a) Except as may be provided by the Board of Trustees in setting the terms of classified or reclassified Shares pursuant to Section 6.5, no holder of Shares shall, as such holder, have any preemptive right to purchase or subscribe for any additional Shares of the Trust or any other security of the Trust which it may issue or sell.

(b) Shareholders of the Trust are not entitled to exercise the rights of objecting stockholders under Maryland law.

(c) Shareholders of the Trust are not entitled to exercise cumulative voting rights in the election of trustees.

Section 8.4 Action by Shareholders without a Meeting. No action required or permitted to be taken by the shareholders may be taken without a meeting by less than unanimous written consent of the shareholders of the Trust.

Section 8.5 Control Share Acquisitions. Subtitle 7 of Title 3 of the Corporations and Associations Article of the Annotated Code of Maryland shall not apply to any control share acquisition (as defined in such Subtitle 7) by any Excepted Holder of the Trust as of the effective date of these Articles of Amendment and Restatement or any present or future affiliate of any such Excepted Holder.

ARTICLE IX

LIABILITY LIMITATION, INDEMNIFICATION

AND TRANSACTIONS WITH THE TRUST

Section 9.1 Limitation of Shareholder Liability. No shareholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Trust by reason of his being a shareholder, nor shall any shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the property or the affairs of the Trust by reason of his being a shareholder.

Section 9.2 Limitation of Trustee and Officer Liability. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of trustees and officers of a Maryland real estate investment trust or directors or officers of a Maryland corporation, no Trustee or officer of the Trust shall be liable to the Trust or to any shareholder for money damages, except to the extent that (a) the Trustee or officer actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property, or services actually received, or (b) a judgment or other final adjudication adverse to the Trustee or officer is entered in a proceeding based on a finding in the proceeding that the Trustee’s or officer’s action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Neither the amendment nor repeal of this Section 9.2, nor the adoption or amendment of any other provision of the Declaration of Trust inconsistent with this Section 9.2, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act that occurred prior to such amendment, repeal or adoption.

Section 9.3 Indemnification. To the maximum extent permitted by Maryland law in effect from time to time, and in accordance with applicable provisions of the Bylaws, the Trust shall indemnify and advance expenses in accordance with Maryland law to (a) any present or former Trustee or officer (including any individual who, at the request of the Trust, serves or has served as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise) against any claim or liability to which he or she may become subject by reason of service in such capacity, and (b) any present or former Trustee or officer who has been successful in the defense of a proceeding to which he or she was made a party by reason of service in such capacity, against reasonable expenses incurred by the Trustee or officer in connection with the proceeding and shall pay or reimburse, in advance of final disposition of the proceeding, such reasonable expenses. The Trust may, with the approval of its Board of Trustees, provide such indemnification or advancement of expenses to any present or former Trustee or officer who served a predecessor of the Trust, and to any employee or agent of the Trust or a predecessor of the Trust. Any amendment of this section shall be prospective only and shall not affect the applicability of this section with respect to any act or failure to act that occurred prior to such amendment.

Section 9.4 Transactions Between the Trust and its Trustees, Officers, Employees and Agents. Subject to any express restrictions in the Declaration of Trust or adopted by the Trustees in the Bylaws or by resolution, the

Trust may enter into any contract or transaction of any kind with any person, including any Trustee, officer, employee or agent of the Trust or any person affiliated with a Trustee, officer, employee or agent of the Trust, whether or not any of them has a financial interest in such transaction, provided, however, that in the case of any contract or transaction in which any Trustee, officer, employee or agent of the Trust (or any person affiliated with such person) has a material financial interest in such transaction, then: (a) the fact of the interest shall be disclosed or known to: (i) the Board of Trustees, and the Board of Trustees shall approve or ratify the contract or transaction by the affirmative vote of a majority of disinterested Trustees, even if the disinterested Trustees constitute less than a quorum, or (ii) the shareholders entitled to vote on the matter, and the contract or transaction shall be authorized, approved or ratified by a majority of the votes cast by the shareholders entitled to vote other than the votes of shares owned of record or beneficially by the interested party; or (b) the contract or transaction is fair and reasonable to the Trust.

Section 9.5 Express Exculpatory Clauses in Instruments. The Board of Trustees may cause to be inserted in every written agreement, undertaking or obligation made or issued on behalf of the Trust, an appropriate provision to the effect that neither the shareholders nor the Trustees, officers, employees or agents of the Trust shall be liable under any written instrument creating an obligation of the Trust, and all Persons shall look solely to the property of the Trust for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any shareholder, Trustee, officer, employee or agent liable thereunder to any third party nor shall the Trustees or any officer, employee or agent of the Trust be liable to anyone for such omission.

ARTICLE X

AMENDMENTS

Section 10.1 General. The Trust reserves the right from time to time to make any amendment to the Declaration of Trust, now or hereafter authorized by law, including, without limitation, any amendment altering the terms or contract rights, as expressly set forth in the Declaration of Trust, of any Shares. All rights and powers conferred by the Declaration of Trust on shareholders, Trustees and officers are granted subject to this reservation. The Trust shall file Articles of Amendment as required by Maryland law. All references to the Declaration of Trust shall include all amendments thereto.

Section 10.2 By Trustees. The Trustees may amend the Declaration of Trust from time to time, in the manner provided by the Maryland REIT Law, without any action by the shareholders: (i) to qualify as a real estate investment trust under the Code or under the Maryland REIT Law, (ii) in any manner in which the charter of a Maryland corporation may be amended without shareholder approval, and (iii) as otherwise provided in the Declaration of Trust.

Section 10.3 By Shareholders. Any amendment to the Declaration of Trust shall be valid only after the Board of Trustees has adopted a resolution setting forth the proposed amendment and declaring such amendment advisable, and such amendment has been approved by the affirmative vote of the holders of not less than a majority of the shares then outstanding and entitled to vote thereon; provided, however, that an amendment to the Declaration of Trust that amends, repeals, or adds any provision inconsistent with Section 8.5 or the last paragraph of Article XI shall require, in addition to adoption of a Board of Trustees resolution as described in this Section 10.3, the approval by the affirmative vote of the holders of not less than 80% of the shares then outstanding and entitled to vote thereon.

Section 10.4 Bylaws. The Board of Trustees shall have the exclusive power to adopt, alter or repeal any provision of the Bylaws of the Trust and to make new Bylaws.

ARTICLE XI

MERGER, CONSOLIDATION OR SALE OF TRUST PROPERTY

Subject to the provisions of any class or series of Shares at the time outstanding, the Trust may (a) merge the Trust with or into another entity or merge another entity into the Trust, (b) consolidate the Trust with one or more other entities into a new entity or (c) sell, lease, exchange or otherwise transfer all or substantially all of the property of the Trust. The Board of Trustees in proposing such action shall adopt a resolution that declares that the proposed transaction is advisable on substantially the terms and conditions set forth or referred to in the resolution, and direct that the proposed transaction be submitted for consideration by the shareholders. The transaction must be approved the affirmative vote of holders of not less than a majority of all the votes entitled to be cast on the matter.

A vote of the shareholders shall not be required for the merger into the Trust of any entity in which the Trust owns 90% or more of the entire equity interests in such entity, subject to the conditions and rights set forth in Section 8-501.1(c)(4) of the Maryland REIT Law.

A vote of the shareholders shall not be required if the Trust is the successor in the merger, the merger does not reclassify or change the outstanding Shares of the Trust immediately before the merger becomes effective or otherwise amend the Declaration of Trust and the number of Shares of each class or series outstanding immediately after the effective time of the merger does not increase by more than twenty percent (20%) of the number of Shares of the same class or series outstanding immediately before the merger becomes effective.

Subtitle 6 of Title 3 of the Corporations and Associations Article of the Annotated Code of Maryland shall not apply to any business combination (as defined in such Subtitle 6) between the Trust and any Excepted Holder of the Trust as of the effective date of these Articles of Amendment and Restatement or any present or future affiliate of any such Excepted Holder.

ARTICLE XII

DURATION AND TERMINATION OF TRUST

Section 12.1 Duration. The Trust shall continue perpetually unless terminated pursuant to Section 12.2 or pursuant to any applicable provision of the Maryland REIT Law.

Section 12.2 Termination.

(a) Subject to the provisions of any class or series of Shares at the time outstanding, the Trust may be terminated at any time only upon adoption of a resolution by the Board of Trustees declaring that the termination of the Trust is advisable and the approval thereof by the affirmative vote of two thirds of all the votes entitled to be cast on the matter. Upon the termination of the Trust:

(i) The Trust shall carry on no business except for the purpose of winding up its affairs.

(ii) The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under the Declaration of Trust shall continue, including the powers to fulfill or discharge the Trust’s contracts, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining property of the Trust to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities and do all other acts appropriate to liquidate its business.

(iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and agreements as the Trustees deem necessary for the protection of the Trust, the Trust may distribute the remaining property of the Trust among the shareholders so that after payment in full or the setting apart for payment of such preferential amounts, if any, to which the holders of any Shares at the time outstanding shall be entitled, the remaining property of the Trust shall, subject to any participating or similar rights of Shares at the time outstanding, be distributed ratably among the holders of Common Shares at the time outstanding.

(b) After termination of the Trust, the liquidation of its business and the distribution to the shareholders as herein provided, a majority of the Trustees shall execute and file with the Trust’s records a document certifying that the Trust has been duly terminated, and the Trustees shall be discharged from all liabilities and duties hereunder, and the rights and interests of all shareholders shall cease.

ARTICLE XIII

MISCELLANEOUS

Section 13.1 Governing Law. The Declaration of Trust is executed and delivered in the State of Maryland with reference to the laws thereof, and the rights of all parties and the validity, construction and effect of every provision hereof shall be subject to and construed in accordance with the laws of the State of Maryland without regard to conflicts of laws provisions thereof.

Section 13.2 Reliance by Third Parties. Any certificate shall be final and conclusive as to any person dealing with the Trust if executed by the Secretary or an Assistant Secretary of the Trust or a Trustee, and if certifying to: (a) the number or identity of Trustees, officers of the Trust or shareholders; (b) the due authorization of the execution of any document; (c) the action or vote taken, and the existence of a quorum, at a meeting of the Board of Trustees or shareholders; (d) a copy of the Declaration of Trust or of the Bylaws as a true and complete copy as then in force; (e) an amendment to the Declaration of Trust; (f) the termination of the Trust; or (g) the existence of any fact relating to the affairs of the Trust. No purchaser, lender, transfer agent or other person shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trust on its behalf or by any officer, employee or agent of the Trust.

Section 13.3 Severability.

(a) The provisions of the Declaration of Trust are severable, and if the Board of Trustees shall determine, with the advice of counsel, that any one or more of such provisions (the “Conflicting Provisions”) are in conflict with the Code, the Maryland REIT Law or other applicable federal or state laws, the Conflicting Provisions, to the extent of the conflict, shall be deemed never to have constituted a part of the Declaration of Trust, even without any amendment of the Declaration of Trust pursuant to Article X and without affecting or impairing any of the remaining provisions of the Declaration of Trust or rendering invalid or improper any action taken or omitted prior to such determination. No Trustee shall be liable for making or failing to make such a determination. In the event of any such determination by the Board of Trustees, the Board shall amend the Declaration of Trust in the manner provided in Section 10.2.

(b) If any provision of the Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such holding shall apply only to the extent of any such invalidity or unenforceability and shall not in any manner affect, impair or render invalid or unenforceable such provision in any other jurisdiction or any other provision of the Declaration of Trust in any jurisdiction.

Section 13.4 Construction. In the Declaration of Trust, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of the Declaration of Trust. In defining or interpreting the powers and duties of the Trust and its Trustees and officers, reference may be made by the Trustees or officers, to the extent appropriate and not inconsistent with the Code or the Maryland REIT Law, to Titles 1 through 3 of the Corporations and Associations Article of the Annotated Code of Maryland. In furtherance and not in limitation of the foregoing, in accordance with the provisions of Title 3, Subtitles 6 and 7, of the Corporations and Associations Article of the

Annotated Code of Maryland, the Trust shall be included within the definition of “corporation” for purposes of such provisions.

Section 13.5 Recordation. The Declaration of Trust and any articles of amendment hereto or articles supplementary hereto shall be filed for record with the SDAT and may also be filed or recorded in such other places as the Trustees deem appropriate, but failure to file for record the Declaration of Trust or any articles of amendment hereto in any office other than in the State of Maryland shall not affect or impair the validity or effectiveness of the Declaration of Trust or any amendment hereto. A restated Declaration of Trust shall, upon filing, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration of Trust and the various articles of amendments thereto.

THIRD:     The amendment to and restatement of the Declaration of Trust of the Trust as hereinabove set forth have been duly advised by the Board of Trustees and approved by the shareholders of the Trust as required by law.

FOURTH:    The total number of shares of beneficial interest which the Trust had authority to issue immediately prior to this amendment and restatement was 3,000, consisting of 1,000 Common Shares, $.10 par value per share, 1,000 Preferred Shares, $.01 par value per share and 1,000 Equity Shares, $.01 par value per share. The aggregate par value of all shares of beneficial interest having par value was $120.

FIFTH:    The total number of shares of beneficial interest which the Trust has authority to issue pursuant to the foregoing amendment and restatement of the Declaration of Trust is 850,000,000 shares, consisting of 650,000,000 Common Shares, $0.10 par value per share, 100,000,000 Preferred Shares, $.01 par value per share and 100,000,000 Equity Shares, $.01 par value per share. The aggregate par value of all authorized shares of beneficial interest having par value is $67,000,000.

IN WITNESS WHEREOF, these Articles of Amendment and Restatement of Declaration of Trust have been executed on this [    ]th day of [                    ], 2007 by the undersigned, who acknowledge that to the best of their knowledge, information, and belief, the matters and facts set forth herein are true in all material respects and that this statement is made under the penalties for perjury.

PUBLIC STORAGE

Name:
Its:

Attest

Name:
Title:

PUBLIC STORAGE

FORM OF ARTICLES SUPPLEMENTARY REPRESENTING

EQUITY SHARES OF BENEFICIAL INTEREST

PUBLIC STORAGE, a Maryland real estate investment trust (the “Trust”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:    The articles of amendment and restatement of the Trust’s declaration of trust (the “Declaration of Trust”) authorize the issuance of 100,000,000 equity shares of beneficial interest, par value $.01 per share (the “Equity Shares”), issuable from time to time in one or more series, and authorize the Trust’s board of trustees (the “Board of Trustees”) to classify or reclassify any unissued shares from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such unissued shares.

SECOND:    In accordance with Section 8-203 of the Maryland REIT Law and pursuant to the authority expressly vested in the Board of Trustees by the Declaration of Trust, the Board of Trustees has duly divided and classified [•] Equity Shares of the Trust as Equity Shares, Series [•].

THIRD:    The following is a description of the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications, and terms and conditions of redemption of the shares of this Series of the Trust:

(a)    Dividend Rights.

(1)    Dividends on each share of this Series shall be non-cumulative and shall be payable out of funds legally available therefor, without interest thereon, when, as and if declared by the Board of Trustees. If, at any time, the Trust shall declare or pay a dividend or other distribution on the Common Shares (i) in cash or (ii) in any shares of beneficial interest of the Trust (but in the latter case, only to the extent that the Trust will claim with respect to the distributed shares a deduction for dividends paid in computing its taxable income pursuant to the REIT Provisions of the Internal Revenue Code (as defined in clause (9) of Section (c)), a dividend or other distribution in cash shall also concurrently be declared or paid, as the case may be, on each share of this Series. The amount of the dividend or distribution on each share of this Series shall be at the rate of [•] times the per share dividend or distribution on the Common Shares (based on the amount of cash, and in the case of shares distributed with respect to the Common Shares, the amount of the dividends paid deduction attributable to the distributed shares), but shall not be more than $[•] in any calendar quarter (including the calendar quarter ended [•]); provided, however, that during any calendar year, the amount of the dividend or distribution on each shares of this Series shall not be at a rate less than the lesser of (i) $[•] per share (which number shall be $[•] per share for the remainder of the current calendar year) or (ii) [•] times the per share dividends or distributions on the Common Shares. Notwithstanding the foregoing, any dividend or distribution on the share of this Series shall be subject to adjustment as provided in Section (e).

Each such dividend shall be paid to the holders of record of shares of this Series as they appear on the share register of the Trust on such record date, not more than 45 days nor less than 15 days preceding the payment date thereof, as shall be fixed by the Board of Trustees. After dividends on this Series equal to the maximum amount set forth above have been paid or declared (as provided hereby) during any particular year and funds therefor set aside for payment, the holders of shares of this Series will not be entitled to any further dividends in that year.

For purposes hereof, “Common Shares” shall mean shares of common beneficial interest, $0.10 par value per share, of the Trust or any other shares of beneficial interest into which such shares are reclassified, changed or exchanged.

(2)    Unless dividends on all outstanding “Senior Shares” have been or contemporaneously are paid in full for the latest dividend period ending contemporaneously with or prior to the end of the period for which a dividend is to be paid on the shares of this Series, and, to the extent such Senior Shares have cumulative dividend rights, for all prior dividend periods, no dividend or other distribution shall be paid on the shares of this Series for such period. “Senior Shares” shall mean any shares of beneficial interest of the Trust, exclusive of the shares of this Series and any other series of Equity Shares and Common Shares, which (i) are outstanding as of the date of issuance of the shares of this Series or (ii) are issued subsequent to the date of issuance of the shares of this Series, on terms which do not provide that they are on a parity with, or junior to, the shares of this Series, as to dividends and as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Trust.

(b)    Liquidation.

In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Trust, after the respective liquidation preferences in respect of all Senior Shares, if any, have been paid in full, a holder of each share of this Series will receive out of the assets of the Trust available for distribution to shareholders [•] times the amount per share distributed to the holder of each Common Share; provided, that the amount so received by the holder of each share of this Series shall not exceed $[•] per share, subject to adjustment as provided in Section (e). After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of this Series will not be entitled to any further participation in any distribution of assets by the Trust.

(1)    Written notice of any such liquidation, dissolution or winding up of the Trust, stating the payment date or dates when, and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of shares of this Series at the respective addresses of such holders as the same shall appear on the share transfer records of the Trust.

(2)    For purposes of liquidation rights, a reorganization, consolidation or merger of the Trust with or into any other corporation or corporations or a sale of all or substantially all of the assets of the Trust shall be deemed not be a liquidation, dissolution or winding up of the Trust.

(c)     Redemption.

(1)    Except as provided in clause (9) of this Section (c), the shares of this Series are not redeemable prior to [•]. On and after such date, the shares of this Series are redeemable at the option of the Trust, by resolution of the Board of Trustees, in whole or in part, from time to time upon not less than 30 nor more than 60 days’ notice, at a cash redemption price of $[•] per share, subject to adjustment as provided in clause (1) of Section (e).

(2)    Except in the case of a redemption pursuant to clause (9) of this Section (c), the redemption price to be paid for shares of this Series may only be paid from the sale proceeds of Common Shares, other Equity Shares, other rights or options to purchase any of the foregoing (other than debt securities or preferred shares convertible into or exchangeable or exercisable for Common Shares or Equity Shares) or from the Trust’s undistributed cumulative net cash provided by operating activities.

For this purpose undistributed cumulative net cash provided by operating activities means the Trust’s aggregate “net cash provided by operating activities” determined on a cumulative basis from the date of organization of the Trust (or its predecessor) through the end of the calendar quarter immediately preceding the date of redemption as reduced by aggregate “distributions paid to shareholders” and “distributions from operations to minority interests in consolidated real estate entities” that occur during such period. The terms “net cash provided by operating activities,” “distributions paid to shareholders” and “distributions from operations to minority interests in consolidated real estate entities” shall mean all amounts that should, in accordance with generally accepted accounting principles as in effect in the United States of America from time to time, consistently applied, and past practice of the Trust, be reflected on the consolidated financial statements of the Trust under such heading or similar heading.

(3)    If fewer than all the outstanding shares of this Series are to be redeemed, the number of shares to be redeemed will be determined by the Board of Trustees, and such shares shall be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or by lot in a manner determined by the Board of Trustees.

(4)    If a redemption date falls after a dividend payment record date and prior to the corresponding dividend payment date, each holder of shares of this Series at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before such dividend payment date. Except as expressly provided herein above, the Trust shall make no payment or allowance for unpaid dividends on the shares of this Series called for redemption.

(5)    Notice of redemption shall be given by publication in a newspaper of general circulation in the County of Los Angeles and The City of New York, such publication to be made once a week for two successive weeks, commencing not less than 30 nor more than 60 days prior to the date fixed for redemption thereof. A similar notice will be mailed by the Trust by first class mail, postage pre-paid, to each record holder of the shares of this Series to be redeemed, not less than 30 nor more than 60 days prior to such redemption date, to the respective addresses of such holders as the same shall appear on the share transfer records of the Trust. Each notice shall state: (i) the redemption date; (ii) the number of shares of this Series to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that, except as provided in clause (4) of this Section (c), dividends on the shares to be redeemed will cease on such redemption date. If fewer than all the shares of this Series held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of this Series to be redeemed from such holder.

(6)    In order to facilitate the redemption of shares of this Series, the Board of Trustees may fix a record date for the determination of the shares to be redeemed, such record date to be not less than 30 nor more than 60 days prior to the date fixed for such redemption.

(7)    Notice having been given as provided above, from and after the date fixed for the redemption of the shares of this Series by the Trust (unless the Trust shall fail to make available the money necessary to effect such redemption), the holders of shares selected for redemption shall cease to be shareholders with respect to such shares and shall have no interest in or claim against the Trust by virtue thereof and shall have no voting or other rights with respect to such shares, except the right to receive the moneys payable upon such redemption from the Trust, less any required tax withholding amount, without interest thereon, upon surrender (and endorsement or assignment of transfer, if required by the Trust and so stated in the notice) of their certificates, and the shares represented thereby shall no longer be deemed to be outstanding. If fewer than all the shares represented by a certificate are redeemed, a new certificate shall be issued, without cost to the holder thereof, representing the unredeemed shares. The Trust may, at its option, at any time after a notice of redemption has been given, deposit the redemption price for the shares of this Series designated for redemption and not yet redeemed, plus the amount of the dividends, if any, to which the holders of this Series are entitled under clause (4) above, with the transfer agent or agents for the shares of this Series, as a trust fund for the benefit of the holders of the shares of this Series designated for redemption, together with irrevocable instructions and authority to such transfer agent or agents that such funds be delivered upon redemption of such shares and to pay, on and after the date fixed for redemption or prior thereto, the redemption price of the shares to their respective holders upon the surrender of their share certificates. From and after the making of such deposit, the holders of the shares designated for redemption shall cease to be shareholders with respect to such shares and shall have no interest in or claim against the Trust by virtue thereof and shall have no voting or other rights with respect to such shares, except the right to receive from such trust fund the moneys payable upon such redemption, without interest thereon, upon surrender (and endorsement or assignment of transfer, if required by the Trust and so stated in the notice) of their certificates, and the shares represented thereby shall no longer be deemed to be outstanding. Any balance of such moneys remaining unclaimed at the end of the five-year period commencing on the date fixed for redemption shall be repaid to the Trust upon its request expressed in a resolution of its Board of Trustees.

(8)    Any shares of this Series that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Equity Shares, without designation as to series until such shares are once more designated as part of a particular series by the Board of Trustees.

(9)     If the Board of Trustees of the Trust shall, at any time and in good faith, be of the opinion that ownership of securities of the Trust has or may become concentrated to an extent that may prevent the Trust from qualifying as a real estate investment trust (“REIT”) under the REIT Provisions of the Internal Revenue Code (as defined below), then the Board of Trustees shall have the power, by lot or other means deemed equitable by them, to prevent the transfer of and/or to call for redemption a number of shares of this Series sufficient, in the opinion of the Board of Trustees, to maintain or bring the direct or indirect ownership thereof into conformity with the requirements of the REIT Provisions of the Internal Revenue Code. The redemption price to be paid for shares of this Series so called for redemption, on the date fixed for redemption, shall be, as applicable, the average of the daily closing prices on the principal exchange on which such shares are traded or the average of the highest bid and the lowest asked quotations as reported by the National Quotation Bureau, Incorporated or a similar organization selected from time to time by the Trust in each case for the 15 consecutive trading days commencing 20 trading days prior to the redemption or if there are no such bid and asked quotations, as determined by the Board of Trustees in good faith; provided that if interests in the shares of this Series are represented by depositary shares, then the redemption price shall be determined in accordance with the foregoing, but with respect to one depositary share, multiplied by the number of depositary shares that together represent an interest in one share of this Series. From and after the date fixed for redemption by the Board of Trustees, the holder of any shares of this Series so called for redemption shall cease to be entitled to any distributions, voting rights and other benefits with respect to such shares of this Series, other than the right to payment of the redemption price determined as aforesaid. “REIT Provisions of the Internal Revenue Code” shall mean Sections 856 through 860 and related or successor provisions of the Internal Revenue Code of 1986, as amended. In order to exercise the redemption option set forth in this clause (9), with respect to the shares of this Series, the Trust shall give notice of redemption in the manner provided in clause (5) of this Section (c). Except as provided in clause (4) of this Section (c), dividends on the shares to be redeemed will cease on such redemption date. If fewer than all the shares of this Series held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of this Series to be redeemed from such holder.

(d)    Conversion. (1) Except as set forth in this clause (1) of Section (d), the shares of this Series are not convertible into shares of any other class or series of beneficial interest of the Trust. If the Trust (or any successor entity which succeeds to the obligations of the Trust hereunder) determines that (i) it will no longer constitute a qualifying REIT under the REIT Provisions of the Internal Revenue Code for United States federal income tax purposes or (ii) it will no longer file a United States federal income tax return as a REIT (each of the foregoing, a “REIT Termination Event”), then each shares of this Series shall be convertible at any time thereafter at the option of the holder thereof into a number of Common Shares equal to $[•] divided by the Conversion Price.

For purposes hereof, “Conversion Price” shall mean initially, $[•] (resulting in a conversion rate of [•] Common Shares for each share of this Series), as such Conversion Price may be adjusted pursuant to Section (e).

Notice of a REIT Termination Event and of the right of holders of shares of this Series to convert as provided in this Section, shall be given by publication in a newspaper of general circulation in the County of Los Angeles and The City of New York, such publication to be made once a week for two successive weeks, commencing within fifteen days after the occurrence of such event. A similar notice will be mailed by the Trust concurrently by first class mail, postage pre-paid, to each record holder of the shares of this Series, to the respective addresses of such holders as the same shall appear on the share transfer records of the Trust.

Any holder of shares of this Series desiring to convert the same into Common Shares shall surrender the certificate or certificates for the shares of this Series being converted, duly endorsed or assigned to the Trust or in blank, at the principal office of the Trust or at a bank or trust company appointed by the Trust for that purpose, accompanied by a written notice of conversion specifying the number (in whole shares) of shares of this Series to be converted and the name or names in which such holder wishes the certificate or certificates for Common Shares to be issued; in case such notice shall specify a name or names other than that of such holder, such notice shall be accompanied by instruments of transfer, in form reasonably satisfactory to the Trust, duly executed by the holder or such holder’s duly authorized attorney and payment of all transfer taxes payable upon the issue of Common Shares in such name or names or evidence reasonably satisfactory to the Trust demonstrating that such taxes have been paid. In the event that less than all of the shares of this Series represented by a certificate are to be converted by a holder, upon such conversion the Trust shall issue and deliver, or cause to be issued and delivered, to the holder a certificate or certificates for the shares of this Series not so converted. The right to convert shares of this Series called for redemption shall terminate at the close of business on the redemption date pursuant to Section (c) above. The holders of shares of this Series at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion thereof or the Trust’s failure to pay the dividend due on such dividend payment date. However, shares of this Series surrendered for conversion during the period from the close of business on any record date for the payment of dividends on such shares of this Series to the opening of business on the corresponding dividend payment date (except shares called for redemption on a redemption date during such period, which shall be entitled to such dividend on the dividend payment date) must be accompanied by payment of an amount equal to the dividend payable on such shares on such dividend payment date. A holder of shares of this Series on such dividend payment record date who (or whose transferee) tenders shares of this Series on such dividend payment date will receive the dividend payable on such shares by the Trust on such date, and the converting holder need not include payment in the amount of such dividend upon surrender of shares of this Series for conversion. Except as expressly provided herein, no payment or adjustment will be made on account of accrued or unpaid dividends upon the conversion of shares of this Series.

As promptly as practicable after the surrender of certificates for shares of this Series as aforesaid, the Trust shall issue and shall deliver at such office to such holder, or on his or her written order, a certificate or certificates for the number of full Common Shares issuable upon the conversion of such shares in accordance with the provisions of this Section (d).

Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of this Series shall have been surrendered and such notice (and if applicable, payment of an amount equal to the dividend payable on such shares) received by the Trust as aforesaid, and the person or persons in whose name or names any certificate or certificates for Common Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price, unless the share transfer books of the Trust shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such share transfer books are open.

(2)    The Trust shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Shares, for the purpose of issuance upon conversion of shares of this Series, the full number of Common Shares then deliverable upon the conversion of all shares of this

Series then outstanding and shall take all action necessary so that Common Shares so issued will be validly issued, fully paid and nonassessable. For purposes of this clause (2) of Section (d), the number of Common Shares that shall be required to be reserved for delivery upon the conversion of all outstanding shares of this Series shall be computed as if at the time of computation all such outstanding shares were held by a single holder. The Trust shall use its best efforts to list the Common Shares required to be delivered upon conversion of shares of this Series, prior to such conversion, upon each national securities exchange or quotation system, if any, upon which the outstanding Common Shares are listed or quoted at the time of such delivery. Prior to the delivery of any securities that the Trust shall be obligated to deliver upon conversion of any shares of this Series, the Trust shall endeavor to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(3)    The Trust will pay any and all stamp or similar taxes that may be payable in respect of the issuance or delivery of Common Shares on conversion of shares of this Series. The Trust shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of Common Shares in a name other than that in which the shares of this Series so converted were registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Trust the amount of any such tax or has established to the satisfaction of the Trust that such tax has been paid.

(4)    No fractional shares or scrip representing fractions of Common Shares shall be issued upon conversion of shares of this Series. Instead of any fractional interest in a Common Share that would otherwise be deliverable upon the conversion of a share of this Series, the Trust shall pay to the holder of such share an amount in cash (computed to the nearest cent) based upon the value of Common Shares on the last business day immediately preceding the conversion date. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of this Series so surrendered. For purposes hereof, the value of Common Shares shall be determined as provided in clause (9) of Section (c).

(e)     Adjustments. (1) Other than a dividend or distribution as to which the Trust will claim a deduction for dividends paid in computing its taxable income pursuant to the REIT Provisions of the Internal Revenue Code, in the event that the Trust shall subdivide or combine its outstanding Common Shares into a greater or smaller number of Common Shares, or shall make a dividend or other distribution of Common Shares to the holders of any of its Common Shares, then in each case (i) the outstanding shares of this Series shall, as appropriate, (A) be subdivided or combined in the same proportion as the Common Shares are subdivided or combined or (B) receive the same proportionate dividend or distribution payable in shares of this Series as paid or issued with respect to the Common Shares and (ii) the per share dollar amounts specified herein for computing dividends per quarter or year, the maximum liquidation distribution and the redemption price shall be adjusted so that the total of each such amount for all outstanding shares of this Series is the same immediately after, as it was immediately prior to, the subdivision, combination, dividend or distribution.

(2)    In the event that the Trust shall issue rights, warrants or options to all holders of its Common Shares entitling them to subscribe for or purchase Common Shares at a price per share less than the current market price (as defined below) per share of a Common Share on the date fixed for the determination of stockholders entitled to receive such rights, warrants or options, the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall he the number of Common Shares outstanding at the close of business on the date fixed for such determination plus the number of Common Shares which the aggregate of the offering price of the total number of Common Shares offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of Common Shares outstanding at the close of business on the date fixed for such determination plus the number of Common Shares so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For purposes of clause (2) of this Section (e), the number of Common Shares at any time outstanding shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Shares.

(3)    In the event that the Trust shall, by dividend or otherwise, distribute to all holders of its Common Shares evidence of its indebtedness or assets (including debt securities, but excluding (i) rights, warrants or options referred to in clause (2) of this Section (e), (ii) any dividend or distribution paid in cash out of or in respect of Available Cash (as defined below), (iii) any dividend or distribution as to which the Trust will claim a deduction for dividends paid in computing its taxable income pursuant to the REIT Provisions of the Internal Revenue Code and (iv) any dividend or distribution referred to in clause (1) of this Section (e)), the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share of the Common Shares on the dated fixed for such determination less the then fair market value (as determined in good faith by the Board of Trustees of the Trust, whose determination shall be conclusive) of such portion of the assets or evidences of indebtedness so distributed applicable to one Common Share (the “Distribution FMV”) and the denominator shall the such current market price per Common Share, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution; provided, however, that if the Distribution FMV exceeds the current market price per share, or if the current market price exceeds the Distribution FMV by less than 10%, in lieu of the foregoing adjustment, from and after the record date for determining holders of Common Shares entitled to receive the distribution, a holder of a share of this Series that converts such share in accordance with the provisions hereof shall upon such conversion be entitled to receive, in addition to the Common Shares into which the share of this Series is convertible, the kind and amount of securities, cash or other assets comprising the distribution that such holder would have received if such holder had converted the share immediately prior to the record date for determining the holders of Common Shares entitled to receive the distribution.

For purposes hereof, Available Cash shall mean net income before loss on early extinguishment of debt and gain on disposition of investments, adjusted as follows: (i) plus depreciation and amortization, (ii) plus gain on disposition of investments, (iii) less distributions to minority interest in excess of minority interest in income and (iv) less dividends on preferred shares, Equity Shares and Common Shares. The terms “net income,” “loss on early extinguishment of debt,” “gain on disposition of investments,” “depreciation and amortization,” “distributions to minority interest” and “minority interest in income” shall mean, as of any date of determination, all amounts that should, in accordance with generally accepted accounting principles as in effect in the United States of America from time to time, consistently applied, and past practice of the Trust, be reflected on the consolidated financial statements of the Trust under such heading (or similar heading) and shall be determined in respect of the year in which the dividend or distribution occurs.

(4)    Other than a dividend or distribution as to which the Trust will claim a deduction for dividends paid in computing its taxable income pursuant to the REIT Provisions of the Internal Revenue Code, in the event that the Trust shall pay a dividend or make a distribution on its Common Shares in any shares of beneficial interest of the Trust (other than Common Shares) or issue by reclassification of its Common Shares any shares of beneficial interest of the Trust (other than Common Shares), a holder of a share of this Series who subsequently converts the share, at the time of conversion shall be entitled to receive the number of shares of beneficial interest of the Trust which such holder would have owned immediately following such dividend, distribution or reclassification if such holder had converted the share immediately prior to such action.

The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a reclassification.

If after an adjustment a holder of a share of this Series upon conversion of such share may receive shares of two or more classes of beneficial interest of the Trust, the Conversion Price shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of beneficial interest as is contemplated by this Section (e) with respect to the Common Shares on terms comparable to those applicable to the Common Shares in this Section (e).

(5)    In the event that the Trust shall effect any capital reorganization or reclassification of its shares (other than a subdivision, combination or share dividend referred to in clause (f) of this Section (H) above or a dividend or distribution as to which the Trust will claim a deduction for dividends paid in computing its taxable income pursuant to the REIT Provisions of the Internal Revenue Code) or shall consolidate or merge with or into any other corporation (other than a consolidation or merger in which the Trust is the surviving corporation and each Common Share outstanding immediately prior to such consolidation or merger is to remain outstanding immediately after such consolidation or merger) or shall sell, lease or transfer all or substantially all of its assets to any other person or entity for a consideration consisting in whole or in part of equity securities of such other entity, lawful provision shall be made as a part of the terms of such transaction whereby the holders of shares of this Series shall, if entitled to convert such shares at any time after the consummation of such transaction, receive upon conversion thereof in lieu of each Common Share that would have been issuable upon conversion of such shares prior to such consummation the same kind and amount of stock (and other securities, cash or property, if any) as may be issuable or distributable in connection with such transaction with respect to each outstanding Common Share subject to adjustments for subsequent share dividends and distributions, subdivisions or combinations of shares, capital reorganizations, reclassifications, consolidations or mergers as nearly equivalent as possible to the adjustments provided for in this Section (e).

(6)    For the purpose of any computation under this Section (e), the “current market price” per Common Share on any date shall be determined as of the date in question in the manner provided in clause (9) of Section (c) above.

(7)    Notwithstanding the above provisions, no adjustment in the Conversion Price shall be required unless such adjustment (plus any adjustments not previously made by reason of this subsection) would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this subsection are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, further, that adjustment shall be required and shall be made in accordance with the provisions of this Section (e) (other than this subsection) not later than the same time as may be required in order to preserve the tax-free nature of a distribution to the holder of any share of this Series. All calculations under this Section (e) shall be made to the nearest four digits.

(8)    The Trust shall take all action necessary so that shares of this Series issued on adjustments pursuant to this Section (e) will be validly issued, fully paid and nonassessable. The Trust shall use its best efforts to list the shares of this Series required to be issued upon such adjustment, prior to such issuance, upon each national securities exchange or quotation system, if any, upon which the outstanding shares of this Series are listed or quoted at the time of such issuance. Prior to the delivery of any securities that the Trust shall be obligated to issue pursuant to clause (I) of this Section (e), the Trust shall endeavor to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(9)    Whenever the Conversion Price is adjusted as herein provided:

(A)    the Trust shall compute the adjusted Conversion Price and shall cause to be prepared a certificate signed by the chief financial officer of the Trust setting forth the adjusted Conversion

Price and showing in reasonable detail the facts upon which such adjustment is based and the computation thereof which certificate, absent manifest error, shall be prima facie evidence of the correctness of such adjustment; such certificate shall forthwith be filed with each transfer agent for the shares of this Series; and

(B)     a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall, as soon as practicable, be mailed to the holders of record of outstanding shares of this Series.

(10)    For purposes of this Section (e), the number of Common Shares at any time outstanding shall not include any Common Shares then owned or held by or for the account of any subsidiary of the Trust, except to the extent of the ownership of common shares of such subsidiary by any person other than the Trust.

(11)    In case any event shall occur as to which the provisions of this Section (e) are not strictly applicable but the failure to make any adjustment would not fairly protect the conversion rights represented by the shares of this Series in accordance with the essential intent and principles of this Section, then, in each such case, the Trust shall appoint an independent firm of public accountants of recognized national standing (which may be the regular auditors of the Trust), which shall gave their opinion upon the adjustments, if any, on a basis consistent with the essential intent and principles established in this Section, necessary to preserve, without dilution, the conversion rights represented by the shares of this Series. Upon receipt of such opinion, the Trust will promptly mail a copy thereof to each holder of shares of this Series and shall make the adjustments described therein. The certificate of any independent firm of public accountants of nationally recognized standing selected by the Board of Trustees shall be presumptive evidence of the correctness of any computation made under this subsection.

(f)    Voting Rights. The shares of this Series shall not have any voting powers either general or special, except as required by law, except as set forth in clause (1) of this Section (f).

(1)    Holders of shares of this Series shall have the right to vote on all matters presented to holders of the Common Shares for a vote and vote together as one class with holders of Common Shares and other series of Equity Shares that share voting rights with holders of shares of this Series. Each outstanding share of this Series entitles the holder to [•] votes.

(2)    Except as required by law, nothing herein shall be taken to require a class vote or consent in connection with any matter, including the authorization, designation, increase or issuance of any shares of any class or series (including additional shares of this Series) that rank senior to, junior to or on a parity with this Series as to dividends and liquidation rights or in connection with the authorization, designation, increase or issuance of any bonds, mortgages, debentures or other debt obligations of the Trust.

[Signature page follows]

IN WITNESS WHEREOF, the Trust has caused these Articles Supplementary to be signed in its name and on its behalf by its [•] and attested to by its Secretary as of                     , 2007.

ATTEST:	PUBLIC STORAGE, a Maryland real estate investment trust

By:
Name: Title:

THE UNDERSIGNED, the [•] of Public Storage, who executed on behalf of the Trust the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Trust the foregoing Articles Supplementary to be the duly authorized act of said Trust and hereby certifies to the best of his knowledge, information and belief that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

Name: Title:

PUBLIC STORAGE

FORM OF ARTICLES SUPPLEMENTARY REPRESENTING

CUMULATIVE PREFERRED SHARES OF BENEFICIAL INTEREST

PUBLIC STORAGE, a Maryland real estate investment trust (the “Trust”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:    The articles of amendment and restatement of the Trust’s declaration of trust (the “Declaration of Trust”) authorize the issuance of 100,000,000 preferred shares of beneficial interest, par value $.01 per share (the “Preferred Shares”), issuable from time to time in one or more series, and authorize the Trust’s board of trustees (the “Board of Trustees”) to classify or reclassify any unissued shares from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such unissued shares.

SECOND:    In accordance with Section 8-203 of the Maryland REIT Law and pursuant to the authority expressly vested in the Board of Trustees by the Declaration of Trust, the Board of Trustees has duly divided and classified [•] Preferred Shares of the Trust as [•]% Cumulative Preferred Shares, Series [•] (“Series [•] Preferred Shares”).

THIRD:    The following is a description of the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications, and terms and conditions of redemption of the series [•] Preferred Shares of the Trust:

(a)    Dividend Rights.

(1)    Dividends shall be payable in cash on the shares of this Series when, as and if declared by the Board of Trustees, out of funds legally available therefor: (i) for the period from April 1, 2007 to June 30, 2007, and (ii) for each quarterly dividend period thereafter (each quarterly dividend period thereafter being hereinafter individually referred to as a “Dividend Period” and collectively referred to as “Dividend Periods”), which quarterly Dividend Periods shall be in four equal amounts and shall commence on January 1, April 1, July 1 and October 1 in each year (each, a “Dividend Period Commencement Date”), and shall end on and include the day next preceding the next Dividend Period Commencement Date, at a rate per annum equal to [•]% of the $[•] per share stated value thereof. Dividends on each share of this Series shall be cumulative from April 1, 2007 and shall be payable, without interest thereon, when, as and if declared by the Board of Trustees, on or before March 31, June 30, September 30 and December 31 of each year; provided, that if any such day shall be a Saturday, Sunday, or a day on which banking institutions in the State of New York or the State of California are authorized or obligated by law to close, or a day which is or is declared a national or a New York or California state holiday (any of the foregoing a “Non-Business Day”), then the payment date shall be the next succeeding day which is not a Non-Business Day. Each such dividend shall be paid to the holders of record of shares of this Series as they appear on the share register of the Trust on such record date, not more than 45 days nor less than 15 days preceding the payment date thereof, as shall be fixed by the Board of Trustees. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not more than 45 days nor less than 15 days preceding the payment date thereof, as may be fixed by the Board of Trustees. After full cumulative dividends on this Series have been paid or declared and funds therefor set aside for payment, including for the then current Dividend Period, the holders of shares of this Series will not be entitled to any further dividends with respect to that Dividend Period.

(2)    Dividends payable on shares of this Series for any period greater or less than a full Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

(3)    The Trust shall not declare or pay or set apart for payment any dividends on any series of Preferred Shares ranking, as to dividends, on a parity with or junior to the shares of this Series unless full cumulative dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient for payment thereof is set apart for payment, on the shares of this Series for all Dividend Periods terminating on or prior to the date of payment of any such dividends on such other series of Preferred Shares. When dividends are not paid in full upon the shares of this Series and any other series of Preferred Shares ranking on a parity therewith as to dividends (including, without limitation, the Trust’s 6.125% Cumulative Preferred Shares, Series A, 7.125% Cumulative Preferred Shares, Series B, 6.60% Cumulative Preferred Shares, Series C, 6.180% Cumulative Preferred Shares, Series D, 6.750% Cumulative Preferred Shares, Series E, 6.450% Cumulative Preferred Shares, Series F, 7.00% Cumulative Preferred Shares, Series G, 6.950% Cumulative Preferred Shares, Series H, 7.250% Cumulative Preferred Shares, Series I, 7.25% Cumulative Preferred Shares, Series J, 7.250% Cumulative Preferred Shares, Series K, 6.750% Cumulative Preferred Shares, Series L, 6.625% Cumulative Preferred Shares, Series M, 6.40% Cumulative Preferred Shares, Series NN, 7.500% Cumulative Preferred Shares, Series V, 6.500% Cumulative Preferred Shares, Series W, 6.450% Cumulative Preferred Shares, Series X, 6.850% Cumulative Preferred Shares, Series Y, 6.250% Cumulative Preferred Shares, Series Z (all of the foregoing, collectively the “Parity Preferred Shares”)), all dividends declared upon shares of this Series and any other series of Preferred Shares ranking on a parity therewith as to dividends shall be declared pro rata so that the amount of dividends declared per share on the shares of this Series and such other series of Preferred Shares shall in all cases bear to each other that same ratio that the accumulated dividends per share on the shares of this Series and such other series of Preferred Shares bear to each other. Except as provided in the preceding sentence, unless full cumulative dividends on the shares of this Series have been paid, or declared and a sum sufficient for payment thereof is set apart for payment, for all past Dividend Periods, no dividends (other than in the Trust’s common shares, par value $.10 per share (together with any other shares of beneficial interest of the Trust into which such shares shall be reclassified or changed (“Common Shares”)), or shares of beneficial interest ranking junior to the shares of this Series as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be made upon the Common Shares or on any other shares of beneficial interest of the Trust ranking junior to or on a parity with the shares of this Series as to dividends or upon liquidation. Unless full cumulative dividends on the shares of this Series have been paid, or declared and a sum sufficient for payment thereof is set apart for payment, for all past Dividend Periods, no Common Shares or any other shares of beneficial interest of the Trust ranking junior to or on a parity with the shares of this Series as to dividends or upon liquidation shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such shares of beneficial interest) by the Trust or any subsidiary, except by conversion into or exchange for shares of beneficial interest of the Trust ranking junior to the shares of this Series as to dividends and upon liquidation.

(b)    Liquidation.

In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Trust, the holders of the shares of this Series are entitled to receive out of the assets of the Trust available for distribution to shareholders, before any distribution of assets is made to holders of Common Shares or any other class or series of shares ranking junior to the shares of this Series upon liquidation, liquidating distributions in the amount of $[•] per share plus all accumulated and unpaid dividends (whether or not earned or declared) for the then current and all past Dividend Periods. If, upon any voluntary or involuntary liquidation, dissolution, or winding up of the Trust, the amounts payable with respect to the shares of this Series and any other shares of the Trust ranking as to any such distribution on a parity with the shares of this Series are not paid in full, the holders of shares of this Series and of such other shares (including the Parity Preferred Shares) will share ratably in any such distribution of assets of the Trust in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of this Series will not be entitled to any further participation in any distribution of assets by the Trust.

(1)    Written notice of any such liquidation, dissolution or winding up of the Trust, stating the payment date or dates when, and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the shares of this Series at the respective addresses of such holders as the same shall appear on the share transfer records of the Trust.

(2)    For purposes of liquidation rights, a reorganization, consolidation or merger of the Trust with or into any other entity or entities or a sale of all or substantially all of the assets of the Trust shall be deemed not to be a liquidation, dissolution or winding up of the Trust.

(c)    Redemption.

(1)    Except as provided in clause (9) below, the shares of this Series are not redeemable prior to [•]. On and after such date, the shares of this Series are redeemable at the option of the Trust, by resolution of the Board of Trustees, in whole or in part, from time to time upon not less than 30 nor more than 60 days’ notice, at a cash redemption price of $[•] per share plus all accumulated and unpaid dividends (whether or not earned or declared) to the date of redemption.

(2)    If fewer than all the outstanding shares of this Series are to be redeemed, the number of shares to be redeemed will be determined by the Board of Trustees, and such shares shall be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or by lot in a manner determined by the Board of Trustees.

(3)    Notwithstanding the foregoing, if any dividends, including any accumulation, on the shares of this Series are in arrears, no shares of this Series shall be redeemed unless all outstanding shares of this Series are simultaneously redeemed, and the Trust shall not purchase or otherwise acquire, directly or indirectly, any shares of this Series; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of this Series pursuant to a purchase or exchange offer provided such offer is made on the same terms to all holders of shares of this Series.

(4)    Immediately prior to any redemption of shares of this Series, the Trust shall pay, in cash, any accumulated and unpaid dividends through the redemption date, unless a redemption date falls after a dividend payment record date and prior to the corresponding dividend payment date, in which case each holder of shares of this Series at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before such dividend payment date. Except as expressly provided herein above, the Trust shall make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of this Series called for redemption.

(5)    Notice of redemption shall be given by publication in a newspaper of general circulation in the County of Los Angeles and the City of New York, such publication to be made once a week for two successive weeks, commencing not less than 30 nor more than 60 days prior to the date fixed for redemption thereof. A similar notice will be mailed by the Trust by first class mail, postage pre-paid, to each record holder of the shares of this Series to be redeemed, not less than 30 nor more than 60 days prior to such redemption date, to the respective addresses of such holders as the same shall appear on the share transfer records of the Trust. Each notice shall state: (i) the redemption date; (ii) the number of shares of this Series to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accumulate on such redemption date. If fewer than all the shares of this Series held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of this Series to be redeemed from such holder.

(6)    In order to facilitate the redemption of shares of this Series, the Board of Trustees may fix a record date for the determination of the shares to be redeemed, such record date to be not less than 30 nor more than 60 days prior to the date fixed for such redemption.

(7)    Notice having been given as provided above, from and after the date fixed for the redemption of shares of this Series by the Trust (unless the Trust shall fail to make available the money necessary to effect such redemption), the holders of shares selected for redemption shall cease to be shareholders with respect to such shares and shall have no interest in or claim against the Trust by virtue thereof and shall have no voting or other rights with respect to such shares, except the right to receive the moneys payable upon such redemption from the Trust, less any required tax withholding amount, without interest thereon, upon surrender (and endorsement or assignment of transfer, if required by the Trust and so stated in the notice) of their certificates, and the shares represented thereby shall no longer be deemed to be outstanding. If fewer than all the shares represented by a certificate are redeemed, a new certificate shall be issued, without cost to the holder thereof, representing the unredeemed shares. The Trust may, at its option, at any time after a notice of redemption has been given, deposit the redemption price for the shares of this Series designated for redemption and not yet redeemed, plus any accumulated and unpaid dividends thereon to the date fixed for redemption, with the transfer agent or agents for this Series, as a trust fund for the benefit of the holders of the shares of this Series designated for redemption, together with irrevocable instructions and authority to such transfer agent or agents that such funds be delivered upon redemption of such shares and to pay, on and after the date fixed for redemption or prior thereto, the redemption price of the shares to their respective holders upon the surrender of their share certificates. From and after the making of such deposit, the holders of the shares designated for redemption shall cease to be shareholders with respect to such shares and shall have no interest in or claim against the Trust by virtue thereof and shall have no voting or other rights with respect to such shares, except the right to receive from such trust fund the moneys payable upon such redemption, without interest thereon, upon surrender (and endorsement or assignment of transfer, if required by the Trust and so stated in the notice) of their certificates, and the shares represented thereby shall no longer be deemed to be outstanding. Any balance of such moneys remaining unclaimed at the end of the five-year period commencing on the date fixed for redemption shall be repaid to the Trust upon its request expressed in a resolution of its Board of Trustees.

(8)    Any shares of this Series that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Shares, without designation as to series until such shares are once more designated as part of a particular series by the Board of Trustees.

(9)    If the Board of Trustees shall, at any time and in good faith, be of the opinion that ownership of securities of the Trust has or may become concentrated to an extent that may prevent the Trust from qualifying as a real estate investment trust under the REIT Provisions of the Internal Revenue Code, then the Board of Trustees shall have the power, by lot or other means deemed equitable by them to prevent the transfer of and/or to call for redemption a number of shares of this Series sufficient, in the opinion of the Board of Trustees, to maintain or bring the direct or indirect ownership thereof into conformity with the requirements of such a real estate investment trust under the REIT Provisions of the Internal Revenue Code. The redemption price to be paid for shares of this Series so called for redemption, on the date fixed for redemption, shall be (i) the closing sale price on any national securities exchange or trading market on which the shares of this Series are listed, or (ii) the last quoted price as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or any other United States automated inter-dealer quotation system, on the last business day prior to the redemption date, or if the shares of this Series so called for redemption are not listed on any such exchange, trading market or quotation system, at $[•] per share of this Series (subject to adjustment in the case of share splits, combinations, share dividends and similar transactions); provided that if interests in shares of this Series are represented by depositary shares, then the redemption price shall be determined in accordance with the foregoing, but with respect to one depositary share, multiplied by the number of depositary shares that together represent an interest in one share of this Series. From and after the date fixed for redemption by the Board of Trustees, the holder of any shares of this Series so called for redemption shall cease to be entitled to any distributions, voting rights and other benefits with respect to such shares of this Series, other than the right to payment of the redemption price determined as aforesaid. “REIT Provisions of the Internal Revenue Code” shall mean Sections 856 through 860 of the Internal Revenue Code of 1986, as amended. In order to exercise the redemption option set forth in this clause (9), with respect to the shares of this Series, the Trust shall give notice of redemption by publication in a newspaper of general circulation in the County of Los Angeles and the City of New York, such publication to be made once a week for two successive weeks, commencing not less than 30 nor more than 60 days prior to the date fixed for redemption. A similar notice will be mailed by the Trust by first class mail, postage pre-paid, to each record holder of the shares of this Series to be redeemed, not less than 30 nor more than 60 days prior to such redemption date, to the respective addresses of such holders as the same shall appear on the share transfer records of the Trust. Each notice shall state: (i) the redemption date; (ii) the number of shares of this Series to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accumulate on such redemption date. If fewer than all the shares of this Series held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of this Series to be redeemed from such holder.

(d)    Voting Rights. The shares of this Series shall not have any voting powers either general or special, except as required by law and except that:

(1)    If the Trust shall fail to pay full cumulative dividends on the shares of this Series or any other of its Preferred Shares for six quarterly dividend payment periods, whether or not consecutive (a “Dividend Default”), the holders of all outstanding Preferred Shares, voting as a single class without regard to series, will be entitled to elect two Trustees until full cumulative dividends for all past dividend payment periods on all Preferred Shares have been paid or declared and funds therefor set apart for payment. Such right to vote separately as a class to elect Trustees shall, when vested, be subject, always, to the same provisions for the vesting of such right to elect Trustees separately as a class in the case of future Dividend Defaults. At any time when such right to elect Trustees separately as a class shall have so vested, the Trust may, and upon the written request of the holders of record of not less than 20% of the total number of Preferred Shares of the Trust then outstanding shall, call a special meeting of shareholders for the election of Trustees. In the case of such a written request, such special meeting shall be held within 90 days after the delivery of such request and, in either case, at the place and upon the notice provided by law and in the Bylaws of the Trust, provided that the Trust shall not be required to call such a special meeting if such request is received less than 120 days before the date fixed for the next ensuing Annual Meeting of Shareholders of the Trust and the holders of all classes of outstanding Preferred Shares are afforded the opportunity to elect such Trustees (or fill any vacancy) at such Annual Meeting of Shareholders. Trustees elected as aforesaid shall serve until the next Annual Meeting of Shareholders of the Trust or until their respective successors shall be elected and qualified. If, prior to the end of the term of any Trustee elected as aforesaid, a vacancy in the office of such Trustee shall occur during the continuance of a Dividend Default by reason of death, resignation, or disability, such vacancy shall be filled for the unexpired term by the appointment of a new Trustee for the unexpired term of such former Trustee, such appointment to be made by the remaining Trustee elected as aforesaid.

(2)    The affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of this Series, voting separately as a class, will be required for any amendment to the Declaration of Trust that will adversely alter or change the powers, preferences, privileges or rights of the shares of this Series, except as set forth below. The affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of this Series and any other series of Preferred Shares ranking on a parity with this Series as to dividends and upon liquidation (including the Parity Preferred Shares), voting as a single class without regard to series, will be required to issue, authorize or increase the authorized amount of any class or series of shares ranking prior to this Series as to dividends or upon liquidation or to issue or authorize any obligation or security convertible into or evidencing a right to purchase any such security, but the Declaration of Trust may be amended to increase the number of authorized Preferred Shares ranking on a parity with or junior to this Series or to create another class of Preferred Shares ranking on a parity with or junior to this Series without the vote of the holders of outstanding shares of this Series.

(e)    Conversion. The shares of this Series are not convertible into shares of any other class or series of the shares of beneficial interest of this Trust.

[Signature page follows]

IN WITNESS WHEREOF, the Trust has caused these Articles Supplementary to be signed in its name and on its behalf by its [•] and attested to by its Secretary as of             , 2007.

ATTEST:	PUBLIC STORAGE, a Maryland real estate investment trust

By:
Secretary	Name:
Title:

THE UNDERSIGNED, the [•] of Public Storage, who executed on behalf of the Trust the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Trust the foregoing Articles Supplementary to be the duly authorized act of said Trust and hereby certifies to the best of his knowledge, information and belief that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

Name: Title:

Appendix D

PUBLIC STORAGE

BYLAWS

The following constitutes the Bylaws of Public Storage, a Maryland real estate investment trust (the “Trust”):

ARTICLE I

DEFINITIONS AND USAGE

Section 1. DEFINITIONS. For the purpose of these bylaws:

(a) “bylaws” shall mean these bylaws as amended, restated or modified from time to time. References in these bylaws to “hereof”, “herein” and “hereunder” shall be deemed to refer to these bylaws and shall not be limited to the particular article or section in which such words appear.

(b) “electronic transmission by the Trust” shall mean a communication (i) delivered by (A) facsimile telecommunication or electronic mail when directed to the facsimile number or electronic mail address, respectively, for that recipient on record with the Trust, (B) posting on an electronic message board or network which the Trust has designated for those communications, together with a separate notice to the recipient of the posting, which transmission shall be validly delivered upon the later of the posting or delivery of the separate notice thereof, or (C) other means of electronic communication, (ii) to a recipient who has provided an unrevoked consent to the use of those means of transmission for communications, and (iii) that creates a record that is capable of retention, retrieval, and review, and that may thereafter be rendered into clearly legible tangible form. The transmission must also satisfy the requirements applicable to consumer consent to electronic records set forth in the Electronic Signatures in Global and National Commerce Act.

(c) “electronic transmission to the Trust” shall mean a communication (i) delivered by (A) facsimile telecommunication or electronic mail when directed to the facsimile number or electronic mail address, respectively, which the Trust has provided from time to time to shareholders and directors for sending communications to the Trust, (B) posting on an electronic message board or network which the Trust has designated for those communications, and which transmission shall be validly delivered upon the posting, or (C) other means of electronic communication, (ii) as to which the Trust has placed in effect reasonable measures to verify that the sender is the shareholder (in person or by proxy) or director purporting to send the transmission, and (iii) that creates a record that is capable of retention, retrieval, and review, and that may thereafter be rendered into clearly legible tangible form.

Section 2. USAGE. Whenever a term is defined in these bylaws in the singular, the plural of such term may also be used in these bylaws as a defined term and, similarly, whenever a term is defined in the plural, the singular of such term may also be used as a defined term hereunder. Whenever the masculine gender is used in these bylaws, the feminine and the neuter may also be used hereunder.

ARTICLE II

OFFICES

Section 1. PRINCIPAL OFFICE. The principal office of the Trust shall be located at such place or places as the board of trustees of the Trust (the “Board of Trustees”) may designate.

Section 2. ADDITIONAL OFFICES. The Trust may have additional offices at such places as the Board of Trustees may from time to time determine or the business of the Trust may require.

ARTICLE III

MEETINGS OF SHAREHOLDERS

Section 1. PLACE. All meetings of shareholders shall be held at the principal office of the Trust or at such other place within the United States as shall be set by the Board of Trustees and stated in the notice of the meeting. If authorized by the Board of Trustees, and subject to applicable provisions of Maryland law and any guidelines and procedures that the Board of Trustees may adopt, shareholders not physically present in person or by proxy at a meeting of shareholders may, by electronic transmission by and to the Trust or by electronic video screen communication, participate in a meeting of shareholders, be deemed present in person or by proxy, and vote at a meeting of shareholders whether that meeting is to be held at a designated place or in whole or in part by means of electronic transmission by and to the Trust or by electronic video screen communication.

Section 2. ANNUAL MEETING. An annual meeting of the shareholders for the election of trustees (the “Trustees”) and the transaction of any business within the powers of the Trust shall be held each year on a date and at a time designated by the Board of Trustees, beginning with the year 2008. The date so designated shall be after delivery of the annual report and within fifteen (15) months after the last annual meeting. Failure to hold an annual meeting does not invalidate the Trust’s existence or affect any otherwise valid acts of the Trust.

Section 3. SPECIAL MEETINGS. A special meeting of the shareholders may be called at any time by the Board of Trustees, or by the chairman of the board, or by the president, or by one or more shareholders holding shares in the aggregate entitled to cast not less than a majority of the votes at that meeting.

If a special meeting is called by any person or persons other than the Board of Trustees, the chairman of the board or the president, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by electronic transmission to the chairman of the board, the president, any vice president, or the secretary of the Trust. The officer receiving the request shall cause notice to be promptly given to the shareholders entitled to vote, in accordance with the provisions of Sections 4 and 5 of this Article III. Nothing contained in this paragraph of this Section 3 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the Board of Trustees may be held.

The Board of Trustees shall have the sole power to fix the record date for determining shareholders entitled to request a special meeting of shareholders and the date, time and place of the special meeting.

Section 4. ANNUAL OR SPECIAL MEETING BY ELECTRONIC COMMUNICATION. Subject to applicable provisions of Maryland law, a meeting of the shareholders may be conducted, in whole or in part, by electronic transmission by and to the Trust or by electronic video screen communication (a) if the Trust implements reasonable measures to provide shareholders (in person or by proxy) a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting concurrently with those proceedings, and (b) if any shareholder votes or takes other action at the meeting by means of electronic transmission to the Trust or electronic video screen communication, a record of that vote or action is maintained by the Trust. Any request by the Trust to a shareholder for consent to conduct a meeting of shareholders by electronic transmission by and to the Trust, shall include a notice that, absent consent of the shareholder, the meeting shall be held at a physical location in accordance with Section 1 of this Article III.

Section 5. NOTICE. Not less than ten nor more than 90 days before each meeting of shareholders, the secretary shall give to each shareholder entitled to vote at such meeting and to each shareholder not entitled to vote who is entitled to notice of the meeting written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, either by mail, by presenting it to such shareholder personally, by leaving it at his or her residence or usual place of business, or by transmitting it to such shareholder by electronic mail to any electronic mail address of such shareholder or through any other electronic transmission by the Trust. Such notice shall be deemed to be given (a) if mailed, when deposited in the United States mail addressed to the shareholder at his or her post office address as it appears on the records of the Trust, with postage thereon prepaid, or (b) when sent by electronic transmission by the Trust or sent by other means of written communication.

Notice given by electronic transmission by the Trust shall be valid only if it complies with the procedures set forth in Section 1(b) of Article I and as long as neither of the following has occurred: (a) the Trust is unable to deliver two consecutive notices to the shareholder by that means, or (b) the inability to so deliver the notices to the shareholder becomes known to the secretary, any assistant secretary, the transfer agent or other person responsible for the giving of the notice.

An affidavit of the mailing or electronic transmission by the Trust or other means of giving any notice of any shareholders’ meeting shall be executed by the secretary, assistant secretary or any transfer agent of the Trust giving the notice, and shall be filed and maintained in the minute book of the Trust.

Section 6. SCOPE OF NOTICE. Any business of the Trust may be transacted at an annual meeting of shareholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of shareholders except as specifically designated in the notice.

Section 7. ORGANIZATION AND CONDUCT. At every meeting of the shareholders, the chairman of the board, if there be one, shall conduct the meeting or, in the case of vacancy in office or absence of the chairman of the board, one of the following officers present shall conduct the meeting in the order stated: the vice chairman of the board, if there be one, the president, the vice presidents in their order of rank and seniority, or a chairman chosen by the shareholders entitled to cast a majority of the votes which all shareholders present in person or by proxy are entitled to cast, shall act as chairman, and the secretary, or, in his or her absence, an assistant secretary, or in the absence of both the secretary and assistant secretaries, a person appointed by the chairman shall act as secretary.

The order of business and all other matters of procedure at any meeting of shareholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to shareholders of record of the Trust, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to shareholders of record of the Trust entitled to vote on such matter, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) maintaining order and security at the meeting; (f) removing any shareholder or any other person who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; and (g) recessing or adjourning the meeting to a later date and time and place announced at the meeting. Unless otherwise determined by the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 8. QUORUM. At any meeting of shareholders, the presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; but this section shall not affect any requirement under any statute or the Declaration of Trust, as amended, restated or supplemented from time to time (the “Declaration of Trust”) for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the shareholders, the shareholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without a new record date and without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 9. VOTING. A plurality of all the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to elect a Trustee. Each share may be voted for as many individuals as there are Trustees to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless a higher vote is required herein or by statute or by the Declaration of Trust. Unless otherwise provided in the Declaration of Trust, each outstanding share entitled to vote, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

Section 10. PROXIES. A shareholder may cast the votes entitled to be cast by the shares owned of record by him or her either in person or by proxy by the shareholder or by his or her duly authorized agent or attorney-in-fact by a written authorization signed or an electronic transmission to the Trust or in any other manner permitted by law. Such proxy shall be filed with the secretary of the Trust before or at the time of the meeting. A proxy shall be deemed signed if the shareholder’s name or other authorization is placed on the proxy (whether by manual signature, typewriting, transmission or otherwise in accordance with Maryland law) by the shareholder or the shareholder’s attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (a) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the Trust stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (b) written notice of the death or incapacity of the maker of that proxy is received by the Trust before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy unless otherwise provided in the proxy.

Section 11. VOTING OF SHARES BY CERTAIN HOLDERS. Shares of the Trust registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the governing board of such corporation or other entity or agreement of the partners of the partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such shares. Any trustee or other fiduciary may vote shares registered in his or her name as such fiduciary, either in person or by proxy.

Shares of the Trust directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

The Board of Trustees may adopt by resolution a procedure by which a shareholder may certify in writing to the Trust that any shares registered in the name of the shareholder are held for the account of a specified person other than the shareholder. The resolution shall set forth the class of shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the share transfer books, the time after the record date or closing of the share transfer books within which the certification must be received by the Trust; and any other provisions with respect to the procedure which the Board of Trustees considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the shareholder of record of the specified shares in place of the shareholder who makes the certification.

Section 12. INSPECTORS. At any meeting of shareholders, the chairman of the meeting may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Trustees in advance of the meeting or at the meeting by the chairman of the meeting.

Each report of an inspector shall be in writing and signed by him or her or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 13. ADVANCE NOTICE OF SHAREHOLDER NOMINEES FOR TRUSTEE AND OTHER PROPOSALS BY SHAREHOLDERS.

(a) Annual Meetings of Shareholders.

(1) At an annual meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of annual meeting (or any supplement thereto) given by or at the direction of the Board of Trustees, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Trustees, or (iii) otherwise properly brought before the annual meeting by a shareholder who is a shareholder of record at the time such notice is delivered to the Trust and who is a shareholder at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 13(a).

(2) For nominations for election to the Board of Trustees (other than a person nominated by or at the election of the Board of Trustees) or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph (a)(1) of this Section 13, the shareholder must have given timely and proper notice thereof in writing to the secretary of the Trust and such other business must otherwise be a proper matter for action by shareholders. To be timely, a shareholder’s notice must be delivered to or mailed and received by the secretary at the principal executive office of the Trust by not later than the close of business on the 90th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting nor earlier than the close of business on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the mailing of the notice for the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the mailing of the notice for the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the 10th day following the day on which public announcement of the date of mailing of the notice for such meeting is first made by the Trust. In no event shall the public announcement of a postponement of an annual meeting to a later date or time commence a new time period for the giving of a shareholder’s notice as described above. Such shareholder’s notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a trustee (A) the name, age, business address and residence address of such person, (B) the class and number of shares of beneficial interest of the Trust that are beneficially owned or owned of record by such person and (C) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of Trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a trustee if elected); (ii) as to any other business that the shareholder proposes to bring before the meeting, a description in reasonable detail of the business desired to be brought before the meeting (including the text of any resolutions proposed for consideration), the reasons for conducting such business at the meeting and any material interest in such business of such shareholder (including any anticipated benefit to the shareholder therefrom) and of each beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and each beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such shareholder, as they appear on the Trust’s share ledger and current name and address, if different, of such beneficial owner, and (y) the class and number of shares of each class of beneficial interest of the Trust which are owned beneficially and of record by such shareholder and owned beneficially by such beneficial owner.

(3) Notwithstanding anything in this subsection(a) of this Section 13 to the contrary, in the event that the number of Trustees to be elected to the Board of Trustees is increased and there is no public announcement by the Trust of such action or specifying the size of the increased Board of Trustees at least 100 days prior to the first anniversary of the date of mailing of the notice of the preceding year’s annual meeting, a shareholder’s notice required by this Section 13(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to the secretary at the principal executive offices of the Trust not later than the close of business on the 10th day immediately following the day on which such public announcement is first made by the Trust.

(4) The foregoing requirements in this Section 13 for proposals for other business to be conducted at an annual meeting shall be deemed satisfied by a shareholder if the shareholder has notified the Trust of his intention to present a proposal at an annual meeting in compliance with the applicable rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, and such shareholder’s proposal has been included in a proxy statement that has been prepared by the Trust to solicit proxies for such annual meeting.

(5) For the purposes of this Section 13, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Trust with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15 of the Securities Exchange Act of 1934, as amended.

(b) General.

(1) Upon written request by the secretary or the Board of Trustees or any committee thereof, any shareholder proposing a nominee for election as a Trustee or any proposal for other business at a meeting of shareholders shall provide, within five business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory to the secretary or the Board of Trustees or any committee thereof, in his, her or its sole discretion, of the accuracy of any information submitted by the shareholder pursuant to this Section 13. If a shareholder fails to provide such written verification within such period, the secretary or the Board of Trustees or any committee thereof may treat the information as to which written verification was requested as not having been provided in accordance with the procedures set forth in this Section 13.

(2) Only such persons who are nominated in accordance with the procedures set forth in this Section 13 shall be eligible to serve as Trustees, and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 13. The chairman of the meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 13 and, if any proposed nomination or other business is not in compliance with this Section 13, to declare that such defective nomination or proposal be disregarded.

(3) For purposes of this Section 13, (a) the “date of mailing of the notice” shall mean the date of the proxy statement for the solicitation of proxies for election of Trustees and (b) “public announcement” shall mean disclosure (i) in a press release either transmitted to the principal securities exchange on which the Trust’s common shares are traded or reported by a recognized news service or (ii) in a document publicly filed by the Trust with the United States Securities and Exchange Commission.

(4) Notwithstanding the foregoing provisions of this Section 13, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 13. Nothing in this Section 13 shall be deemed to affect any right of a shareholder to request inclusion of a proposal in, nor the right of the Trust to omit a proposal from, the Trust’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

Section 14. SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by each shareholder entitled to vote on the matter and any other shareholder entitled to notice of a meeting of shareholders (but not to vote thereat) has waived in writing any right to dissent from such action, and such consent and waiver are filed with the minutes of proceedings of the shareholders.

Section 15. VOTING BY BALLOT. Voting on any question or in any election may be by voice unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

Section 16. CONTROL SHARE ACQUISITION ACT. The Trust elects not to be bound by Subtitle 7 of Title 3 of the Corporations and Associations Article of the Annotated Code of Maryland.

ARTICLE IV

TRUSTEES

Section 1. GENERAL POWERS; QUALIFICATIONS; TRUSTEES HOLDING OVER. The business and affairs of the Trust shall be managed under the direction of its Board of Trustees. A Trustee shall be an individual at least 21 years of age who is not under legal disability. In case of failure to elect Trustees at an annual meeting of the shareholders, the Trustees holding over shall continue to direct the management of the business and affairs of the Trust until their successors are elected and qualified.

Section 2. NUMBER AND INDEPENDENCE. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Trustees may establish, increase or decrease the number of Trustees, subject to any limitations in the Declaration of Trust. At least a majority of the Board of Trustees shall be trustees whom the board has determined are “independent” under the standards established by the Board of Trustees and in accordance with the then applicable requirements of the New York Stock Exchange.

Section 3. ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Trustees shall be held immediately after and at the same place as the annual meeting of shareholders, no notice other than this Bylaw being necessary. The Board of Trustees may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Board of Trustees without other notice than such resolution.

Section 4. SPECIAL MEETINGS. Special meetings of the Board of Trustees may be called by or at the request of the chairman of the board, the chief executive officer or the president or by a majority of the Trustees then in office. The person or persons authorized to call special meetings of the Board of Trustees may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Board of Trustees called by them.

Section 5. NOTICE. Notice of any special meeting shall be given by written notice delivered personally, by electronic transmission by the Trust, mailed or couriered to each Trustee at his or her business or residence address. Personally delivered or telegraphed notices shall be given at least two days prior to the meeting. Notice by mail shall be given at least five days prior to the meeting. Notice by telephone or electronic transmission by the Trust shall be given at least 24 hours prior to the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. If given by telegram, such notice shall be deemed to be given when the telegram is delivered to the telegraph company. Telephone notice shall be deemed given when the Trustee is personally given such notice in a telephone call to which he or she is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Trust by the Trustee. Facsimile-transmission notice shall be deemed given upon completion of the transmission of the message to the number given to the Trust by the Trustee and receipt of a completed answer-back indicating receipt. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Trustees need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 6. QUORUM. A majority of the Board of Trustees shall constitute a quorum for transaction of business at any meeting of the Board of Trustees, provided that, if less than a majority of such Trustees are present at said meeting, a majority of the Trustees present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to the Declaration of Trust or these Bylaws, the vote of a majority of a particular group of Trustees is required for action, a quorum must also include a majority of such group.

The Trustees present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough Trustees to leave less than a quorum.

Section 7. VOTING. The action of the majority of the Trustees present at a meeting at which a quorum is present shall be the action of the Board of Trustees, unless the concurrence of a greater proportion is required for such action by applicable statute.

Section 8. TELEPHONE MEETINGS. Trustees may participate in a meeting by means of a conference telephone, by electronic video screen communication or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 9. WAIVER OF NOTICE. The business transacted at any meeting of the board of directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present or who though present has prior to the meeting or at its commencement protested the lack of proper notice to him, signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 10. ACTION BY TRUSTEES WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Trustees may be taken without a meeting, if a consent in writing to such action is signed or submitted by electronic transmission to the Trust by each Trustee and such written consent is filed with the minutes of proceedings of the Board of Trustees.

Section 11. ORGANIZATION. At each meeting of the Board of Trustees, the chairman of the Board of Trustees or, in the absence of the chairman, the vice chairman, if any, of the Board of Trustees, if any, shall act as chairman. In the absence of both the chairman and vice chairman of the Board of Trustees, the chief executive officer or in the absence of the chief executive officer, the president or in the absence of the president, a director chosen by a majority of the Trustees present, shall act as chairman. The secretary or, in his or her absence, an assistant secretary of the Trust, or in the absence of the secretary and all assistant secretaries, a person appointed by the chairman, shall act as secretary of the meeting.

Section 12. VACANCIES. If for any reason any or all the Trustees cease to be Trustees, such event shall not terminate the Trust, or affect these Bylaws or the powers of the remaining Trustees hereunder (even if fewer than a quorum of Trustees remain). Any vacancy (including a vacancy created by an increase in the number of

Trustees) shall be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the Trustees, even if the remaining Trustees do not constitute a quorum. Any individual so elected as Trustee shall hold office for the unexpired term of the Trustee he or she is replacing and until a successor is elected and qualified.

Section 13. COMPENSATION. Trustees shall not receive any stated salary for their services as Trustees but, by resolution of the Board of Trustees or a duly authorized committee thereof, may receive compensation per year and/or per meeting and for any service or activity they performed or engaged in as Trustees. Trustees may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Trustees or of any committee thereof; and for their expenses, if any, in connection with any service or activity performed or engaged in as Trustees; but nothing herein contained shall be construed to preclude any Trustees from serving the Trust in any other capacity and receiving compensation therefor.

Section 14. REMOVAL OF TRUSTEES. The shareholders may remove any Trustee in the manner provided in the Declaration of Trust.

Section 15. RELIANCE. Each Trustee, officer, employee and agent of the Trust shall, in the performance of his or her duties with respect to the Trust, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel or upon reports made to the Trust by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Trustees or officers of the Trust, regardless of whether such counsel or expert may also be a Trustee.

Section 16. INTERESTED TRUSTEE TRANSACTIONS. Section 2-419 of the Maryland General Corporation Law (the “MGCL”) shall be available for and apply to any contract or other transaction between the Trust and any of its Trustees or between the Trust and any other trust, corporation, firm or other entity in which any of its Trustees is a trustee or director or has a material financial interest.

ARTICLE V

COMMITTEES

Section 1. NUMBER, TENURE AND QUALIFICATIONS. The Board of Trustees may appoint from among its members an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and other committees, composed of one or more Trustees, to serve at the pleasure of the Board of Trustees.

Section 2. POWERS. The Board of Trustees may delegate to committees appointed under Section 1 of this Article any of the powers of the Trustees, except as prohibited by law.

Section 3. MEETINGS. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another Trustee to act in the place of such absent member provided that such Trustee meets the requirements of such committee. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Trustees. Each committee shall keep minutes of its proceedings and shall report the same to the Board of Trustees at the next succeeding meeting, and any action by the committee shall be subject to revision and alteration by the Board of Trustees, provided that no rights of third persons shall be affected by any such revision or alteration.

Section 4. QUORUM. A majority of the members of any committee shall constitute a quorum for the transaction of business at a committee meeting, and the act of a majority present shall be the act of such committee. The Board of Trustees, or the members of a committee to which such power has been duly delegated by the Board of Trustees, may designate a chairman of any committee, and such chairman or any two members of any committee may fix the time and place of its meetings unless the Board of Trustees shall otherwise provide.

Section 5. TELEPHONE MEETINGS. Members of a committee of the Board of Trustees may participate in a meeting by means of a conference telephone, electronic video screen communication or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 6. INFORMAL ACTION BY COMMITTEES. Any action required or permitted to be taken at any meeting of a committee of the Board of Trustees may be taken without a meeting, if a consent in writing to such action is signed or submitted by electronic transmission to the Trust by each member of the committee and such written consent is filed with the minutes of proceedings of such committee.

Section 7. VACANCIES, REMOVAL AND DISSOLUTION. Subject to the provisions hereof, the Board of Trustees shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.

ARTICLE VI

OFFICERS

Section 1. GENERAL PROVISIONS. The officers of the Trust shall include a president, a secretary and a chief financial officer. The Trust may also have, at the discretion of the Board of Trustees, a chairman of the board, one or more vice presidents, a treasurer, one or more assistant secretaries, one or more assistant treasurers and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article VI. If there is a treasurer, he shall be the chief financial officer unless some other person is so appointed by the board of directors. Any number of offices may be held by the same person. The officers of the Trust shall be elected annually by the Board of Trustees at the first meeting of the Board of Trustees held after each annual meeting of shareholders, except that the chief executive officer or the president may appoint one or more vice presidents. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his or her successor is elected and qualified or until his or her death, resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person. In their discretion, the Trustees may leave unfilled any office. Election of an officer or agent shall not of itself create contract rights between the Trust and such officer or agent.

Section 2. REMOVAL AND RESIGNATION. Any officer or agent of the Trust may be removed by the Board of Trustees if in its judgment the best interests of the Trust would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Trust may resign at any time by giving written notice of his or her resignation to the Trustees, the chairman of the board, the president or the secretary. Any resignation shall take effect at any time subsequent to the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Trust.

Section 3. SUBORDINATE OFFICERS. The Board of Trustees may appoint, and may empower the chairman of the board or president to appoint, such other officers as the business of the Trust may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the bylaws or as the Board of Trustees may from time to time determine.

Section 4. VACANCIES. A vacancy in any office may be filled by the Board of Trustees for the balance of the term.

Section 5. CHAIRMAN OF THE BOARD. The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the Board of Trustees and meetings of the shareholders and shall exercise such other powers and perform such other duties as may be from time to time assigned to him by the Board of Trustees or prescribed by the bylaws. If there is no president, the chairman of the board shall in addition be the chief executive officer of the Trust and shall have the powers and duties prescribed in Section 7 of this Article VI. The chief executive officer of the Trust shall be such officer of the trust as may be determined by the Board of Trustees.

Section 6. CHIEF EXECUTIVE OFFICER. The Board of Trustees may designate a chief executive officer. The chief executive officer shall have responsibility for implementation of the policies of the Trust, as determined by the Board of Trustees, and for the administration of the business affairs of the Trust. In the absence of the chairman of the board, the chief executive officer shall preside over the meetings of the Board of Trustees and of the shareholders at which he or she shall be present.

Section 7. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board of Trustees to the chairman of the board, if there be such an officer, the president shall, subject to the control of the Board of Trustees, have the powers of general supervision, direction and control of the business and the officers of the Trust. In the absence of the chairman of the board, or if there be none, he shall preside at all meetings of the shareholders and at all meetings of the Board of Trustees. He shall have the general powers and duties of management usually vested in the office of president of a Trust and shall have such other powers and duties as may be prescribed by the Board of Trustees or the bylaws. The chief executive officer of the Trust shall be such officer of the trust as may be determined by the Board of Trustees.

Section 8. VICE PRESIDENTS. In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the Board of Trustees or, if not ranked, a vice president designated by the Board of Trustees, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Trustees or the bylaws and the president or the chairman of the board, if any.

Section 9. SECRETARY. The secretary shall keep or cause to be kept, at the principal executive office or such other place as the Board of Trustees may direct, a book of minutes of all meetings and actions of Trustees, committees of Trustees and shareholders, with the time and place of holding, whether regular or special and, if special, how authorized, the notice given, the names of those present at Trustees’ meetings or committee meetings, the number of shares present or represented at shareholders’ meetings and the proceedings. The secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Trust’s transfer agent or registrar, as determined by resolution of the Board of Trustees, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation. The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Trustees required by the bylaws or by law to be given, and he shall keep the seal of the Trust if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Trustees or by the bylaws.

Section 10. CHIEF FINANCIAL OFFICER. The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Trust, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any Trustee. The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the Trust with such depositaries as may be designated by the Board of Trustees. He shall disburse the funds of the Trust as may be ordered by the Board of Trustees, shall render to the president and Trustees, whenever they request it, an account of all of his transactions as chief financial officer and of the financial condition of the Trust, and shall have other powers and perform such other duties as may be prescribed by the Board of Trustees or the bylaws.

Section 11. SALARIES. The salaries and other compensation of the officers shall be fixed from time to time by the Board of Trustees, the chief executive officer or the president and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he or she is also a Trustee.

ARTICLE VII

CONTRACTS, CHECKS AND DEPOSITS

Section 1. CONTRACTS. The Board of Trustees may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Trust and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document executed by one or more of the Trustees or by an authorized person shall be valid and binding upon the Board of Trustees and upon the Trust.

Section 2. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Trust shall be signed by such officer or agent of the Trust in such manner as shall from time to time be determined by the Board of Trustees.

Section 3. DEPOSITS. All funds of the Trust not otherwise employed shall be deposited from time to time to the credit of the Trust in such banks, trust companies or other depositories as the Board of Trustees may designate.

ARTICLE VIII

SHARES

Section 1. CERTIFICATES. Unless the Board of Trustees of the Trust authorizes the issue of some or all of the shares of any or all of its classes or series without certificates, each shareholder shall be entitled to a certificate or certificates which shall evidence and certify the number of shares of each class of beneficial interests held by him or her in the Trust. Each certificate shall be signed by the chief executive officer, the president or a vice president and countersigned by the secretary or an assistant secretary or the treasurer or an assistant treasurer and may be sealed with the seal, if any, of the Trust. The signatures may be either manual or facsimile. Certificates shall be consecutively numbered; and if the Trust shall, from time to time, issue several classes of shares, each class may have its own number series. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. Each certificate representing shares which are restricted as to their transferability or voting powers, which are preferred or limited as to their dividends or as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the Trust, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. In lieu of such statement or summary, the Trust may set forth upon the face or back of the certificate a statement that the Trust will furnish to any shareholder, upon request and without charge, a full statement of such information. At the time of issue or transfer of shares without certificates, the Trust shall send the shareholder a written statement of the information required on certificates by Section 8-203 of Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland.

Section 2. TRANSFERS. Certificates shall be treated as negotiable and title thereto and to the shares they represent shall be transferred by delivery thereof to the same extent as those of a Maryland stock corporation. Upon surrender to the Trust or the transfer agent of the Trust of a share certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Trust shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

The Trust shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

Notwithstanding the foregoing, transfers of shares of beneficial interest of the Trust will be subject in all respects to the Declaration of Trust and all of the terms and conditions contained therein.

Section 3. REPLACEMENT CERTIFICATE. Any officer designated by the Board of Trustees may direct a new certificate to be issued in place of any certificate previously issued by the Trust alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, an officer designated by the Board of Trustees may, in his or her discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner’s legal representative to advertise the same in such manner as he or she shall require and/or to give bond, with sufficient surety, to the Trust to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

Section 4. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. The Board of Trustees may set, in advance, a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or determining shareholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of shareholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of shareholders not less than ten days, before the date on which the meeting or particular action requiring such determination of shareholders of record is to be held or taken.

In lieu of fixing a record date, the Board of Trustees may provide that the share transfer books shall be closed for a stated period but not longer than 20 days. If the share transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days before the date of such meeting.

If no record date is fixed and the share transfer books are not closed for the determination of shareholders, (a) the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meting, whichever is the closer date to the meeting; and (b) the record date for the determination of shareholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Board of Trustees, declaring the dividend or allotment of rights, is adopted.

When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (ii) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.

Section 5. SHARE LEDGER. The Trust shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each shareholder and the number of shares of each class held by such shareholder.

Section 6. FRACTIONAL SHARES; ISSUANCE OF UNITS. The Board of Trustees may issue fractional shares or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the Declaration of Trust or these Bylaws, the Board of Trustees may issue units consisting of different securities of the Trust. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Trust, except that the Board of Trustees may provide that for a specified period securities of the Trust issued in such unit may be transferred to the books of the Trust only in such unit.

ARTICLE IX

ACCOUNTING YEAR

The Board of Trustees shall have the power, from time to time, to fix the fiscal year of the Trust by a duly adopted resolution.

ARTICLE X

DISTRIBUTIONS

Section 1. AUTHORIZATION. Dividends and other distributions upon the shares of beneficial interest of the Trust may be authorized and declared by the Board of Trustees, subject to the provisions of law and the Declaration of Trust. Dividends and other distributions may be paid in cash, property or shares of the Trust, subject to the provisions of law and the Declaration of Trust.

Section 2. CONTINGENCIES. Before payment of any dividends or other distributions, there may be set aside out of any funds of the Trust available for dividends or other distributions such sum or sums as the Board of Trustees may from time to time, in their absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Trust or for such other purpose as the Board of Trustees shall determine to be in the best interest of the Trust, and the Board of Trustees may modify or abolish any such reserve in the manner in which it was created.

ARTICLE XI

SEAL

Section 1. SEAL. The Board of Trustees may authorize the adoption of a seal by the Trust. The seal shall have inscribed thereon the name of the Trust and the year of its formation. The Trustees may authorize one or more duplicate seals and provide for the custody thereof.

Section 2. AFFIXING SEAL. Whenever the Trust is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Trust.

ARTICLE XII

INDEMNIFICATION AND ADVANCE OF EXPENSES

To the maximum extent permitted by Maryland law in effect from time to time, the Trust shall indemnify (a) any Trustee or officer (including among the foregoing, for all purposes of this Article XII and without limitation, any individual who, while a Trustee or officer and at the express request of the Trust, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, shareholder, partner or trustee of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) who has been successful, on the merits or otherwise, in the defense of a proceeding to which he or she was made a party by reason of service in such capacity, against reasonable expenses incurred by him or her in connection with the proceeding, and (b) any Trustee or officer or any former Trustee or officer against any claim or liability to which he or she may become subject by reason of such status unless it is established that (i) his or her act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he or she actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he or she had reasonable cause to believe that his or her act or omission was unlawful. In addition, the Trust shall pay or reimburse, as incurred, in advance of final disposition of a proceeding, reasonable expenses incurred by a Trustee or officer or former Trustee or officer made a party to a proceeding by reason of such status, provided that the Trust shall have received (i) a written affirmation by the Trustee or officer of his or her good faith belief that he or she has met the applicable standard of conduct necessary for indemnification by the Trust as authorized by these Bylaws and (ii) a written undertaking by or on his or her behalf to repay the amount paid or reimbursed by the Trust if it shall ultimately be determined that the applicable standard of conduct was not met. The Trust may, with the approval of its Board of Trustees, provide such indemnification or payment or reimbursement of expenses to any Trustee, officer or shareholder or any former Trustee, officer or shareholder who served a predecessor of the Trust and to any employee or agent of the Trust or a predecessor of the Trust.

Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Declaration of Trust or these Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of this Article with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

Any indemnification or payment or reimbursement of the expenses permitted by these Bylaws shall be furnished in accordance with the procedures provided for indemnification or payment or reimbursement of expenses, as the case may be, under Section 2-418 of the MGCL for directors of Maryland corporations. The Trust may provide to Trustees, officers, employees, agents and shareholders such other and further indemnification or payment or reimbursement of expenses, as the case may be, to the fullest extent permitted by the MGCL, as in effect from time to time, for directors of Maryland corporations.

ARTICLE XIII

WAIVER OF NOTICE

Whenever any notice is required to be given pursuant to the Declaration of Trust or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE XIV

AMENDMENT OF BYLAWS

The Board of Trustees shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.

The foregoing Bylaws were adopted by the Board of Trustees on [                    ], 2007.

Secretary

Appendix E

CALIFORNIA CORPORATIONS CODE

CHAPTER 13 DISSENTERS’ RIGHTS

Right to require purchase—“Dissenting shares” and “dissenting shareholder” defined. §1300.

Demand for purchase. §1301.

Endorsement of shares. §1302.

Agreed price – Time for payment. §1303.

Dissenter’s action to enforce payment. §1304.

Appraisers’ report—Payment—Costs. §1305.

Dissenting shareholder’s status as creditor. §1306.

Dividends paid as credit against payment. §1307.

Continuing rights and privileges of dissenting shareholders. §1308.

Termination of dissenting shareholder status. §1309.

Suspension of proceedings for payment pending litigation. §1310.

Exempt shares. §1311.

Attacking validity of reorganization or merger. §1312.

Conversion deemed to constitute reorganization for purposes of chapter. §1313.

§1300. Right to Require Purchase—“Dissenting Shares” and “Dissenting Shareholder” Defined.

(a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

(b) As used in this chapter, “dissenting shares” means shares which come within all of the following descriptions:

(1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the National Market System of the NASDAQ Stock Market, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

(2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

(3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

(4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

(c) As used in this chapter, “dissenting shareholder” means the recordholder of dissenting shares and includes a transferee of record.

§1301. Demand for Purchase.

(a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, that corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of that approval, accompanied by a copy of Sections 1300, 1302, 1303, and 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder’s right under those sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

(b) Any shareholder who has a right to require the corporation to purchase the shareholder’s shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase shares shall make written demand upon the corporation for the purchase of those shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (A) or (B) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders’ meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

(c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what that shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at that price.

§1302. Endorsement of Shares.

Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder’s certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

§1303. Agreed Price—Time for Payment.

(a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

(b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

§1304. Dissenter’s Action to Enforce Payment.

(a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

(b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

(c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

§1305. Appraisers’ Report—Payment—Costs.

(a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

(b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

(c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

(d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

(e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys’ fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section 1301).

§1306. Dissenting Shareholder’s Status as Creditor.

To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

§1307. Dividends Paid as Credit Against Payment.

Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

§1308. Continuing Rights and Privileges of Dissenting Shareholders.

Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

§1309. Termination of Dissenting Shareholder Status.

Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

(a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys’ fees.

(b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

(c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

(d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder’s demand for purchase of the dissenting shares.

§1310. Suspension of Proceedings for Payment Pending Litigation.

If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

§1311. Exempt Shares.

This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

§1312. Attacking Validity of Reorganization or Merger.

(a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

(b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder’s shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder’s shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days’ prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

(c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

§1313. Conversion Deemed to Constitute Reorganization for Purposes of Chapter.

A conversion pursuant to Chapter 11.5 (commencing with Section 1150) shall be deemed to constitute a reorganization for purposes of applying the provisions of this chapter, in accordance with and to the extent provided in Section 1159.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

The Maryland REIT Law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active or deliberate dishonesty established in a judgment or other final adjudication to be material to the cause of action. Our declaration of trust contains a provision that limits the liability of our trustees and officers to the maximum extent permitted by Maryland law.

The Maryland REIT Law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the Maryland General Corporation Law (the “MGCL”) for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was a result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right if the corporation or if the director or officer was adjudged to be liable to the corporation nor may a director be indemnified in circumstances in which the director is found liable for an improper personal benefit. In accordance with the MGCL and our bylaws, our bylaws require us, as a condition to advancement of expenses, to obtain (a) a written affirmation by the trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by us if it shall ultimately be determined that the standard of conduct was not met.

Our declaration of trust provides that we shall indemnify, to the maximum extent permitted by Maryland law in effect from time to time, any individual who is a present or former trustee or officer (including any individual who, at our request, serves or has served as an, officer, partner, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise) from and against any claim or liability to which such person may become subject by reason of service in such capacity. We have the power, with the approval of our board of trustees, to provide indemnification and advancement of expenses to a present or former trustee or officer who served a predecessor of our company in any of the capacities described above and to any employee or agent of our company or a predecessor of our company. Maryland law requires us to indemnify a trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

Item 21.	Exhibits

Item 21 is incorporated herein by reference to the Exhibit Index.

Item 22.	Undertakings

The undersigned Registrant hereby undertakes:

(1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(2) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(3) That every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4) To respond to requests for information that is incorporated by reference into this prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

(5) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

(6) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, That:

A.	Paragraphs (6)(i) and (6)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.	Paragraphs (6)(i), (6)(ii) and (6)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(7) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event a claim of indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE TOWN OF GLENDALE, STATE OF CALIFORNIA, ON MARCH 30, 2007.

PUBLIC STORAGE

By:	/s/ RONALD L. HAVNER, JR.
Name:	Ronald L. Havner, Jr.
Title:	Vice-Chairman of the Board, Chief Executive Officer and President

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON MARCH 30, 2007.

*	*
Ronald L. Havner, Jr.	John Reyes
Vice-Chairman of the Board, Chief Executive Officer and President (principal executive officer)	Senior Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)

*	*
B. Wayne Hughes	Gary E. Pruitt
Chairman of the Board	Trustee

*	*
Harvey Lenkin	William C. Baker
Trustee	Trustee

*	*
Dann V. Angeloff	Uri P. Harkham
Trustee	Trustee

*	*
John T. Evans	Daniel C. Staton
Trustee	Trustee

*
B. Wayne Hughes, Jr.
Trustee

*	Pursuant to Power of Attorney

By:	/s/ STEPHANIE HEIM
Stephanie Heim
Attorney-in-Fact

EXHIBIT INDEX

2.1	Agreement and Plan of Merger, dated as of March 19, 2007, by and between PS Maryland and Public Storage, Inc. (included as Appendix B to proxy statement / prospectus).

3.1	Form of Articles of Amendment and Restatement of Declaration of Trust (included as Appendix C to proxy statement / prospectus).

3.2	Form of Bylaws (included as Appendix D to proxy statement / prospectus).

3.3	Form of Articles Supplementary Evidencing Preferred Shares (included within Appendix C to proxy statement/prospectus).*

3.4	Form of Articles Supplementary Evidencing Equity Shares (included within Appendix C to proxy statement/prospectus).*

5.1	Opinion of Hogan & Hartson L.L.P. regarding legality of securities being registered.*

8.1	Opinion of Hogan & Hartson L.L.P. as to certain federal income tax matters regarding the status of Public Storage as a real estate investment trust. *

8.2	Opinion of Hogan & Hartson L.L.P. as to certain federal income tax matters relating to the reorganization. *

10.1	Form of Indemnification Agreement.*

23.1	Consent of Ernst & Young LLP.†

23.2	Consents of Hogan & Hartson L.L.P. (included in Exhibits 5.1, 8.1 and 8.2)*

24.1	Power of Attorney*

99.1	Form of Proxy Relating to Public Storage, Inc. Shares of Common Stock and Depositary Shares Representing Equity Stock, Series A*

99.2	Form of Proxy Relating to Public Storage, Inc. Preferred Stock Represented by Depositary Shares.*

99.3	Form of Proxy Relating to Public Storage, Inc. Shares of Equity Stock, Series AAA.*

99.4	Form of Proxy Relating to Public Storage, Inc. Shares of Preferred Stock, Series Y.*

99.5	California Dissenters’ Right Statute (included as Appendix E to proxy statement / prospectus).

*	Filed herewith.
†	Previously filed.